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                                                                    EXHIBIT 10.1

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                                CREDIT AGREEMENT

                                      among

                     VANGUARD HEALTH HOLDING COMPANY I, LLC,

                    VANGUARD HEALTH HOLDING COMPANY II, LLC,

                       VANGUARD HOLDING COMPANY II, INC.,

                                VARIOUS LENDERS,

                             BANK OF AMERICA, N.A.,
                            as ADMINISTRATIVE AGENT,

                          CITICORP NORTH AMERICA, INC.,
                              as SYNDICATION AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       LASALLE BANK, NATIONAL ASSOCIATION,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as CO-DOCUMENTATION AGENTS,

                                       and

                         BANC OF AMERICA SECURITIES LLC

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,
                    as JOINT LEAD ARRANGERS AND BOOK RUNNERS

                       ----------------------------------

                         Dated as of September 23, 2004

                       ----------------------------------

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            CREDIT AGREEMENT, dated as of September 23, 2004, among VANGUARD
HEALTH HOLDING COMPANY I, LLC, a Delaware limited liability company ("VHS Holdco I"), VANGUARD HEALTH HOLDING COMPANY II, LLC, a Delaware limited liability company ("VHS Holdco II"), VANGUARD HOLDING COMPANY II, INC., a Delaware corporation (the "Co-Borrower" and, together with VHS Holdco II, the "Borrowers" and each, a "Borrower"), the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, CITICORP NORTH AMERICA, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, LASALLE BANK, NATIONAL ASSOCIATION and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (in such capacities, the "Co-Documentation Agents"), and BANC OF AMERICA SECURITIES LLC and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Book Runners (in such capacities, the "Joint Lead Arrangers") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) (i) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Sub-Tranche 1 Term Loan Commitment severally agrees to make a term loan or term loans (or, pursuant to Section 1.01(a)(ii), elects to convert all or a portion of such Lender's Existing Term Loans into a term loan or term loans) (each an "Initial Sub-Tranche 1 Term Loan" and, collectively, the "Initial Sub-Tranche 1 Term Loans") to the Borrowers, which Initial Sub-Tranche 1 Term Loans (i) shall be joint and several obligations of each of the Borrowers, (ii) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (iii) shall, at the option of the Borrowers, be Base Rate Loans or, subject to Section 1.14, Eurodollar Loans, provided that, except as otherwise specifically provided in
Section 1.10(b), all Initial Sub-Tranche 1 Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Sub-Tranche 1 Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to any termination thereof on the Initial Borrowing Date pursuant to Section 3.03(b)). Once prepaid or repaid, Initial Sub-Tranche 1 Term Loans incurred hereunder may not be reborrowed.

            (ii) In connection with the making of the Initial Sub-Tranche 1 Term Loans pursuant to Section 1.01(a)(i), by delivering written notice to the Administrative Agent at least two Business Days prior to the Initial Borrowing Date, any Lender holding Existing Term Loans at such time may elect to make all or any portion of the Initial Sub-Tranche 1 Term Loans to be funded by such Lender on the Initial Borrowing Date pursuant to clause (a)(i) by converting all

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or a portion of the outstanding principal amount of the Existing Term Loans held by such Lender into Initial Sub-Tranche 1 Term Loans in a like principal amount (each such Existing Term Loan to the extent it is to be converted a "Converted Term Loan"). On the Initial Borrowing Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Initial Sub-Tranche 1 Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Initial Sub-Tranche 1 Term Loans. Any written notice to the Administrative Agent delivered by an applicable Lender pursuant to this Section 1.01(a)(ii) shall specify the amount of such Lender's Initial Sub-Tranche 1 Term Loan Commitment and the principal amount of Existing Term Loans held by such Lender that are to be converted into Initial Sub-Tranche 1 Term Loans. The Converted Term Loans shall be layered onto the initial Borrowing of Initial Sub-Tranche I Term Loans made hereunder on the Initial Borrowing Date (which shall be incurred as a single Borrowing of Eurodollar
Loans having a one week Interest Period) such that after giving effect to the Initial Borrowing Date, each Lender which has converted its Existing Term Loans pursuant to this clause (a)(i) shall hold a ratable portion of the aggregate principal amount of Sub-Tranche I Term Loans incurred hereunder on the Initial Borrowing Date, based upon the amount of each such Lender's Initial Sub-Tranche
I Term Loan Commitments on such date (determined immediately before giving effect to the incurrence of Initial Sub-Tranche I Term Loans incurred on such date).

            (b) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Sub-Tranche 2 Term Loan Commitment severally agrees to make a term loan or term loans (each an "Initial Sub-Tranche 2 Term Loan" and, collectively, the "Initial Sub-Tranche 2 Term Loans") to the Borrowers, which Initial Sub-Tranche 2 Term Loans (i) shall be joint and several obligations of each of the Borrowers, (ii) only may be incurred on one or two separate Initial Sub-Tranche 2 Term Loan Borrowing Dates (which dates, in any event, shall not be later than the Initial Sub-Tranche 2 Term Loan Commitment Termination Date), (iii) shall, at the option of the Borrowers, be Base Rate Loans or, subject to Section 1.14, Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Initial Sub-Tranche 2 Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Sub-Tranche 2 Term Loan Commitment of such Lender on any such Initial Sub-Tranche 2 Term Loan Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(c)). Once prepaid or repaid, Initial Sub-Tranche 2 Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Sub-Tranche 3 Term Loan Commitment severally agrees to make a term loan or term loans (each an "Initial Sub-Tranche 3 Term Loan" and, collectively, the "Initial Sub-Tranche 3 Term Loans" and together with the Initial Sub-Tranche 1 Term Loans and the Initial Sub-Tranche 2 Term Loans, the "Initial Term Loans") to the Borrowers, which Initial Sub-Tranche 3 Term Loans
(i) shall be joint and several obligations of each of the Borrowers, (ii) only may be incurred on up to, but no more than, three separate Initial Sub-Tranche 3 Term Loan Borrowing Dates (which dates, in any event, shall not be later than the Initial Sub-Tranche 3 Commitment Termination Date), (iii) shall, at the option of the Borrowers, be Base Rate Loans or, subject to Section 1.14, Eurodollar Loans, provided that, except as otherwise specifically provided in
Section 1.10(b), all Initial Sub-Tranche 3 Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in

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that aggregate principal amount which does not exceed the Initial Sub-Tranche 3
Term Loan Commitment of such Lender on any such Initial Sub-Tranche 3 Term Loan Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(d)). Once prepaid or repaid, Initial Sub-Tranche 3 Term Loans incurred hereunder may not be reborrowed.

            (d) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, which Revolving Loans (i) shall be joint and several obligations of each of the Borrowers, (ii) shall, at the option of the Borrowers, be Base Rate Loans or, subject to Section 1.14, Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (A) such Lender's RL Percentage and
(B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

            (e) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrowers, which Swingline Loans (i) shall be joint and several obligations of each of the Borrowers, (ii) shall be made and maintained as Base Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(e), the Swingline Lender shall not make any Swingline Loan after it has received written notice from either Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as (A) the Swingline Lender shall have received written notice
(i) of rescission of all such notices from the party or parties originally delivering such notice, or (ii) of

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the waiver of such Default or Event of Default by the Required Lenders or (B)
the Administrative Agent in good faith believes that such Default or Event of Default has ceased to exist.

            (f) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10A.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10A), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all such Lenders pro rata based on each such Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10A) and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to either Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from either Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 10A), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter and (z) whenever the Swingline Lender receives a payment in respect of a Swingline Loan in which such a participation has been purchased, the Swingline Lender shall pay to the Lenders which acquired such participation an amount equal to such Lenders' share in such Swingline Loan.

            (g) Subject to Section 1.16, the other terms and conditions set forth herein and the relevant Incremental Term Loan Commitment Agreement, each Lender with an Incremental Term Loan Commitment severally agrees to make a term loan or term loans (each, an

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"Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the
Borrowers, which Incremental Term Loans: (i) shall be joint and several obligations of each of the Borrowers, (ii) only may be incurred on one or more Incremental Term Loan Borrowing Dates (which dates, in any event (x) shall not be earlier than the Syndication Date and (y) shall not be later than the Revolving Loan Maturity Date); (iii) except as hereafter provided, shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Incremental Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Incremental Term Loans of the same Type; (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental Term Loan Commitment of such Lender (as set forth in the relevant Incremental Term Loan Commitment Agreement) on the respective Incremental Term Loan Borrowing Date and (v) shall not exceed, when added to the aggregate principal amount of Permitted Senior Unsecured Notes theretofore issued pursuant to Section 9.04(xx) from and after the Initial Borrowing Date, $300,000,000 in aggregate principal amount for all Incremental Term Loans made by all Incremental Term Loan Lenders pursuant to this Agreement and the various Incremental Term Loan Commitment Agreements. Once prepaid or repaid, Incremental Term Loans may not be reborrowed.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding as Eurodollar Loans under any Tranche a greater number of Borrowings than the Maximum Eurodollar Borrowing Number applicable to such Tranche.

            1.03 Notice of Borrowing. (a) Whenever the Borrowers desire to incur a Borrowing of Loans (excluding Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrowers shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrowers in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business
Day) and (iii) whether the Loans being made pursuant to such Borrowing shall constitute Initial Sub-Tranche 1 Term Loans, Initial Sub-Tranche 2 Term Loans, Initial Sub-Tranche 3 Term Loans, Revolving Loans or Incremental Term Loans (and, if Incremental Term Loans, the Tranche under which such Incremental Term Loans are to be made, as designated in the relevant Incremental Term Loan Commitment Agreement) and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. Notwithstanding anything to the contrary contained above if Incremental Term Loans are being extended which are being added to (and will form part of) an existing Tranche of Term Loans, then the Incremental Term Loans being so extended shall be added to the existing Borrowings of the respective Tranche in accordance with the requirements of Section 1.16 and the respective

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Notice of Borrowing shall be completed consistently therewith. The
Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrowers desire to incur Swingline Loans hereunder, the Borrowers shall give the Swingline Lender no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
      Section 1.01(f), with the Borrowers irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(f).

            1.04 Disbursement of Funds. No later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(f)), each Lender with a Commitment under the respective Tranche will disburse its pro rata portion of each Borrowing requested to be made on such date, provided that
(i) in the case of any Borrowing of Swingline Loans, the Swingline Lender will make available the full amount thereof and (ii) no amounts in respect of Converted Term Loans converted pursuant to Section 1.01(a)(ii) shall be disbursed by the respective Lender holding same. All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office and the Administrative Agent will promptly disburse to the Borrowers at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Lenders (other than in respect of Mandatory Borrowings). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to disburse to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrowers a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall within three Business Days thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover (without duplication) on demand from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was disbursed by the Administrative Agent to the Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered

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from such Lender, the overnight Federal Funds Rate for the first three days and the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

            1.05 Notes. (a) The Borrowers' obligation to pay the principal of, and interest on, the Loans made by each Lender to the Borrowers shall be evidenced in the Register maintained by the Administrative Agent pursuant to
Section 14.04(c) and shall, if requested by such Lender, also be evidenced by
(i) if Initial Term Loans, a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, an "Initial Term Note" and, collectively, the "Initial Term Notes"), (ii) if Revolving Loans, a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), (iii) if Swingline Loans, by a promissory note duly executed by the Borrowers substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note") and (iv) if Incremental Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith and the relevant Incremental Term Loan Commitment Agreement (each, an "Incremental Term Note" and, collectively, the "Incremental Term Notes").

            (b) The Initial Term Note, if any, issued to each Lender that has an Initial Term Loan Commitment or outstanding Initial Term Loans shall (i) be executed by the Borrowers, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Initial Term Loans of such Lender (or, if issued
(x) after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Initial Term Loans of such Lender at such time or (y) prior to the funding of Initial Term Loans under the respective Commitments relating to such Initial Term Loans, be in a stated amount equal to the amount of such Commitments at such time) and be payable in the outstanding principal amount of the Initial Term Loans evidenced thereby, (iv) mature on the Initial Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Revolving Note, if any, issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrowers, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear

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interest as provided in the appropriate clause of Section 1.08 in respect of the
Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Swingline Note, if any, issued to the Swingline Lender shall
(i) be executed by the Borrowers, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) The Incremental Term Note, if any, issued to each Lender that has an Incremental Term Loan Commitment or outstanding Incremental Term Loans of a given Tranche shall (i) be executed by the Borrowers, (ii) be payable to the order of such Lender or its registered assigns and be dated the date of the issuance thereof, (iii) be in a stated principal amount equal to the principal amount of outstanding Incremental Term Loans of such Lender of the respective Tranche on such date and be payable in the principal amount of Incremental Term Loans evidenced thereby, (iv) mature on the Incremental Term Loan Maturity Date of the respective Tranche, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents. In connection with the foregoing, it is understood and agreed that
(x) any Lender that has Incremental Term Loans outstanding pursuant to more than one Tranche shall be entitled, upon its request, to receive an Incremental Term Note with respect to each Tranche of its outstanding Incremental Term Loans and
(y) if any Lender extends additional Incremental Term Loans pursuant to an existing Tranche of Incremental Term Loans where such Lender already had outstanding Incremental Term Loans, such Lender shall be entitled to request a new Incremental Term Note for such Tranche reflecting the aggregate principal amount of Incremental Term Loans of such Lender of such Tranche then outstanding.

            (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrowers' obligations in respect of such Loans.

            (g) Notwithstanding anything to the contrary contained above in this
Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrowers shall affect or in any manner impair the obligations of the Borrowers to pay the Loans (and all related Obligations) incurred by the Borrowers which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Lender requests the delivery of a Note to evidence its Loans of a given Tranche or Tranches, the Borrowers shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

            1.06 Conversions. The Borrowers shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) of a given Tranche made to the Borrowers into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, provided that (i) each conversion of Eurodollar Loans into Base Rate Loans on a day other than the last day of an Interest Period applicable to such Eurodollar Loans shall be subject to the provisions contained in Section 1.11 and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise consent in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) any conversions pursuant to this
Section 1.06 shall be subject to Section 1.14. Each such conversion shall be effected by the Borrowers by giving the Administrative Agent at the Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Borrowings of (i) Initial Sub-Tranche 1 Term Loans under this Agreement shall be incurred from the Lenders with Initial Sub-Tranche 1 Term Loan Commitments pro rata on the basis of their respective Initial Sub-Tranche 1 Term Loan Commitments, (ii) Initial Sub-Tranche 2 Term Loans under this Agreement shall be incurred from the Lenders with Initial Sub-Tranche 2 Term Loan Commitments pro rata on the basis of their Initial Sub-Tranche 2 Term Loan Commitments, (iii) Initial Sub-Tranche 3 Term Loans under this Agreement shall be incurred from the Lenders with Initial Sub-Tranche 3 Term Loan Commitments pro rata on the basis of their Initial Sub-Tranche 3 Term Loan Commitments, (iv) Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Revolving Loan Commitments and (v) Incremental Term Loans of a particular Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Incremental Term Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            1.08 Interest. (a) The Borrowers agree, jointly and severally, to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrowers or from the date of any conversion to a Base Rate Loan pursuant to Sections 1.06, 1.09 or 1.10, as applicable, until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin in effect from time to time for the Tranche under which such Loans were incurred, plus the Base Rate in effect from time to time.

            (b) The Borrowers agree, jointly and severally, to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrowers or from the date of any conversion to a Eurodollar Loan pursuant to Section 1.06 until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin in effect from time to time during such Interest Period for the Tranche under which such Loans were incurred, plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to such Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Accrued (and theretofore unpaid) interest (other than overdue interest described in preceding clause (c) which shall be payable as provided in such preceding clause (c)) shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period commencing two Business Days thereafter and shall promptly notify the Borrowers and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time the Borrowers give any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrowers, be (i) a one, two, three or six-month period, (ii) if at such time each of the Lenders of the respective Tranche makes Interest Periods of such length available, as determined by the Administrative Agent in its sole discretion, a one-week or nine or twelve-month period or (iii) if at such time each of the Lenders of the respective Tranche makes Interest Periods of such length available, as determined by the Administrative Agent in its sole discretion, and selected in order to ensure compliance with clause (vii) of this Section 1.09, any period between one week and three months which ends on a Scheduled Term Loan Repayment Date, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Lenders consent thereto in writing, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

            (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date of such Tranche; and

            (vii) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond any Scheduled Term Loan Repayment Date applicable thereto if the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of the Scheduled Term Loan Repayment with respect thereto which will be due on such Scheduled Term Loan Repayment Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrowers have failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrowers shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein); provided that this Section 1.10(a)(ii) shall not apply to increased costs with respect to Taxes which are addressed in Section 4.04, or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrowers with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed a Notice of Borrowing or Notice of Conversion for or into Base Rate Loans unless such Notice of Borrowing or Notice of Conversion is rescinded by the Borrowers prior to the making of such Borrowing or such conversion, (y) in the case of clause (ii) above, the Borrowers shall, subject to the provisions of Section 14.16 (to the extent applicable), pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrowers by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrowers of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrowers and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrowers that the events described in clause (i) above cease to exist, then the obligations of the Lenders to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrowers may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrowers shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrowers were notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If at any time any Lender determines that, after the Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrowers shall, subject to the provisions of Section 14.16 (to the extent applicable), pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts. In addition, each such Lender, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrowers.

            1.11 Compensation. The Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10A) or conversion of any of the Borrowers' Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of the Borrowers' Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrowers; (iv) prior to the Syndication Date in connection with the primary syndication of the Loans and/or Commitments unless the Borrowers have selected only one week Interest Periods (which each begin and end on the same date) prior to such Syndication Date; or (v) as a consequence of
(x) any other default by either Borrower to repay the Loans when required by the terms of this Agreement or the Note, if any, held by such Lender or (y) any election made pursuant to Section 1.10(b).

            1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans and/or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material (as determined by such Lender in its sole discretion) economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of either Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

            1.13 Replacement of Lenders. (a) (x) If any Lender (i) becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 14.12(b) or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being gener-ally charged by the other Lenders, the Borrowers shall have the right, in accordance with the requirements of Section 14.04(b), if no Default or Event of Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), reasonably acceptable to the Administrative Agent or, at the option of the Borrowers, to replace only (A) in the case of a replacement as described in preceding clause (x)(i) or (y), the Revolving Loan Commitment (and outstanding Revolving Loans pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender, or (B) in the case of a replacement as described in preceding clause (x)(ii) where the consent of the respective Lender is required with respect to less than all Tranches, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that, (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all of the outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, outstanding Revolving Loans and participations in Letter of Credit Outstandings and Swingline Loans and/or (b) a particular Tranche or Tranches of Term Loans, the outstanding principal amount of such Tranche or Tranches of Term Loans and/or unfunded Commitments thereunder, as the case may be) of, and in each case (except for the replacements of only one or more Tranches of Term Loans of a Replaced Lender) participations in Letters of Credit and Swingline Loans by, the Replaced Lender and, in connection therewith, shall pay to (A) the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of all outstanding Loans of the Replaced Lender (or, in the case of the replacement of only (i) the Revolving Loan Commitment of the Replaced Lender, all outstanding Revolving Loans of the Replaced Lender or (ii) the outstanding principal amount of a particular Tranche or Tranches of Term Loans of the Replaced Lender, all outstanding Term Loans of such Tranche or Tranches of the Replaced Lender) and (2) except in the case of the replacement of only one or more Tranches of Term Loans of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, (B) in the case of any replacement of Revolving Loan Commitments, the respective Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (C) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrowers owing to the Replaced Lender (other than (a) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or
(b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement. All amounts of (i) interest in respect of all outstanding Loans of any such Replaced Lender (or, in the case of the replacement of only (x) the Revolving Loan Commitment of such Replaced Lender, in respect of all outstanding Revolving Loans of such Replaced Lender or (y) the outstanding principal amount of a particular Tranche or Tranches of Term Loans of such Replaced Lender, in respect of all outstanding Term Loans of such Tranche or Tranches of such Replaced Lender) which has accrued to the date of such replacement and has not been paid as of such date shall be paid to such Replaced Lender at the time such interest would otherwise be payable in accordance with the provisions of Section 1.08(d) and (ii) all accrued, but theretofore unpaid Fees owing to the Replaced Lender pursuant to
Section 3.01 at the time of such replacement (but only with respect to the relevant Tranches, in the case of a replacement of less than all of the Tranches of the respective Replaced Lender) shall be paid to such Replaced Lender at the time such fees would otherwise be payable in accordance with the provisions of
Section 3.01.

            (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of
Section 1.13(a) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have a Revolving Loan Commitment or outstanding Term Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06), which shall survive as to such Replaced Lender.

            1.14 Additional Provisions Regarding the Incurrence of Eurodollar Loans Prior to the Syndication Date. Notwithstanding anything to the contrary contained in this Section 1 or elsewhere in this Agreement, prior to the Syndication Date, the Borrowers shall only be permitted to incur and/or maintain Eurodollar Loans with an Interest Period of (A) subject to Section 1.09, one week, and only so long as all Eurodollar Loans incurred and/or maintained prior to such date shall be subject to the same one week Interest Period or (B) any other Interest Period otherwise permitted hereunder, but, in the case of this clause (B), only so long as the Borrowers compensate each Lender for any and all expenses of the type described in Section 1.11 incurred by such Lender in connection with the primary syndication of the Loans and/or Commitments.

            1.15 Additional Provisions Regarding the Incurrence of Initial Sub-Tranche 2 Term Loans and Initial Sub-Tranche 3 Term Loans. (a) Notwithstanding anything to the contrary contained herein, on the date of the making of new Initial Sub-Tranche 2 Term Loans or new Initial Sub-Tranche 3 Term Loans, as applicable, and notwithstanding anything to the contrary set forth in
Section 1.09, same shall be added to (and form part of) each Borrowing of outstanding Initial Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Loans of Initial Term Loans, and so that the existing Lenders with respect to such Initial Term Loans continue to have the same participation (by amount) in each Borrowing as they had before the making of the new Initial Sub-Tranche 2 Term Loans or new Initial Sub-Tranche 3 Term Loans, as applicable.

            (b) To the extent the provisions of preceding clause (a) require that Lenders making new Initial Sub-Tranche 2 Term Loans or new Initial Sub-Tranche 3 Term Loans, as applicable, add same to then outstanding Borrowings of Eurodollar Loans, it is acknowledged that the effect thereof may result in such new Initial Sub-Tranche 2 Term Loans or new Initial Sub-Tranche 3 Term Loans, as applicable, having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Initial Term Loans maintained as Eurodollar Loans and which will end on the last day of such Interest Period). In connection therewith, the Borrowers hereby agree, on a joint and several basis, to compensate the Lenders making such new Initial Sub-Tranche 2 Term Loans or new Initial Sub-Tranche 3 Term Loans for funding Eurodollar Loans during an existing Interest Period, if any, to the extent any such Lender making such new Initial Sub-Tranche 2 Term Loans or Initial Sub-Tranche 3 Term Loans, as the case may be has delivered written notice requesting compensation for making such Loans showing the basis for the calculation thereof.

            1.16 Incremental Term Loan Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrowers shall have the right to request on one or more occasions prior to the Revolving Loan Maturity Date that one or more Lenders and/or one or more other Eligible Assignees provide Incremental Term Loan Commitments under a given Tranche of Incremental Term Loans as designated in the Incremental Term Loan Commitment Agreement in accordance with the provisions of this Agreement and, subject to the terms and conditions contained in this Agreement and the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans, pursuant thereto, it being understood and agreed, however, that:

            (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 1.16, such Lender shall not be obligated to fund any Incremental Term Loans;

            (ii) except as otherwise provided in clauses (ix) and (x) below, any Lender or other Eligible Assignee may so provide an Incremental Term Loan Commitment without the consent of any other Lender;

            (iii) each provision of Incremental Term Loan Commitments pursuant to this Section 1.16 on a given date pursuant to a particular Incremental Term Loan Commitment Agreement shall be in a minimum aggregate amount (for all Lenders and other Eligible Assignees who will become Lenders pursuant thereto) of $25,000,000;

            (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this Section 1.16 shall not exceed, when added to the aggregate principal amount of Permitted Senior Unsecured Notes issued pursuant to Section 9.04(xx) from and after the Effective Date, $300,000,000;

            (v) each Incremental Term Loan Commitment Agreement pursuant to which Incremental Term Loan Commitments are being provided shall specifically designate the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Term

      Loans or Incremental Term Loan Commitments) unless the requirements of following Section 1.16(c) are satisfied);

            (vi) each Lender agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(g) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other Credit Documents;

            (vii) the fees and interest to be paid to any Eligible Assignees other than then existing Lenders that have been requested by the Borrowers to provide Incremental Term Loan Commitments shall be no greater than that to be paid (or which was offered to) to the then existing Lenders providing (or which were requested to provide) any such requested Incremental Term Loan Commitments);

            (viii) all Incremental Term Loans to be incurred pursuant to Incremental Term Loan Commitments provided in response to a particular request for same made by the Borrowers in accordance with clause (b) of this Section 1.16 shall be incurred pursuant to Incremental Term Loan Commitments provided pursuant to a single Incremental Term Loan Commitment Agreement, which may be executed in counterparts;

            (ix) unless both (I) the Required Lenders and (II) those Lenders holding (as outstanding Loans or existing Revolving Loan Commitments, as the case may be) (x) a majority of the aggregate principal amount of outstanding Term Loans of each Tranche having a Maturity Date after such proposed Maturity Date plus (y) if such proposed Maturity Date is to be prior to the Revolving Loan Maturity Date, a majority of the Total Revolving Loan Commitment, expressly agree in writing, in no event shall the Maturity Date of the Incremental Term Loans to be provided pursuant to any Incremental Term Loan Commitment Agreement be earlier than the Maturity Date of any other Tranche of Loans (or Revolving Loan Commitment) outstanding at the time such Incremental Term Loans are incurred;

            (x) unless both (I) the Required Lenders and (II) those Lenders holding a majority of the aggregate principal amount of outstanding Term Loans having a Weighted Average Life to Maturity which is longer than the Weighted Average Life to Maturity of the Incremental Term Loans to be made pursuant to the relevant Incremental Term Loan Commitments expressly agree in writing, in no event shall the Weighted Average Life to Maturity of the Incremental Term Loans to be provided pursuant to any Incremental Term Loan Commitment Agreement be less than the Weighted Average Life to Maturity of any other Tranche of Term Loans outstanding at the time such Incremental Term Loans are incurred;

            (xi) the Borrowers shall be in compliance with Sections 9.08, 9.09 and 9.10 (calculated on a Post-Test Period Pro Forma Basis and assuming that all Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments (and any other then existing Incremental Term Loan Commitments) have been incurred and the proceeds thereof applied in a manner as certified to by an Authorized Officer of each Borrower to the Administrative Agent) at such time; and

            (xii) the Borrowers shall provide the Administrative Agent with notice of each request for Incremental Term Loan Commitments pursuant to this Section 1.16 contemporaneously with the making of each such request.

            (b) At the time of any provision of Incremental Term Loan Commitments of a given Tranche pursuant to this Section 1.16, (i) the Borrowers, and each Lender or other Eligible Assignee which agrees to provide an Incremental Term Loan Commitment (each an "Incremental Term Loan Lender") shall execute (which execution may be in counterparts) and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement (it being understood that a single Incremental Term Loan Commitment Agreement shall be executed and delivered by all Incremental Term Loan Lenders providing Incremental Term Loan Commitments in response to a particular request for same made by the Borrowers) substantially in the form of Exhibit C (appropriately completed and with such modifications as may be reasonably acceptable to the Administrative Agent), with the effectiveness of the Incremental Term Loan Commitment(s) provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement and the payment of any fees required in connection therewith; (ii) VHS Holdco I and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents (if any) as are necessary or, in the reasonable opinion of the Administrative Agent, desirable to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the Security Documents; (iii) the Administrative Agent shall receive an acknowledgment from the Credit Parties that the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments are entitled to the benefits of the Subsidiaries Guaranty and the Security Documents, together with resolutions executed by the Subsidiary Guarantors, stating that the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments are entitled to benefits of the Subsidiaries Guaranty and the Security Documents; (iv) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are
(x) permitted by the Permitted Senior Unsecured Note Documents (if any) and (y) permitted by, and constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (or any similar term) under, the New Senior Subordinated Note Documents, the Existing Senior Subordinated Note Documents and the Permitted Subordinated Note Documents (if any); and (v) the Borrowers shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent (which, unless otherwise requested by the Administrative Agent, may be VHS Holdco II's General Counsel) and dated such date, covering such matters as the Administrative Agent may reasonably request (including, without limitation, the matters described in immediately preceding clause (iv)). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and shall deliver to each Lender a copy of same, and (i) at such time Annex I shall be deemed modified to reflect the Incremental Term Loan Commitments (including the Tranche or Tranches thereof) of the respective Incremental Term Loan Lenders and (ii) to the extent requested by such Incremental Term Loan Lenders, the appropriate Notes will be issued, at the

Borrowers' expense, to such Incremental Term Loan Lenders, to be consistent with the requirements of Section 1.05 (with appropriate modifications, to the extent needed) to reflect the Incremental Term Loans made by such Incremental Term Loan Lenders or Lender, as the case may be.

            (c) Notwithstanding anything to the contrary contained above, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement, which designation may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, etc.), provided that the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, so long as the following requirements are satisfied:

            (i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and the same Weighted Average Life to Maturity as the Tranche of Term Loans to which the new Incremental Term Loans are being added, and shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to such Tranche;

            (ii) the new Incremental Term Loans shall have the same Scheduled Term Loan Repayment Dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Term Loan Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Term Loan Repayment of the respective Tranche proportionately, provided that any Scheduled Term Loan Repayments relating to Incremental Term Loans being added to the Tranche of Initial Term Loans shall be determined in accordance with Section 4.02(b)); and

            (iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 1.09, same shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Loans of the respective Tranche, and so that the existing Lenders with respect to such Tranche continue to have the same participation (by amount) in each Borrowing as they had before the making of the new Incremental Term Loans of such Tranche.

            To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add same to then outstanding Borrowings of Eurodollar Loans, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans and which will end on the last day of such Interest Period). In connection therewith, the Borrowers may agree, in the respective Incremental Term Loan Commitment Agreement, to compensate the Incremental Term Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrowers and the respective Incremental Term Lender or Incremental Term Lenders.

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrowers may request that any Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (x) for the account of the Borrowers, on a joint and several basis, and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrowers or any of their respective Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrowers, on a joint and several basis, and for the benefit of sellers of goods and materials used in the ordinary course of business of the Borrowers or any of their respective Subsidiaries an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such commercial letter of credit, a "Trade Letter of Credit," and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrowers and their respective Subsidiaries. All Letters of Credit shall be denominated in Dollars. It is acknowledged and agreed that each of the letters of credit which were issued under the Existing Credit Agreement and which remain outstanding on the Initial Borrowing Date and are set forth on Schedule 2.01(a) (each such letter of credit, an "Existing Letter of Credit" and, collectively, the "Existing Letters of Credit") shall, from and after the Initial Borrowing Date, constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 2.04 and 3.01, be deemed issued on the Initial Borrowing Date. The Stated Amount of each Existing Letter of Credit and the expiry date therefor, each as in effect on the Initial Borrowing Date, is set forth on Schedule 2.01(a).

            (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrowers, on a joint and several basis, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations and (y) in the case of Trade Letters of Credit, for the benefit of sellers of goods or materials used in the ordinary course of business of the Borrowers or any of their respective Subsidiaries as referenced in Section 2.01(a), provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise promptly compensated by the Borrowers) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

            (ii) such Issuing Lender shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

            2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, no Letter of Credit shall be issued the initial Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $75,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time. In addition, notwithstanding anything to the contrary contained in this Agreement, each Letter of Credit shall by its terms terminate on or before (A) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be automatically extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) the third Business Day prior to the Revolving Loan Maturity Date and (B) in the case of Trade Letters of Credit, the earlier of (x) the date which occurs 360 days after the date of issuance thereof and (y) 30 days prior to the Revolving Loan Maturity Date.

            2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrowers desire that a Letter of Credit be issued for their account, the Borrowers shall give the Administrative Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit D (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by each Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5A are not satisfied on the Initial Borrowing Date or
Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall issue the requested Letter of Credit for the account of the Borrowers, on a joint and several basis, in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or amendment or modification to a Letter of Credit, the respective Issuing Lender shall promptly notify the Borrowers and the

Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification.

            (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

            2.04 Letter of Credit Participation. (a) Immediately upon the issuance by the respective Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders pursuant to Section 1.13 or 14.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Issuing Lender any resulting liability to either Borrower, any other Credit Party, any Lender or any other Person.

            (c) In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's RL Percentage of any such payment.

            (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation relating thereto as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which either Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between either Borrower or any Subsidiary of either Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrowers hereby jointly and severally agree to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 3:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrowers therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 3:00 P.M. (New York time) on the third Business Day following the receipt by the Borrowers of notice of such payment or disbursement, or following the occurrence of a Default or an Event of Default under Section 10A.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrowers) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrowers prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrowers' obligations (or their joint and several nature) hereunder.

            (b) The obligations of the Borrowers under this Section 2.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrowers shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrowers by such Issuing Lender or any Participant, the Borrowers (on a joint and several basis) shall, subject to the provisions of Section 14.16 (to the extent applicable), pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The preceding sentence shall not apply to increased costs with respect to Taxes which are addressed in Section
4.04. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrowers, which notice shall include a certificate submitted to the Borrowers by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. In determining such additional amounts, each Issuing Lender and each Participant will act reasonably and in good faith, provided that the certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrowers.

            2.07 Applicability of ISP and UCP. Unless otherwise expressly agreed by the respective Issuing Lender and the Borrowers with respect to a particular Letter of Credit at the time such Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Trade Letter of Credit.

            SECTION 3. Fees; Reductions of Commitment.

            3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "Revolving Loan Commitment Commission") for the period from the Effective Date to but not including the Revolving Loan Maturity Date (or to but not including such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to 0.50% on the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender on such day. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to (i) each Non-Defaulting Lender with a Initial Sub-Tranche 2 Term Loan Commitment a commitment commission (the "Initial Sub-Tranche 2 Term Loan Commitment Commission") for the period from the Effective Date to but not including the Initial Sub-Tranche 2 Term Loan Commitment Termination Date (or to but not including such earlier date as the Total Initial Sub-Tranche 2 Term Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to 0.75% on the Initial Sub-Tranche 2 Term Loan Commitment of such Non-Defaulting Lender on such day. Accrued Initial Sub-Tranche 2 Term

Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Initial Sub-Tranche 2 Term Loan Commitment Termination Date or such earlier date upon which the Total Initial Sub-Tranche 2 Term Loan Commitment is terminated.

            (c) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to (i) each Non-Defaulting Lender with a Initial Sub-Tranche 3 Term Loan Commitment a commitment commission (the "Initial Sub-Tranche 3 Term Loan Commitment Commission") for the period from the Effective Date to but not including the Initial Sub-Tranche 3 Term Loan Commitment Termination Date (or to but not including such earlier date as the Total Initial Sub-Tranche 3 Term Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to 2.25% on the Initial Sub-Tranche 3 Term Loan Commitment of such Non-Defaulting Lender on such day. Accrued Initial Sub-Tranche 3 Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Initial Sub-Tranche 3 Term Loan Commitment Termination Date or such earlier date upon which the Total Initial Sub-Tranche 3 Term Loan Commitment is terminated.

            (d) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with an Incremental Term Loan Commitment such facility fees, commitment commission and other amounts, if any, as are specified in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loan Commitment has been provided, with such facility fees, commitment commission and other amounts, if any, to be payable at the times set forth in such Incremental Term Loan Commitment Agreement.

            (e) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender with a Revolving Loan Commitment (based on each such Lender's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (f) The Borrowers jointly and severally agree to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender (the "Facing Fee") (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to and including the date of the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum (or such lesser rate as is agreed upon by the Borrowers and the respective Issuing Lender) of the daily Stated Amount of such Standby Letter of Credit and (y) in the case of each Trade Letter of Credit, in an amount equal to 1/4 of 1% (or such lesser rate as is agreed on by the Borrowers and the respective Issuing Lender) of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof. Accrued Facing Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Standby Letters of Credit remain outstanding and all Facing Fees payable with respect to each Trade Letter of Credit shall be due and payable on the date of issuance of such Trade Letter of Credit.

            (g) The Borrowers jointly and severally agree to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

            (h) The Borrowers jointly and severally agree to pay to the Administrative Agent upon any prepayment of principal of Initial Term Loans pursuant to each of Section 4.01 and Section 4.02(e) made at any time on or prior to September 23, 2005 with the proceeds of any Bank Loan Financing, in each case for the ratable distribution to each Lender holding Initial Term Loans, a fee in an amount equal to 1.0% of the aggregate principal amount of such prepayment. All such prepayment fees shall be due and payable upon the date of any such prepayment.

            (i) The Borrowers jointly and severally agree to pay to the Joint Lead Arrangers and the Administrative Agent, for their respective accounts, such other fees as have been agreed to in writing by the Borrowers with the Joint Lead Arrangers or the Administrative Agent, as the case may be.

            3.02 Voluntary Reduction and Termination of Unutilized Commitments.
(a) At any time after the Effective Date and prior to the termination of the Total Initial Sub-Tranche 2 Term Loan Commitment, upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Initial Sub-Tranche 2 Term Loan Commitment then in effect, in whole or in part, pursuant to this Section 3.02(a), in a minimum amount of $1,000,000, or an integral multiple of $1,000,000 in excess thereof, in the case of partial reductions to the Total Initial Sub-Tranche 2 Term Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Initial Sub-Tranche 2 Term Loan Commitment of each Lender with such a Commitment.

            (b) At any time after the Effective Date and prior to the termination of the Total Initial Sub-Tranche 3 Term Loan Commitment, upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Initial Sub-Tranche 3 Term Loan Commitment then in effect, in whole or in part, pursuant to this Section 3.02(b), in a minimum amount of $1,000,000, or an integral multiple of $1,000,000 in excess thereof, in the case of partial reductions to the Total Initial Sub-Tranche 3 Term Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Initial Sub-Tranche 3 Term Loan Commitment of each Lender with such a Commitment.

            (c) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce (i) the Total Unutilized Revolving Loan Commitment, in an integral multiple of $1,000,000 in the case of partial reductions to the Total Revolving Loan Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment, and/or (ii) unless otherwise provided in the respective Incremental Term Loan Commitment Agreement, the Incremental Term Loan Commitments provided pursuant to any Incremental Term Loan Commitment Agreement, in an integral multiple of $1,000,000 (or as may otherwise be provided in the respective Incremental Term Loan Commitment Agreement) in the case of partial reductions to the aggregate amount of Incremental Term Loan Commitments provided pursuant to the respective Incremental Term Loan Commitment Agreement; provided that each such reduction shall apply proportionately to permanently reduce the Incremental Term Loan Commitments of the various Lenders provided pursuant to the respective Incremental Term Loan Commitment Agreement.

            (d) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 14.12(b), the Borrowers may, subject to the requirements of said Section 14.12(b) and upon five Business Days' written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Loan Commitment and/or any Initial Sub-Tranche 2 Term Loan Commitment or Initial Sub-Tranche 3 Term Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender (other than amounts owing in respect of any Tranche of Term Loans of such Lender, if such Tranche of Term Loans are not being repaid pursuant to Section 14.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to this
Section 3.02(d) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and, in the case of any replacement of Revolving Loan Commitments, such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06), which shall survive as to such repaid Lender.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitments (and each of the Commitments of each Lender) shall terminate in their entirety on October 31, 2004, unless the Initial Borrowing Date shall have occurred on or prior to such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial Sub-Tranche 1 Term Loan Commitment (and the Initial Sub-Tranche 1 Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of Initial Sub-Tranche 1 Term Loans on such date by each Lender required to make such Initial Sub-Tranche 1 Term Loans).

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial Sub-Tranche 2 Term Loan Commitment shall (i) be reduced on each Initial Sub-Tranche 2 Term Loan Borrowing Date (after giving effect to the making of Initial Sub-Tranche 2 Term Loans on each such date) in an amount equal to the aggregate principal amount of Initial Sub-Tranche 2 Term Loans incurred on each such date and (ii) terminate in its entirety (to the extent not theretofore terminated) at 5:00 P.M. (New York City time) on the Initial Sub-Tranche 2 Term Loan Commitment Termination Date, whether or not any Initial Sub-Tranche 2 Term Loans are incurred on such date.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial Sub-Tranche 3 Term Loan Commitment shall (i) be reduced on each Initial Sub-Tranche 3 Term Loan Borrowing Date (after giving effect to the making of Initial Sub-Tranche 3 Term Loans on each such date) in an amount equal to the aggregate principal amount of Initial Sub-Tranche 3 Term Loans incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) at 5:00 P.M. (New York City time) on the Initial Sub-Tranche 3 Term Loan Commitment Termination Date, whether or not any Initial Sub-Tranche 3 Term Loan Loans are incurred on such date and (iii) be permanently reduced from time to time to the extent required by Section 4.02.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall be permanently reduced on each Incremental Term Loan Borrowing Date on which Incremental Term Loans are incurred pursuant to such Incremental Term Loan Commitment Agreement in an amount equal to the aggregate principal amount of Incremental Term Loans made by such Lender pursuant to such Incremental Term Loan Commitment Agreement on such date, (ii) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall terminate at 5:00 P.M. (New York City time) on the earlier of (i) the date specified in such Incremental Term Loan Commitment Agreement and (ii) the Revolving Loan Maturity Date (whether or not any Incremental Term Loans are incurred on either such date) and
(iii) the aggregate Incremental Term Loan Commitments provided pursuant to any Incremental Term Loan Commitment Agreement shall be permanently reduced at the times, and in the amounts, required by Section 4.02(i).

            (g) Each reduction to the Total Initial Sub-Tranche 2 Term Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Initial Sub-Tranche 2 Term Loan Commitment of each Lender with such a Commitment. Each reduction to the Total Initial Sub-Tranche 3 Term Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Initial Sub-Tranche 3 Term Loan Commitment of each Lender with such a Commitment. Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Lender with such a Commitment. Each reduction to Incremental Term Loan Commitments provided pursuant to any Incremental Term Loan Commitment Agreement pursuant to this Section

3.03 shall, except as otherwise expressly provided above, be applied proportionately to reduce the Incremental Term Loan Commitment of each Lender provided such Commitment pursuant to the respective Incremental Term Loan Commitment Agreement.

            SECTION 4. Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. (a) The Borrowers shall have the right to prepay the Loans, without premium or penalty (except as otherwise provided in Section 4.01(c)), in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrowers shall give the Administrative Agent prior to 2:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowers' intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowers' intent to prepay Eurodollar Loans, whether Initial Term Loans, Revolving Loans, Swingline Loans or one or more specified Tranches of Incremental Term Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made and, in the case of prepayments of Term Loans, the application of such prepayments to the Scheduled Initial Term Loan Repayments of each Tranche being applied its ratable portion of such prepayment pursuant to succeeding clause (v), which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans), and thereafter, in integral multiples of $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrowers shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this
Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrowers (on a joint and several basis) shall pay the amounts required pursuant to Section 1.11; (iv) each prepayment pursuant to this
Section 4.01(a) in respect of any Loans made by Lenders pursuant to a Borrowing shall be applied pro rata among all such Lenders' Loans comprising such Borrowing, provided that at the Borrowers' election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Lender; (v) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied pro rata to each Tranche of Term Loans, with each such Tranche of Term Loans to be allocated its Relevant Term Loan Percentage of such repayment and (vi) the amount of each voluntary prepayment of Term Loans made pursuant to this Section 4.01(a) and applied (A) to a particular Tranche of Term Loans as provided in preceding clause (v) shall be applied to reduce the Scheduled Term Loan Repayments of such Tranche as directed by the Borrowers in the notice referred to in preceding clause (i), or (B) in the case of a Tranche of Incremental Term Loans, as otherwise provided in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are made, or (C) in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may otherwise be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 14.12(b), the Borrowers may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and all other amounts owing to such Lender (or owing to such Lender with respect to the Tranche or Tranches which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 14.12(b) so long as (A) in the case of the repayment of any Revolving Loans of any Lender pursuant to this Section 4.01(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(d) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitment) and (B) the consents required by Section 14.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

            (c) Each prepayment of Term Loans made on or prior to September [_], 2005 pursuant to this Section 4.01 with any proceeds from any Bank Loan Financing shall be subject to the payment of the fee described in Section 3.01(h).

            4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of Revolving Loans, plus (II) the aggregate outstanding principal amount of Swingline Loans plus (III) the Letter of Credit Outstandings, exceeds the Total Revolving Loan Commitment as then in effect, the Borrowers (on a joint and several basis) shall prepay on such day principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrowers hereunder in a cash collateral account to be established by the Administrative Agent.

            (b) In addition to any other mandatory repayments pursuant to this
Section 4.02, the Borrowers (on a joint and several basis) shall be required to repay outstanding principal of Initial Term Loans (x) on the last day of each Quarterly Payment Date (commencing on December 31, 2004) prior to the Initial Term Loan Maturity Date (each such date, a "Scheduled Initial Term Loan Repayment Date"), in an amount equal to 1/4 of 1% of the then Aggregate Initial Term Loan Amount and (y) on the Initial Term Loan Maturity Date in an amount equal to the remaining unpaid principal amount of the Initial Term Loans at such time.

            (c) In addition to any mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrowers (on a joint and several basis) shall be required to repay the principal amount of Incremental Term Loans on the dates and in the amounts set forth in the respective Incremental Term Loan Commitment Agreement or Agreements relating to such Incremental Term Loans (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Scheduled Incremental Term Loan Repayment," and, together with the Scheduled Initial Term Loan Repayments, collectively, the "Scheduled Term Loan

Repayments", and each such date a "Scheduled Incremental Term Loan Repayment Date" and, together with the Scheduled Initial Term Loan Repayment Dates, collectively, the "Scheduled Term Loan Repayment Dates"), provided that if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Incremental Term Loans, the amount of the then remaining Scheduled Incremental Term Loan Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Scheduled Incremental Term Loan Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of Section 1.16(c).

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, promptly, but in any event no later than the fifth Business Day after each date on or after the Initial Borrowing Date upon which VHS Holdco I or any of its Subsidiaries receives cash proceeds from any sale or issuance of equity of VHS Holdco I (other than Excluded Equity Issuances) an amount equal to the Applicable Equity Percentage of the Net Equity Proceeds shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Section 4.02(h)(iii), (h)(iv) and (i).

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, promptly, but in any event no later than the fifth Business Day, after each date on or after the Initial Borrowing Date upon which VHS Holdco I or any of its Subsidiaries receives any cash proceeds from any incurrence by VHS Holdco I or any of its Subsidiaries of Indebtedness for borrowed money (excluding Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Term Loans (and/or Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments) in accordance with the requirements of Sections 4.02(h) and (i).

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, promptly, but in any event no later than the fifth Business Day, after each date on or after the Initial Borrowing Date upon which VHS Holdco I or any of its Subsidiaries receives proceeds from any Recovery Event or any sale or other disposition of assets, including sales or other dispositions of capital stock, other Equity Interests and securities held by VHS Holdco I or any of its Subsidiaries (but excluding (A) sales or transfers of assets permitted by Sections 9.02(ii), (v), (vi), (x), (xi), (xii),
(xiii), (xiv), (xvi), (xvii) and (xix), (B) Recovery Events, sales or other dispositions of assets (other than those dispositions described in clauses (A), (C) and (D) of this Section 4.02(f)) the aggregate Net Sale/Recovery Event Proceeds of which do not exceed $5,000,000 in any one transaction or series of transactions or $15,000,000 in any fiscal year of VHS Holdco I, (C) so long as no Specified Default then exists, Recovery Events, sales or other dispositions of assets (other than those dispositions described in clauses (A), (B) and (D) of this Section 4.02(f)), the Net Sale/Recovery Event Proceeds of which do not exceed $75,000,000 in the aggregate and (D) so long as no Default or Event of Default then exists, sales of medical office buildings (or assets comprising medical office buildings) the Net Sale/Recovery Event Proceeds of which do not exceed $50,000,000 in the aggregate, provided that in the case of preceding clauses (C) and (D), such Net Sale/Recovery Event Proceeds are used (or contractually committed to be used) to purchase, maintain, develop, construct, upgrade, repair or improve tangible assets for use in the business of VHS Holdco II and its Subsidiaries (including through the acquisition of any Person that owns such tangible assets in accordance with Section 9.05 (xxiv)) within 365 days (or, to the extent contractually committed to be used (but not actually used) within such 365 day period, within 180 days thereafter) following the receipt of such Net Sale/Recovery Event Proceeds and VHS Holdco I delivers a certificate to the Administrative Agent on or prior to such date of receipt stating that such Net Sale/Recovery Event Proceeds shall be used (or contractually committed to be used) to purchase, maintain, develop, construct, upgrade, repair or improve such tangible assets within 365 days following the date of the receipt of such Net Sale/Recovery Event Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended)), an amount equal to 100% of the Net Sale/Recovery Event Proceeds therefrom shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Term Loans (and/or Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments) in accordance with the requirements of Sections 4.02(h) and (i). To the extent Net Sale/Recovery Event Proceeds are not required to be applied pursuant to this Section 4.02(f) as a result of clause
(C) or (D) contained in the first parenthetical statement appearing in the first sentence of this Section 4.02(f) and all or any portion of such Net Sale/Recovery Event Proceeds are not so reinvested in tangible assets within the 365 day period referred to in such parenthetical statement (or, if contractually committed to be used within such 365 day period, within the 180 day period referred to in such parenthetical statement), then the remaining portion of such Net Sale/Recovery Event Proceeds shall be applied on the last day of such applicable period as otherwise required by this Section 4.02(f) (determined without regard to such clause (C) or (D)). Without limiting the aforementioned provisions of this Section 4.02(f), to the extent that the Borrowers are not otherwise required to apply Net Sale/Recovery Event Proceeds from any such asset sale or other disposition to repay Term Loans and/or reduce Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments hereunder and the Borrowers are (or would be) required to make an offer to prepay the New Senior Subordinated Notes, any Permitted Subordinated Notes, any Permitted Senior Unsecured Notes or Permitted Debt Securities with such Net Sale/Recovery Event Proceeds, the Borrowers shall instead apply such Net Sale/Recovery Event Proceeds as a mandatory repayment or commitment reduction (as the case may be) of outstanding Term Loans (or Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments) in accordance with the requirements of Sections 4.02(h) and (i) prior to the time when the Borrowers would otherwise be required to make any such offer to prepay the New Senior Subordinated Notes, any Permitted Subordinated Notes, any Permitted Senior Unsecured or any Permitted Debt Securities with such Net Sale/Recovery Event Proceeds.

            (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, so long as Excess Cash Flow for the relevant Excess Cash Payment Period exceeds $1,000,000, an amount equal to 50% of the Excess Cash Flow in excess of $1,000,000 for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Sections 4.02(h)(iii), (h)(iv) and
(i); provided that no Excess Cash Flow shall be required to be applied on the respective Excess Cash Flow Payment Date as a mandatory repayment pursuant to this Section 4.02(g) if on the last day of the most recently ended Excess Cash Payment Period the Consolidated Senior Leverage Ratio was less than 2.00:1.00.

            (h) Each amount required to be applied pursuant to any of Sections 4.02(d), (e), (f) and (g) shall be applied as follows:

            (i) (1) first, to repay the outstanding principal of Term Loans and
      (2) second, in the case of any amounts required to be applied pursuant to
      Section 4.02(e) and (f) (but not in Sections 4.02(d) and (g)) and to the extent such amount is in excess of the amount required to be applied as provided in preceding clause (1) pursuant to any such Section, to permanently reduce any then outstanding Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments (with the amount of any such permanent reduction to the then outstanding Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments being deemed to be an application of cash in such amount, it being understood that, if the amount required to be applied pursuant to this clause (i) exceeds the amount required to be applied to repay outstanding principal of Term Loans pursuant to preceding sub-clause (1) and so long as any required reduction to Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments is actually made as required by preceding sub-clause (2), VHS Holdco I and its Subsidiaries may retain any excess cash generated from the events described above in this clause (i) and use same for their own purposes).

            (ii) The amount of each reduction required to be applied to reduce Initial Sub-Tranche 3 Term Loan Commitments and Incremental Term Loan Commitments pursuant to preceding clause (i) shall be applied to the Total Initial Sub-Tranche 3 Commitment and the aggregate amount of Incremental Term Loan Commitments pro rata, with the Incremental Term Loan Commitments to be reduced by the Incremental Term Loan Commitment Tranche Percentage of such amount and the Total Initial Sub-Tranche 3 Commitment to be reduced by the Initial Sub-Tranche 3 Term Loan Commitment Tranche Percentage of such amount (it being understood that the amount of any reduction to the Incremental Term Loan Commitments or the Total Initial Sub-Tranche 3 Term Loan Commitment pursuant to this clause (ii) shall in each case be deemed an application of cash, with VHS Holdco II and its Subsidiaries permitted to retain the cash so deemed applied for their own purposes).

            (iii) The amount of each principal repayment of Term Loans made as required by preceding clause (i) (and Sections 4.02(d), (e), (f) and (g)) shall, subject to Section 4.02(l), be applied pro rata to each Tranche of then outstanding Term Loans, with each such Tranche of Term Loans to be allocated its Relevant Term Loan Percentage of such payment.

            (iv) The amount of each principal repayment of Term Loans made as required by preceding clause (i) and Sections 4.02(d) and (g) (but not Sections 4.02(e) and (f)) and applied to a particular Tranche of Term Loans as provided in preceding clause (iii) shall be applied to reduce the Scheduled Term Loan Repayments under such Tranche as directed by the Borrowers in a writing to the Administrative Agent delivered prior to the date of the application of the respective repayment, provided that (i) if no such notice is delivered by the Borrowers to the Administrative Agent prior to the date of such repayment, such repayment shall be applied to reduce Scheduled Term Loan Repayments under such Tranche pro rata based on the remaining amount of each such Scheduled

      Term Loan repayment, (ii) in the case of any repayment of Incremental Term Loans, such repayment shall be applied to reduce the Scheduled Term Loan Repayments under such Tranche as otherwise provided in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans were made, and (iii) in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement such repayment shall be applied to reduce the Scheduled Term Loan Repayments under such Tranche as may otherwise be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.

            (v) The amount of each principal repayment of Term Loans made as required by preceding clause (i) and Sections 4.02(e) and (f) (but not Sections 4.02(d) and (g)) and applied to a particular Tranche of Term Loans as provided in preceding clause (iii) shall be applied (A) (1) first, to reduce the Scheduled Term Loan Repayments of the respective Tranche which will become due within twelve months after the date of such repayment in direct order of maturity of the dates of such Scheduled Term Loan Repayments and (2) second, to the extent in excess of the amount required to be applied as provided in the preceding clause (1), to reduce the then remaining Scheduled Term Loan Repayments of the respective Tranche on a pro rata basis (based on the then remaining principal amounts of such Scheduled Term Loan Repayments), or (B) in the case of a Tranche of Incremental Term Loans, as otherwise provided in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are made, or (C) in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may otherwise be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.

            (vi) Each amount required to be applied to Incremental Term Loan Commitments pursuant to preceding clause (i) (and by Sections 4.02(e) and (f) (but not Sections 4.02(d) and (g)) shall be applied pro rata to each Tranche of then outstanding Incremental Term Loan Commitments, with each such Tranche of Incremental Term Loan Commitments to be allocated its Relevant Incremental Term Loan Commitment Percentage of such amount (and each Incremental Term Loan Lender's Incremental Term Loan Commitments under each such Tranche to be proportionately reduced based on the relative amount of each such Incremental Term Loan Lender's Incremental Term Loan Commitments under such Tranche).

            (vii) Each amount required to be applied to the Total Initial Sub-Tranche 3 Term Loan Commitment pursuant to preceding clause (i) (and by Sections 4.02(e) and (f) (but not Sections 4.02(d) and (g)) shall be applied to each Lender's Initial Sub-Tranche 3 Term Loan Commitments (if any) proportionately based on the relative amount of each such Lender's Initial Sub-Tranche 3 Term Loan Commitment.

            (i) With respect to each repayment of Term Loans required by this
Section 4.02, the Borrowers may designate the Types of Term Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 shall be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans of all Lenders. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02 (other than Sections 4.02(a), (b) and (c), which Sections shall not have the benefits of this sentence), if at any time the mandatory repayment of Loans pursuant to this Section 4.02 would result, after giving effect to the procedures set forth above in this clause (j), in the Borrowers incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable hereto (any such Eurodollar Loans, "Affected Loans"), the Borrowers may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable so long as no Default or Event of Default then exists. At the time any Affected Loans are otherwise required to be prepaid, the Borrowers may elect to deposit 100% (or such lesser percentage elected by the Borrowers as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to such Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrowers, with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided, however, that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrowers to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the payment of such Affected Loans.

            (j) Notwithstanding anything to the contrary contained elsewhere in the Agreement, all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

            (k) Notwithstanding anything to the contrary contained in Section 4.01, this Section 4.02 or elsewhere in this Agreement, the Borrowers shall have the option, in their sole discretion, to give the Lenders with outstanding Term Loans of any Tranche the option to waive a voluntary prepayment of such Term Loans pursuant to Section 4.01 or a mandatory repayment of such Term Loans pursuant to Sections 4.02(d), (e), (f) and/or (g) (each such prepayment or repayment, a "Waivable Repayment") upon the terms and provisions set forth in this Section 4.02(l). If the Borrowers elect to exercise the option referred to in the preceding sentence, the Borrowers shall give to the Administrative Agent written notice of its intention to give the Lenders of the selected Tranche or Tranches the right to waive a Waivable Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all Lenders of the selected Tranche or Tranches (indicating in such notice the amount of such repayment to be applied to each such Lender's outstanding Term Loans). Any offer by the Borrowers to permit such Lenders to waive any such Waivable Repayment may apply to all or part of such repayment, provided that any offer to waive part of such repayment must be made ratably to such Lenders on the basis of their outstanding Term Loans of the selected Tranche or Tranches. In the event any such Lender desires to waive such Lender's right to receive any such Waivable Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such repayment. If any Lender does not reply to the Administrative Agent within the aforementioned two Business Day period, such Lender will be deemed not to have waived any part of such repayment. If any Lender does not specify an amount such Lender wishes to receive, it will be deemed to have waived 100% of the amount of its share of such payment. In the event that any such Lender waives all or part of such right to receive any such Waivable Repayment, the amount so waived shall be retained by the Borrowers.

            (l) Each prepayment of Initial Term Loans pursuant to Section 4.02(e) made on or prior to September 23, 2005 with any proceeds from any Bank Loan Financing shall be subject to the payment of the fees described in Section 3.01(h).

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder or under any Note or other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender, or any franchise tax based on the net income or net profits of a Lender, or any branch profits taxes imposed on a Lender, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Subject to Section 4.04(b), if any Taxes are so levied or imposed, the Borrowers jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. All amounts payable pursuant to this Section 4.04(a) shall be subject to the provisions of Section 14.16 (to the extent applicable).

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 14.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service ("IRS") Form W-8ECI or Form W-8BEN (with respect to a complete exemption under any income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of IRS Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of IRS Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such form or certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this
Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent it is required to do so by law, to deduct or withhold taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. IRS forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) to indemnify or pay additional amounts to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the IRS forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), the Borrowers jointly and severally agree to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

            (c) If the Borrowers pay any additional amount under this Section
4.04 to a Lender and such Lender in good faith determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrowers an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrowers pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrowers are obligated to indemnify such Lender on a joint and several basis pursuant to this Section 4.04 without any exclusions or defenses; (ii) nothing in this Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrowers (including, without limitation, its tax returns); (iii) any Lender may determine in its sole discretion consistent with the policies of such Lender whether to seek a Tax Benefit; and (iv) no Lender shall be required to pay the Borrowers any amount pursuant to this
Section 4.04(c) for so long as a Default or an Event of Default exists, until such Default or Event of Default is no longer continuing.

            (d) Each Lender and the Administrative Agent agrees that it will (i) take all actions reasonably requested by the Borrowers that are without risk or material cost to such Lender or the Administrative Agent (as the case may be) to maintain all exemptions available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable and without material cost to it, otherwise cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this Section; provided, however, a Lender will not be obligated to deliver any tax returns, income tax schedules or computations, or any other documentation that would require such Lender to disclose any other information that would adversely affect such Lender, as determined by such Lender in its sole discretion.

            SECTION 5. SECTION 5A. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions.

            5A.01 Execution of the Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent, for the account of each of the Lenders that has requested same as a condition to funding its pro rata share of the Loans made on the Initial Borrowing Date, the appropriate Initial Term Note or Revolving Note executed by the Borrowers and to the Swingline Lender, the Swingline Note executed by the Borrowers, in each case in the amount, maturity and as otherwise provided herein.

            5A.02 Fees, etc. On or prior to the Initial Borrowing Date, the Borrowers shall have paid to the Administrative Agent, the Joint Lead Arrangers and the Lenders all Fees and, to the extent invoiced, all other reasonable costs, fees and expenses (including, without limitation, to the extent invoiced, reasonable legal fees and expenses of the Administrative Agent and the Joint Lead Arrangers) payable to the Administrative Agent, the Joint Lead Arrangers and the respective Lenders to the extent then due.

            5A.03 Opinion of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Simpson Thacher & Bartlett LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Joint Lead Arrangers may reasonably request, (ii) from Ronald P. Soltman, Esq., General Counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Joint Lead Arrangers may reasonably request, and (iii) from local counsel in the States of Illinois, Arizona, Texas and California, opinions each in form and substance reasonably satisfactory to the Joint Lead Arrangers and addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date and covering such matters incident to the transactions contemplated herein as the Joint Lead Arrangers may reasonably request.

            5A.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the chairman of the board, chief executive officer, chief financial officer, the president, any vice president or the treasurer of VHS Holdco I and each other Credit Party, and attested to by the secretary or any assistant secretary of the respective Credit Party, substantially in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation and by-laws of each such Credit Party, and the resolutions of each such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Joint Lead Arrangers.

            (b) On or prior to the Initial Borrowing Date, (i) the Joint Lead Arrangers shall have received good standing certificates and bring-down telegrams, if any, which the Joint Lead Arrangers may have reasonably requested and (ii) all legal matters incident to this

Agreement, the borrowings and extensions of credit hereunder and the other Credit Documents shall be reasonably satisfactory to the Administrative Agent.

            (c) The Administrative Agent shall have received such other documents as it may reasonably request (including, without limitation, tax identification numbers and addresses).

            5A.05 Consummation of the Transaction. (a) On or prior to the Initial Borrowing Date, (i) the Borrowers shall have received gross cash proceeds (calculated before underwriting fees) of $575,000,000 from the issuance by the Borrowers of a like principal amount of New Senior Subordinated Notes in accordance with the terms and conditions of the New Senior Subordinated Note Indenture and all applicable laws and (ii) VHS Holdco I and Holdco Finance Corp. shall have received gross cash proceeds (calculated before underwriting fees) of $124,660,080 from the issuance by VHS Holdco I and Holdco Finance Corp. of $216,000,000 (in face amount) of Holdco Senior Discount Notes in accordance with the terms and conditions of the Holdco Discount Note Indenture and material applicable laws.

            (b) On or prior to the Initial Borrowing Date, (i) VHS Holdings LLC shall have received a common equity contribution through (x) the rollover (by any means whatsoever) of existing equity and equity-linked securities of Vanguard (including, without limitation, options to purchase equity) into common equity of VHS Holdings LLC and (y) new cash common equity contributions to VHS Holdings LLC from Blackstone (the "Common Equity Financing"), and VHS Holdings LLC shall have contributed to VHS Holdco I (as cash common equity) 100% of the cash proceeds from the Common Equity Financing, which VHS Holdco I shall have, in turn, contributed to the Borrowers (as cash common equity) and (ii) the cash proceeds from the Common Equity Financing, when aggregated with the cash proceeds received by VHS Holdco I and Holdco Finance Corp. from the issuance of the Holdco Senior Discount Notes and the cash proceeds received by the Borrowers from the issuance of the New Senior Subordinated Notes and the incurrence of the Initial Sub-Tranche 1 Term Loans and up to $50,000,000 of Revolving Loans (for the avoidance of doubt excluding the Stated Amount of outstanding Existing Letters of Credit), shall be sufficient to consummate the Transaction, and to pay all fees and expenses arising in connection therewith.

            (c) On or prior to the Initial Borrowing Date, all of the conditions precedent to the consummation of the VHS Acquisition as set forth in the VHS Acquisition Agreement shall have been satisfied, and not waived, except with consent of the Joint Lead Arrangers (other than any waiver of immaterial conditions that is not adverse to the Lenders (as reasonably determined by the Joint Lead Arrangers)). The VHS Acquisition shall have been consummated in accordance with the terms and conditions of the VHS Acquisition Documents and all material applicable laws.

            (d) On or prior to the Initial Borrowing Date, the total commitments pursuant to the Existing Credit Agreement shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated (or either incorporated as Letters of Credit hereunder or fully supported with Letters of Credit issued hereunder) and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full. The creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests in and Liens on the assets of Vanguard and VHS Holdco I and its Subsidiaries created pursuant to the security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all such assets to Vanguard, VHS Holdco I or such Subsidiary, and the Joint Lead Arrangers shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth in this clause (d) have been satisfied on the Initial Borrowing Date.

            (e) On or prior to the Initial Borrowing Date, (i) Vanguard shall have consummated a tender offer and consent solicitation with respect to the outstanding Existing Senior Subordinated Notes (the "Tender Offer and Consent Solicitation"), pursuant to which (x) Vanguard shall have offered, subject to the terms and conditions contained in the Tender Offer and Consent Solicitation Materials, to purchase all of the outstanding Existing Senior Subordinated Notes plus accrued and unpaid interest thereon and (y) consents shall have been solicited to a proposed amendment to the Existing Senior Subordinated Note Indenture (the "Existing Senior Subordinated Note Indenture Amendment") on terms and conditions set forth in the Tender Offer and Consent Solicitation Materials,
(ii) the period of time for tendering Existing Senior Subordinated Notes pursuant to the Tender Offer and Consent Solicitation shall have terminated,
(iii) Vanguard shall have received sufficient consents to authorize the execution and delivery of the Existing Senior Subordinated Note Indenture Amendment, (iv) Vanguard and the trustee under the Existing Senior Subordinated
Note Indenture shall have duly executed and delivered the Existing Senior Subordinated Note Indenture Amendment and same shall have become effective in accordance with its terms and the terms of the Existing Senior Subordinated Note Indenture, (v) the Borrowers shall have (or shall have caused to have been) purchased all of the Existing Senior Subordinated Notes validly tendered, and not theretofore withdrawn, pursuant to the Tender Offer and Consent Solicitation and (vi) the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth above in this clause (e) have been satisfied as of the Initial Borrowing Date.

            (f) On or prior to the Initial Borrowing Date (i) Vanguard shall have redeemed and immediately thereafter cancelled 100% of the outstanding 8.0% PIK Preferred Stock and (ii) the Joint Lead Arrangers shall have received evidence satisfactory to them that the matters set forth in this clause (f) have been satisfied as of the Initial Borrowing Date.

            (g) On or prior to the Initial Borrowing Date, the VHS Contribution shall have been consummated in accordance with the terms and conditions of the VHS Contribution Documents and all material applicable laws.

            (h) On or prior to the Initial Borrowing Date, (i) all outstanding Convertible Subordinated Debt and 6.25% PIK Preferred Stock shall have in each case been converted into outstanding Equity Interests of Vanguard and shall have been acquired by VHS Holdings LLC pursuant to the VHS Acquisition and (ii) the Joint Lead Arrangers shall have received evidence satisfactory to them that the matters set forth in this clause (h) have been satisfied as of the Initial Borrowing Date.

            (i) On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of the Existing Senior Subordinated
Note Indenture Amendment, the VHS Acquisition Documents, the Holdco Senior Discount Note Documents, the

New Senior Subordinated Note Documents, the Common Equity Financing Documents, and the VHS Contribution Documents, in each case certified as such by an appropriate officer of VHS Holdco I, (y) all such Documents, and all of the terms and conditions thereof, shall be in form and substance reasonably satisfactory to Joint Lead Arrangers and (z) all of such Documents shall be in full force and effect.

            5A.06 Pledge Agreement. On or prior to the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered to the Administrative Agent a Pledge Agreement substantially in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all the certificated Pledge Agreement Collateral, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated stock powers (or other effective endorsement for transfer), in the case of certificated Equity Interests constituting Pledge Agreement Collateral.

            5A.07 Subsidiaries Guaranty. On or prior to the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Subsidiaries Guaranty substantially in the form of Exhibit I (as the same may be modified, supplemented or amended from time to time, collectively the "Subsidiaries Guaranty").

            5A.08 Vanguard Guaranty. On or prior to the Initial Borrowing Date, Vanguard shall have duly authorized, executed and delivered to the Administrative Agent the Vanguard Guaranty substantially in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Vanguard Guaranty").

            5A.09 Security Agreement. On or prior to the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered to the Administrative Agent the Security Agreement substantially in the form of Exhibit K (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

            (i) proper Financing Statements (Form UCC-1 or the equivalent) authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name Vanguard or any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above or in any other jurisdiction which might result in the existence of perfected security interests, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form

      UCC-3) or such other termination statements as shall be required by local law authorized for filing); and

            (iii) evidence of the completion of all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement.

            5A.10 Mortgages; Flood Certificates; etc. On or prior to the Initial Borrowing Date, the Collateral Agent shall have received:

            (i) fully executed counterparts of Mortgages, each in form and substance reasonably satisfactory to the Administrative Agent, which Mortgages shall cover the Real Property owned or leased by the Borrowers and their respective Subsidiaries on the Initial Borrowing Date and designated as "Mortgaged Property" on Schedule 5A.10 and shall have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

            (ii) a mortgagee title insurance policy (or a binding commitment with respect thereto) (each, a "Mortgage Policy") on the Mortgaged Properties issued by a title insurer reasonably satisfactory to the Administrative Agent in amounts reasonably satisfactory to the Administrative Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such other defects as may be reasonably acceptable to the Administrative Agent, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;

            (iii) flood certificates covering each Mortgaged Property in form and substance acceptable to the Collateral Agent, and certifying whether or not a Mortgaged Property is located in a flood hazard area, as determined by reference to the applicable FEMA map; and

            (iv) to the extent reasonably requested by the Administrative Agent and required by the respective title company to remove all standard exceptions from the respective Mortgage Policy relating to a particular Mortgaged Property (other than the Mortgaged Property located at 325 E. Baseline Road and 303 E. Baseline Road, Phoenix, AZ 85042) and issue any endorsements to such Mortgage Policy as may be reasonably required by the Administrative Agent, a survey of such Mortgaged Property (and all improvements thereon) (w) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such Mortgaged Property is located, (x) dated (or redated) not earlier than six (6) months prior to the date of delivery thereof unless there shall have occurred within six (6) months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than twenty (20) days prior to such date of delivery, (y) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the respective title company and (z) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

            5A.11 Adverse Change; Approvals; etc. (a) Since June 30, 2004, nothing shall have occurred (after giving effect to the Transaction) which could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (if any) required in connection with the Transaction and the other transactions otherwise referred to herein or in the other Credit Documents, in each case shall have been obtained and remain in effect, except such consents and/or approvals the failure of which to obtain could not reasonably be expected to have a material adverse effect on the Transaction, the transactions contemplated by this Agreement or the other Credit Documents or on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole (after giving effect to the Transaction), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the Transaction or any other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the consummation of the Transaction or the other transactions contemplated by the Credit Documents.

            5A.12 Pro Forma Balance Sheet; Projections. On or prior to the Initial Borrowing Date, the Joint Lead Arrangers shall have received the pro forma financial statements and the Projections referred to in Sections 7.05(b) and (e), which pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Joint Lead Arrangers.

            5A.13 Solvency Certificate; Insurance Certificates. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent:

            (a) a solvency certificate in the form of Exhibit L, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date from the chief financial officer of VHS Holdco I; and

            (b) certificates of insurance complying with the requirements of
      Section 8.03 for the business and properties of VHS Holdco I and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and stating that such insurance shall not be canceled without at least 30 days' prior written notice by the respective insurer to the Administrative Agent.

            5A.14 Maximum Leverage Ratio; Minimum Availability. (a) On the Initial Borrowing Date, (i) the Pro Forma Consolidated Leverage Ratio (calculated (i) after giving effect to the Transaction) shall not be greater than 6.50:1.00 and (ii) the Borrowers shall have delivered to the Administrative Agent a certificate showing the calculations required by preceding clause (i), and compliance therewith, in reasonable detail.

            (b) On the Initial Borrowing Date the Total Unutilized Revolving Commitment shall equal or exceed $200,000,000 (calculated (i) after giving effect to the Transaction and the incurrence of the Loans on the Initial Borrowing Date and (ii) excluding the Stated Amount of any outstanding Existing Letters of Credit).

            SECTION 5B. Conditions Precedent to each Incurrence of Incremental Term Loans. The obligation of each Lender party to any Incremental Term Loan Commitment Agreement to make Incremental Term Loans as contemplated therein and by this Agreement, is subject at the time of the making of such Incremental Term Loans to the satisfaction of the following conditions:

            5B.01 Occurrence of Syndication Date. The Syndication Date shall have already occurred.

            5B.02 Incremental Term Loan Commitment Agreement; Related Documentation. The Administrative Agent shall have received the respective Incremental Term Loan Commitment Agreement, executed by each party thereto (which execution may be in counterparts), and the Administrative Agent shall have received all related documentation in accordance with the requirements of
Section 1.16(b).

            5B.03 Officer's Certificate. On the date of each incurrence of Incremental Term Loans, the Administrative Agent shall have received a certificate, dated the date of such incurrence, signed by the chairman of the board, the chief executive officer, the chief financial officer, the president, any vice president or the treasurer of each Borrower certifying that the Incremental Term Loans are being incurred in accordance with all relevant requirements and representations and warranties contained in this Agreement, including, without limitation, Section 1.16, and showing in reasonable detail calculations of compliance with the requirements of clause (xi) of Section 1.16(a).

            5B.04 Other Conditions Specified in the Relevant Incremental Term Loan Commitment Agreement. If any other conditions precedent are specified in the relevant Incremental Term Loan Commitment Agreement, such conditions precedent shall be satisfied on the date of the incurrence of the respective Incremental Term Loans.

            SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including any Loans made on the Initial Borrowing Date or at any time thereafter), and the obligation of each Issuing Lender to issue Letters of Credit (including any Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also immediately after giving effect thereto (i) there shall exist no Default or

Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

            The acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by each Credit Agreement Party to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5A (with respect to Credit Events on the Initial Borrowing Date), Section 5B (with respect to each incurrence of Incremental Term Loans) and in this Section 6 (with respect to all Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time.

            SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit as provided herein, each Credit Agreement Party makes the following representations, warranties and agreements, in each case after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.01 Corporate and Other Status. VHS Holdco I and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization or formation, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and, to the extent applicable, is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified or in good standing which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.02 Corporate or Partnership Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights, by equitable principles (regardless of whether enforcement is sought in equity or at law) and subject to the implied covenants of good faith and fair dealing.

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which VHS Holdco I or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational document(s)) of VHS Holdco I or any of its Subsidiaries or (iv) will result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of VHS Holdco I or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which VHS Holdco I or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject except in the cases of preceding clause
(i) through (iii), inclusive, to the extent that any such contravention, conflict, breach or violation referred in any such clause could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (v) those filings that have been obtained or made and which remain in full force and effect, (w) the filing of UCC-1 financing statements, (x) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (y) recordation of the Mortgages and (z) such actions, consents and approvals the failure to be obtained or made which could not be reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transaction or the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of Vanguard and its Subsidiaries for the fiscal years ended on June 30, 2002, June 30, 2003 and June 30, 2004 and the related consolidated statements of income, cash flows and shareholders' equity of Vanguard for the fiscal year ended on such dates, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of Vanguard and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of Vanguard and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP. After giving effect to the Transaction (but for this purpose assuming the Transaction had occurred prior to June 30, 2004), since June 30, 2004 nothing has occurred which has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            (b) VHS Holdco I has heretofore furnished to the Lenders its pro forma balance sheet for the fiscal year ended June 30, 2004 prepared giving effect to the Transaction as if the Transaction had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the assumptions believed by each Credit Agreement Party to have been reasonable at the time made and to be reasonable as of the Initial Borrowing Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Initial Borrowing Date are subject to variation and that purchase accounting will not have been applied), (ii) subject to the assumptions and qualifications described in the Offering Memorandum, accurately reflects all adjustments necessary to give effect to the Transaction and (iii) subject to the assumptions and qualifications described in the Offering Memorandum, presents fairly, in all material respects, the pro forma consolidated financial position of VHS Holdco I and its consolidated Subsidiaries as of June 30, 2004, as if the Transaction had occurred on such date.

            (c) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of each of the Borrowers on a stand alone basis, and of VHS Holdco I and its Subsidiaries taken as a whole, will exceed their debts; (ii) each of the Borrowers on a stand alone basis, and VHS Holdco I and their Subsidiaries taken as a whole, have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts become absolute and matured; and (iii) each of the Borrowers on a stand alone basis, and VHS Holdco I and its Subsidiaries taken as a whole, will have sufficient capital with which to conduct their business. For purposes of this Section 7.05(c), "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (d) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or in other information delivered to the Lenders in writing, there were as of the Initial Borrowing Date (and after giving effect to the Transaction) no liabilities or obligations with respect to VHS Holdco I or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would reasonably be expected to be materially adverse to VHS Holdco I and its Subsidiaries taken as a whole.

            (e) On and as of the Initial Borrowing Date, the Projections and the information of a general economic nature delivered to the Joint Lead Arrangers and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on assumptions believed by each Credit Agreement Party to be reasonable; it being understood that the Projections include assumptions as to future events that are not to be viewed as facts and there can be no assurance that such assumptions, statements, estimates and Projections will be realized and that actual results may differ from the projected results and such differences may be material and adverse.

            7.06 Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings pending or, to any Credit Agreement Party's knowledge, threatened in writing (i) with respect to any Credit Document, (ii) that could reasonably be expected to, either individually or in the aggregate, materially adversely affect the Transaction, or (iii) with respect to any matter that could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            (b) VHS Holdco I and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) regarding Vanguard or any of its Subsidiaries or VHS Holdco I or any of its Subsidiaries furnished by or on behalf of Vanguard or any of its Subsidiaries or VHS Holdco I or any of its Subsidiaries in writing to the Joint Lead Arrangers or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of VHS Holdco I or any of its Subsidiaries in writing to the Joint Lead Arrangers or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. It is understood that the Projections or any other information of a general economic nature do not constitute factual information for purposes of this Section 7.07.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Initial Sub-Tranche 1 Term Loans shall be used solely to finance (in part) the Transaction and to pay the fees and expenses incurred in connection therewith.

            (b) All proceeds of the Initial Sub-Tranche 2 Term Loans shall be used solely (i) to finance Designated Hospitals Acquisition and purchase and fund working capital and fund Capital Expenditure expenses in connection therewith, (ii) to pay the fees and expenses incurred in connection with the consummation of the Designated Hospitals Acquisition and (iii) as long as the Designated Hospitals Acquisition has been consummated and to the extent such proceeds are in excess of those necessary for the uses described in preceding clauses (i) and (ii), for working capital, Capital Expenditures and other general corporate purposes of VHS Holdco II and its Subsidiaries.

            (c) All proceeds of the Initial Sub-Tranche 3 Term Loans shall be used solely to finance Permitted Acquisitions and for working capital, Capital Expenditures and other general corporate purposes of VHS Holdco II and its Subsidiaries.

            (d) All proceeds of the Revolving Loans and the Swingline Loans shall be used solely to finance Permitted Acquisitions and for working capital purposes, Capital Expenditures and other general corporate purposes of VHS Holdco II and its Subsidiaries; provided that up to but no more than $50,000,000 of principal of Revolving Loans and Swingline Loans in the aggregate may be used to make payments pursuant to the Transaction and to pay the fees and expenses incurred in connection therewith.

            (e) All proceeds of Incremental Term Loans shall be used solely (i) to finance Permitted Acquisitions, (ii) to finance Capital Expenditures and VHS Holdco II's and its Subsidiaries' other general corporate purposes and/or (iii) to repay outstanding Term Loans and Revolving Loans, provided that no proceeds from any Incremental Term Loans may be used to repay any Indebtedness of any Credit Party that is subordinated to Obligations.

            (f) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 Tax Returns and Payments. (a) VHS Holdco I and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those contested in good faith fully provided for on the financial statements of VHS Holdco I and its Subsidiaries in accordance with GAAP, (b) VHS Holdco I and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of VHS Holdco I) for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date, (c) there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Agreement Party, threatened in writing by any authority regarding any taxes relating to VHS Holdco I or any of its Subsidiaries that could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole and (d) as of the Initial Borrowing Date, neither VHS Holdco I nor any of its Subsidiaries has entered into an agreement or waiver which is currently in effect or has pending a request to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of VHS Holdco I or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of VHS Holdco I or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            7.10 Compliance with ERISA. Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Codes, except for any non-compliance therewith which could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred, except as could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole, no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA, except as could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole; except as could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole, all contributions required to be made with respect to a Plan have been timely made; neither VHS Holdco I nor any Subsidiary of VHS Holdco I nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan that could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA that could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened that could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole; using actuarial assumptions and computation methods used by the Plan pursuant to their valuation report, the aggregate liabilities of VHS Holdco I and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed an amount that could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral (subject to any limitations specified therein), and the Collateral Agent, for the benefit of the Secured Creditors, shall when filings on form UCC-1 in appropriate form are filed in offices located in the jurisdictions specified on Annex C to the Security Agreement, have a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein (other than U.S. registrations and applications for trademarks, patents and copyrights for which applicable law requires in a filing of a federal agency for perfection purposes), to the extent perfection can be obtained by filing form UCC-1s, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement (it being understood that subsequent filings may be necessary to perfect a security interest in registered trademarks, patents, trademark and patent applications, and registered copyrights, acquired by the Credit Parties after the date hereof).

            (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors shall constitute perfected security interests in the Pledge Agreement Collateral, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

            (c) Each Mortgage is effective to create, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be party thereto) for the benefit of the Secured Creditors, and when such Mortgage is filed or recorded in proper real estate filing or recording office, such security interest and mortgage lien shall be fully perfected, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Liens related thereto).

            7.12 Properties. All Real Property owned or leased by VHS Holdco I or any of its Subsidiaries as of the Initial Borrowing Date (other than any such leased Real Property consisting of immaterial office or other spaces), and the nature of the interest therein, is correctly set forth in Schedule 5A.10. VHS Holdco I and each of its Subsidiaries have good and valid record fee simple title (insurable at ordinary rates) to all material properties owned by them, including all property reflected in Schedule 5A.10 and in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

            7.13 Capitalization. On the Initial Borrowing Date, the issued and outstanding equity of VHS Holdco I shall consist of one hundred units of membership interests. All outstanding units of membership interests have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. On the Initial Borrowing Date no Credit Agreement Party has any outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

            7.14 Subsidiaries. As of the Initial Borrowing Date (I) VHS Holdco I has no direct Subsidiaries other than Holdco Finance Corp. and VHS Holdco II,
(II) Holdco Finance Corp. has no Subsidiaries, (III) the Co-Borrower has no Subsidiaries and (IV) VHS Holdco II has no Subsidiaries other than (i) those Subsidiaries listed on Schedule 7.14 and (ii) new Subsidiaries created in compliance with Section 8.13. Schedule 7.14 correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of VHS Holdco I in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

            7.15 Investment Company Act. Neither VHS Holdco I nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.16 Public Utility Holding Company Act. Neither VHS Holdco I nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.17 Environmental Matters. (a) VHS Holdco I and each of its Subsidiaries have complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to any Credit Agreement Party's knowledge, threatened Environmental Claims against VHS Holdco I or any of its Subsidiaries or any Real Property owned, leased or operated by VHS Holdco I or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by VHS Holdco I or any of its Subsidiaries or, to any Credit Agreement Party's knowledge, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to result in an Environmental Claim against VHS Holdco I or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by VHS Holdco I or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials are not being, and to the Credit Agreement Parties' best knowledge after due inquiry, have not at any time previously been, generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by VHS Holdco I or any of its Subsidiaries except in compliance with all applicable Environmental Laws.

            (c) Notwithstanding anything to the contrary in this Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all failures, noncompliances, activities, facts, circumstances, conditions and occurrences of the types described above could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.18 Labor Relations. There is (i) no unfair labor practice complaint pending against VHS Holdco I or any of its Subsidiaries or, to the best knowledge of the Credit Agreement Parties, threatened in writing against any of them, before the National Labor Relations Board, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against VHS Holdco I or any of its Subsidiaries or, to the best knowledge of the Credit Agreement Parties, threatened in writing against any of them, (iii) no strike, labor dispute, slowdown or stoppage pending against VHS Holdco I or any of its Subsidiaries or, to the best knowledge of the Credit Agreement Parties, threatened in writing against any of them and (iv) no union representation question exists with respect to the employees of VHS Holdco I or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii). (iii) or (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.19 Patents, Licenses, Franchises and Formulas. VHS Holdco I and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all licenses and other proprietary rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, in any case, could reasonably be expected to result in a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            7.20 Indebtedness. Schedule 7.20 sets forth a true and complete list of all Indebtedness of VHS Holdco I and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the Transaction, but excluding the Loans, the Letters of Credit, the Existing Senior Subordinated Notes, the Holdco Senior Discount Notes and the New Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof as of August 31, 2004 and any additional Indebtedness incurred since such date and outstanding as of the Initial Borrowing Date and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such Indebtedness.

            7.21 Hospital Properties. On the Initial Borrowing Date, each Hospital Property is owned by a Wholly-Owned Subsidiary of VHS Holdco II which is a Subsidiary Guarantor organized under the laws of a state in the United States except that (i) each Hospital Property located in San Antonio is owned by a Subsidiary of VHS Holdco II that is not a Wholly-Owned Subsidiary (but is a Subsidiary Guarantor), (ii) each of the two Hospital Properties located in La Palma, California and Chicago, Illinois, and known as La Palma Intercommunity Hospital and Louis A. Weiss Memorial Hospital, respectively, is owned by a Subsidiary of VHS Holdco II which is not a Wholly-Owned Subsidiary and which is not a Subsidiary Guarantor and (iii) the Hospital Property located on South Phoenix Avenue in Phoenix, Arizona and known as Phoenix Memorial Hospital is leased and operated by a Subsidiary of VHS Holdco II which is not a Wholly-Owned Subsidiary and which is not a Subsidiary Guarantor (although the Real Property comprising such Hospital Property is owned by a Wholly-Owned Subsidiary of VHS Holdco II which is a Subsidiary Guarantor). Each Hospital Property is located in the United States.

            7.22 Insurance. Schedule 7.22 sets forth a true and complete listing of all insurance maintained by or on behalf of VHS Holdco I and its Subsidiaries as of the Initial Borrowing Date.

            7.23 Legal Names; Organizational Identification Numbers; Jurisdiction and Type of Organization; etc. Schedule 7.23 hereto sets forth a true and correct list, as of the Initial Borrowing Date, of the exact legal name of each Credit Party, the organizational identification number (if any) of such Credit Party, the jurisdiction of organization of such Credit Party and the type of organization of such Credit Party.

            7.24 Representations and Warranties in VHS Acquisition Agreement. All representations and warranties of each Credit Party set forth in the VHS Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            SECTION 8. Affirmative Covenants. Each Credit Agreement Party hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. VHS Holdco I will furnish to the Administrative Agent (and the Administrative Agent will promptly make available to each of the Lenders):

            (a) Quarterly Financial Statements. Within the earlier of (i) five days following the date such information is required to be filed with the SEC and (ii) 45 days after the close of the first three quarterly accounting periods in each fiscal year of VHS Holdco I, (i) the consolidated balance sheet of VHS Holdco I and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of VHS Holdco I, subject to normal recurring adjustments and (ii) a comparison of the performance of VHS Holdco I and its Subsidiaries against the current business plan of VHS Holdco I; it being understood that (x) the delivery by VHS Holdco I of Quarterly Reports on Form 10-Q of VHS Holdco I and its consolidated Subsidiaries shall satisfy the requirements of this Section 8.01(a) to the extent such Quarterly Reports include the information specified herein and (y) so long as Vanguard remains a Guarantor under the Vanguard Guaranty, holds no material assets other than cash, Cash Equivalents and the Equity Interests of VHS Holdco I (and does not engage in any activities other than those incidental to such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and required to be furnished to the Administrative Agent pursuant to this Section 8.01(a) may, at the option of VHS Holdco I, be filed by and be those of Vanguard.

            (b) Annual Financial Statements. (i) Within the earlier of (i) five days following the date such information is required to be filed with the SEC and (ii) 90 days after the close of each fiscal year of VHS Holdco I, (A) the consolidated balance sheet of VHS Holdco I and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (without the inclusion of any "going concern" qualification) by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and (B) a comparison of the performance of VHS Holdco I and its Subsidiaries against the current business plan of VHS Holdco I; it being understood that (x) the delivery by VHS Holdco I of Annual Reports on Form 10-K of VHS Holdco I and its consolidated Subsidiaries shall satisfy the requirements of this Section 8.01(b) to the extent such Annual Reports include the information specified herein and (y) so long as Vanguard is a Guarantor under the Vanguard Guaranty, holds no material assets other than cash, Cash Equivalents and the Equity Interests of VHS Holdco I (and does not engage in any activities other than those incidental to such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and required to be furnished to the Administrative Agent pursuant to this Section 8.01(b) may, at the option of VHS Holdco I, be filed by and be those of Vanguard.

            (ii) At the time of the delivery of the annual financial statements pursuant to clause (i) above, a report of the applicable accounting firm stating that in the course of its regular audit of the financial statements of VHS Holdco I and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Sections 9.07, 9.08, 9.09, 9.10 or 9.17, or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (c) Budgets; Business Plan. No later than 45 days after the commencement of each fiscal year of VHS Holdco I, a budget in form reasonably satisfactory to the Administrative Agent (including, in any event, budgeted statements of income and sources and uses of cash and balance sheets of cash flow and budgeted debt and cash balances) for such fiscal year prepared by VHS Holdco I in reasonable detail and accompanied by the current business plan of VHS Holdco I and a statement of the Chief Financial Officer of VHS Holdco I to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate of the period covered thereby.

            (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate of the Chief Financial Officer of VHS Holdco I in the form of Exhibit M certifying on behalf of VHS Holdco I that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall
(x) set forth the calculations (in reasonable detail, and showing any adjustments required pursuant to Section 11.02) required to establish (A) the Applicable Margins for the respective Margin Reduction Period (and the Consolidated Leverage Ratio for purposes of determining such Applicable Margins) and (B) whether VHS Holdco I and its Subsidiaries were in compliance with the provisions of Sections 9.07 through 9.10 and 9.17 at the end of such fiscal quarter or year, as the case may be, and (y) if delivered with the financial statements required by Section 8.01(b), (A) set forth the calculations (in reasonable detail) required to establish whether VHS Holdco I and its Subsidiaries were in compliance with the provisions of Sections 4.02(d), (e),
(f) and (g), 9.01, 9.02, 9.03, 9.04, 9.05, 9.07, 9.08, 9.09, 9.10. 9.11(a)(i) at
the end of such fiscal year and (B) set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

            (e) Management Letters. Promptly after VHS Holdco I's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants.

            (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days, after any executive officer of any Credit Party obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against VHS Holdco I or any of its Subsidiaries which, either individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole or (y) with respect to any Credit Document and (iii) any other development specific to VHS Holdco I or any of its Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and other information and reports with respect to VHS Holdco I or any of its Subsidiaries, if any, which VHS Holdco I or any of its Subsidiaries shall file with or furnish to the Securities and Exchange Commission or any successor thereto (the "SEC") and, to the extent not otherwise delivered pursuant to the terms of this Agreement, copies of all material notices and reports which VHS Holdco I or its Subsidiaries shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (h) Collateral Information. Upon the reasonable request of the Administrative Agent, deliver updates to any of Schedule 7.23 hereto, Annexes A through H of the Security Agreement or Annexes A through G of the Pledge Agreement (or, to the extent such request relates to specified information contained in such Schedule or Annexes, such information) reflecting all changes since the date of the information most recently received pursuant to this
Section 8.01(h);

            (i) Other Information. From time to time, such other information or documents with respect to the operations, business affairs and financial condition of VHS Holdco I or its Subsidiaries as the Administrative Agent may reasonably request.

            8.02 Books, Records and Inspections. VHS Holdco I will, and will cause each of its Subsidiaries to, keep proper books of record and account in conformity with GAAP. Upon reasonable notice, VHS Holdco I will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or, if an Event of Default has occurred and is continuing, any Lender (at the expense of the Administrative Agent or Lender) to visit and inspect, under guidance of officers of VHS Holdco I or such Subsidiary, any of the properties of VHS Holdco I or any of its Subsidiaries, and to examine the books of account of VHS Holdco I and any of its Subsidiaries and discuss the affairs, finances and accounts of VHS Holdco I and any of its Subsidiaries with, and be advised as to the same by, its and their officers and, so long as an officer of VHS Holdco I or such Subsidiary is present, independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or, if an Event of Default has occurred and is continuing, such Lender may reasonably request (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract).

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            8.03 Maintenance of Property; Insurance, Reserves. VHS Holdco I
will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of VHS Holdco I and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all its property and assets which are of an insurable character in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for a company similarly situated and are no less than the full replacement value thereof, and otherwise in accordance with Schedule 7.22, and
(iii) furnish to the Administrative Agent, a certified copy of each policy providing for such insurance (which policies shall name the Collateral Agent as loss payee and/or additional insured) or certificates and other evidence of insurance, together with an endorsement thereto providing that the insurance companies issuing such policies will give the Administrative Agent at least 30 days' prior written notice of cancellation or non-renewal. In addition, VHS Holdco I shall maintain reserves during each of its fiscal years for professional liability claims in an amount for each such fiscal year not less than the amount determined as appropriate by VHS Holdco I's independent actuaries.

            8.04 Corporate Franchises. VHS Holdco I will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material permits, rights, franchises, licenses, governmental approvals and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) any of the transactions permitted in accordance with Section 9.02, (ii) except with respect to the preservation of existence, any other action expressly permitted by this Agreement or (iii) the withdrawal by VHS Holdco I or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction, or the dissolution or liquidation of Subsidiaries which hold no substantial assets and do not operate any material businesses, in each case where such withdrawal, dissolution or liquidation could not reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            8.05 Compliance with Statutes, etc. VHS Holdco I will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            8.06 Compliance with Environmental Laws. VHS Holdco I will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and maintain or renew all material authorizations and permits required pursuant to Environmental Laws applicable to the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by VHS Holdco I or any of its Subsidiaries (except to the extent the failure to do any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance; provided that there shall be no violation of any of the foregoing so long as any obligation to comply or pay is being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and will keep or cause to be kept all such Real Property

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free and clear of any Liens imposed pursuant to such Environmental Laws except for Permitted Liens.

            8.07 ERISA. As soon as possible and, in any event, within ten (10) days after VHS Holdco I, any Subsidiary of VHS Holdco I or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following (except to the extent that the occurrence of any of the following could not reasonably be expected to result in a liability, loss or claim that could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole), VHS Holdco I will deliver to the Administrative Agent a certificate of the chief financial officer of VHS Holdco I setting forth the full details as to such occurrence and the action, if any, that VHS Holdco I, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by VHS Holdco I, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that VHS Holdco I has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that VHS Holdco I or any Subsidiary of VHS Holdco I will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212(c) of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA. VHS Holdco I will deliver to the Administrative Agent upon request of the Administrative Agent (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, any records, documents or other information required to be furnished to the PBGC, and any material notices received by VHS Holdco I, any Subsidiary of VHS Holdco I or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by any Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. VHS Holdco I will cause
(i) its, and each of its Subsidiaries', fiscal years to end on June 30 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on September 30, December 31, March 31 and June 30;

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provided that VHS Holdco I may change its and its Subsidiaries' fiscal year end to December 31 (and change its and its Subsidiaries fiscal quarters to end on dates consistent with a December 31 fiscal year end) so long as (i) VHS Holdco I shall have given the Administrative Agent at least 10 Business Days' prior written notice thereof and (ii) on or prior to such change in fiscal year and fiscal quarters, VHS Holdco I and the Required Lenders shall have entered into certain technical amendments and modifications to this Agreement to the extent deemed necessary or appropriate by the Joint Lead Arrangers and VHS Holdco I to preserve the intent of the parties hereto with respect to the covenants and agreements set forth in Sections 9.07, 9.08, 9.09 and 9.10 and any other provisions of this Agreement.

            8.09 Payment of Taxes. VHS Holdco I will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i) provided that neither VHS Holdco I nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if VHS Holdco I or such Subsidiary has maintained adequate reserves with respect thereto in accordance with GAAP.

            8.10 Accreditation and Licensing. VHS Holdco I will (i) cause VHS Holdco II and each of its Subsidiaries to obtain and maintain, its qualification for participation in any payment under CHAMPUS, Medicare, Medicaid, Blue Cross, Blue Shield and any other private insurance programs of similar broad application and any other federal, state and local governmental programs providing for payment of reimbursement for services rendered which VHS Holdco II deems prudent in its reasonable discretion, except to the extent any failure to maintain such qualification could not, individually or in the aggregate with all other failures pursuant to this Section 8.10, reasonably be expected to have a material adverse effect on the business, assets or liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole, and (ii) use its best efforts to cause each Hospital Property owned, leased or operated by VHS Holdco I or any Subsidiary of VHS Holdco I to have at all times a valid Certificate of Accreditation of the Joint Commission of Accreditation of Health Care Organizations in full force and effect, except to the extent any failure to have any such valid Certificate of Accreditation of the Joint Commission of Accreditation of Health Care Organizations could not, individually or in the aggregate with all other failures pursuant to this
Section 8.10, reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole.

            8.11 Additional Security; Further Assurances. (a) VHS Holdco I will, and will cause each of the other Credit Parties to, grant to the Collateral Agent security interests and mortgages in such assets and properties of VHS Holdco I and such other Credit Parties as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"), provided that notwithstanding anything to the contrary contained in this Agreement (i) the pledge of the stock of Foreign Subsidiaries of the Credit Parties (to the extent such Credit Party is not a Foreign Subsidiary) shall be limited solely to the pledge of no more than 65% of the total outstanding voting stock, and 100% of the total outstanding non-voting stock, of such Credit Parties' "first tier" Foreign Subsidiaries, (ii) Leasehold Mortgages shall not be required on any Real Property other than Hospital Properties, large clinics and surgical centers and other material Real Property, (iii) no landlord-lender agreements shall be required on any Leasehold not subject to a Leasehold Mortgage, (iv) neither VHS Holdco I nor any other Credit Party shall be required to enter into control agreements with respect to their deposit or securities accounts and (v) at VHS Holdco I's election (which election shall be made by delivering written notice thereof to the Administrative Agent) neither VHS Holdco I nor any other Credit Party shall be required to grant a security interest or mortgage in any asset as otherwise required above pursuant to this Section 8.11(a) so long as the book value or fair market value (as determined in good faith by VHS Holdco I), whichever is greater, is less than (x) in the case of Real Property, $2,000,000 and (y) in the case of any other asset, $1,000,000 (although in no event shall the aggregate book value or fair market value (as determined in good faith by VHS Holdco I), whichever is greater, of all assets so excluded as provided in this clause (iii) exceed (1) in the case of Real Property, $10,000,000 and (2) in the case of any other asset, $5,000,000). Subject to the provisions contained in the proviso appearing in the immediately preceding sentence, within 30 days following the Administrative Agent's or the Required Lenders' request therefor, VHS Holdco I will, and will cause each of the other Credit Parties to, grant to the Collateral Agent mortgages on any Hospital Properties constructed or acquired by VHS Holdco I or any other Credit Party following the Initial Borrowing Date. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (b) VHS Holdco I will, and will cause each of the other Credit Parties to, at the expense of VHS Holdco I or such other Credit Party, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps as the Collateral Agent may reasonably require in order to perfect, protect, preserve and enforce the security interest of the Collateral Agent in the Collateral covered by any of the Security Documents. Furthermore, the Credit Parties will use their reasonable best efforts to cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.11 has been complied with.

            (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of VHS Holdco I and the other Credit Parties constituting Collateral, VHS Holdco I will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements.

            (d) VHS Holdco I will, and will cause each of the other Credit Parties to, (i) furnish to the Collateral Agent prompt written notice of any change (A) in any Credit Party's corporate or organization name, (B) in any Credit Party's identity, organizational structure or jurisdiction of organization or (C) in any Credit Party's organizational identification number; provided that no Credit Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Creditors and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

            (e) VHS Holdco I agrees that each action required above by this
Section 8.11 (other than actions described in the second sentence of clause (a) and clause (d) of this Section 8.11) shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by VHS Holdco I or its Subsidiaries pursuant to the terms of this Section 8.11; provided that in no event will VHS Holdco I or any of its Subsidiaries be required to take any action, other than using its commercially reasonable best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

            8.12 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 7.08.

            8.13 Guaranties by New Subsidiaries. VHS Holdco I will, and will cause each of its Subsidiaries to, cause each Wholly-Owned Domestic Subsidiary of VHS Holdco I that is established, created or acquired after the Initial Borrowing Date to execute a counterpart to the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement or a Joinder Agreement substantially in the form of Exhibit N, in each case, within 25 Business Days of the establishment, creation or acquisition of each such Wholly-Owned Domestic Subsidiary (except that (1) if such Wholly-Owned Domestic Subsidiary, as a result of a material contract with Arizona Health Care Cost Containment System or similar regulator or healthcare provider existing at the time of such acquisition and not entered into in contemplation thereof or in connection therewith, is prohibited from becoming a Subsidiary Guarantor (a "Pre-existing Material Restriction"), (2) if the Total Assets of such Wholly-Owned Domestic Subsidiary do not exceed $10,000 (a "De Minimis Subsidiary"), (3) if such Wholly-Owned Domestic Subsidiary intends in good faith to issue its Equity Interests to physicians or other investors in accordance with Section 9.13(b) within 270 days from the date of creation or acquisition of such Wholly-Owned Domestic Subsidiary (a "Designated Subsidiary"), or (4) if the execution by such Wholly-Owned Domestic Subsidiary of the Subsidiaries Guaranty, the Pledge Agreement or the Security Agreement and the performance of the obligations thereunder would violate applicable law or a contractual obligation binding on such Wholly-Owned Domestic Subsidiary and so long as such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Wholly-Owned Domestic Subsidiary in contemplation of or in connection with the acquisition of such Wholly-Owned Domestic Subsidiary (a "Legal Restriction"), then upon the receipt by the Administrative Agent of a certificate of an Authorized Officer of VHS Holdco I requesting that such Wholly-Owned Domestic Subsidiary shall be a Non-Guarantor Subsidiary, and certifying that (x) (A) such Wholly-Owned Domestic Subsidiary is subject to a Pre-existing

Material Restriction, (B) such Wholly-Owned Domestic Subsidiary is a Designated Subsidiary and no Default or Event of Default exists at the time of, or would exist immediately after giving effect to the designation of such Subsidiary as a Non-Guarantor Subsidiary (including, without limitation, under Section 9.17) or
(C) such Wholly-Owned Domestic Subsidiary is subject to a Legal Restriction (provided that (i) no such certificate shall be required in respect of an De Minimis Subsidiary and (ii) upon the reasonable request of the Administrative Agent, VHS Holdco I shall, and shall cause any applicable Subsidiary to, use commercially reasonably efforts to have waived or eliminated any Pre-existing Material Restriction and/or any contractual obligation of the type described in clause (4) above), such Wholly-Owned Domestic Subsidiary shall not be required to become a Subsidiary Guarantor or take such other actions referred to above provided for a Subsidiary Guarantor unless and until such later date, if any, upon which (A) such Pre-existing Material Restriction no longer prohibits such result (without limitation of Section 9.17), (B) the Administrative Agent reasonably determines that the Equity Interests of such Subsidiary were not issued to physicians and other physicians within the relevant 270-day period or
(C) VHS Holdco I is not in compliance with Section 9.17, as the case may be, at which time the respective Wholly-Owned Domestic Subsidiary shall be required to become a Subsidiary Guarantor and take such other actions referred to above for a Subsidiary Guarantor). In addition, any such new Wholly-Owned Domestic Subsidiary that is required to become a Subsidiary Guarantor as provided above shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5A as such Wholly-Owned Domestic Subsidiary would have had to deliver if such Wholly-Owned Domestic Subsidiary were a Credit Party on the Initial Borrowing Date.

            8.14 Surveys; etc. On or prior to the 45th day following the Effective Date, the Collateral Agent shall have received a survey of the Mortgaged Properties located at 325 E. Baseline Road and 303 E. Baseline Road, Phoenix, AZ 85042 (and all improvements thereon) (w) prepared by a surveyor or engineer licensed to perform surveys in the State of Arizona, (x) dated not earlier than six (6) months prior to the date of delivery thereof, (y) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the respective title company and (z) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

            SECTION 9. Negative Covenants. Each Credit Agreement Party covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, are paid in full:

            9.01 Liens. VHS Holdco I will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) now or hereafter owned by VHS Holdco I or any of its Subsidiaries or upon any income or revenues or rights in respect thereof, provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, "Permitted Liens"):

            (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (ii) landlords', carriers', warehousemen's, materialmen's, repairmen's, construction and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of VHS Holdco I's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of VHS Holdco I's or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, and in respect of which, if applicable, VHS Holdco I or any of its Subsidiaries shall have set aside on its books reserves in accordance with GAAP;

            (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 9.01(iii) plus renewals, refinancings and extensions of such Liens; provided that
      (x) the Indebtedness secured by such Liens is permitted under Section 9.04(ii) and (y) any such renewal, refinancing or extension does not encumber any assets or properties of VHS Holdco I or any additional assets or properties of VHS Holdco II or any of its Subsidiaries;

            (iv) Permitted Encumbrances;

            (v) Liens created pursuant to the Credit Documents;

            (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of VHS Holdco II or any of its Subsidiaries;

            (vii) Liens (A) upon assets subject to Capitalized Lease Obligations, (B) created pursuant to purchase money mortgages or security interests or (C) placed upon real estate, equipment or machinery at the time of acquisition or construction thereof by VHS Holdco II or any of its Subsidiaries or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, in each case to the extent such Capitalized Lease Obligations or the other Indebtedness secured by Liens, as the case may be, are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation, such purchase money mortgages or security interests or incurred to finance the acquisition or construction of such real estate, equipment or machinery, as the case may be, and (y) the Lien encumbering the real estate, equipment, machinery or asset giving rise to the purchase money mortgage security interest or the asset giving rise to the Capitalized Lease Obligation, as the case may be, does not encumber any asset of VHS Holdco I or any other asset of VHS Holdco II or any of its Subsidiaries;

            (viii) zoning restrictions, easements, trackage rights, licenses, special assessments, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not

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      materially interfering with the conduct of the business of VHS Holdco I or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statement filings in respect of operating leases;

            (x) statutory and common law landlords' liens under leases to which VHS Holdco I or any of its Subsidiaries is a party;

            (xi) Liens (other than Liens created or imposed under ERISA) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, and pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to VHS Holdco I or any of its Subsidiaries or to secure the performance of tenders, trade contracts, leases, statutory obligations, surety bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business including those incurred to secure health, safety and environmental obligations in the ordinary course of business (in each case exclusive of obligations in respect of the payment for borrowed money);

            (xii) Liens arising out of judgments or awards (including Liens securing Contingent Obligations on surety and appeal bonds relating thereto) in respect of which VHS Holdco I or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $35,000,000 at any time outstanding;

            (xiii) Liens arising from ground leases entered into pursuant to
      Section 9.02(xvi).

            (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition effected pursuant to Section 9.02(ix), or on property or assets of a Subsidiary of VHS Holdco II in existence at the time such property or assets are acquired pursuant to such Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(xix) and (ii) such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any asset of VHS Holdco I or any other asset of VHS Holdco II or any of its Subsidiaries;

            (xv) deposits required to be made in connection with any proposed acquisition to the extent that the aggregate principal amount of all such deposits outstanding at any time shall not exceed $20,000,000;

            (xvi) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of VHS Holdco I or any

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      Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of VHS Holdco II and its Subsidiaries or (iii) relating to purchase orders or other agreements entered into with customers of VHS Holdco II or any of its Subsidiaries in the ordinary course of business;

            (xvii) Liens arising out of sale leaseback transactions permitted under Section 9.02(xiv), so long as such Liens attach only to the property sold and being leased in the respective transaction and any accessions thereto or proceeds thereof and related property;

            (xviii) Liens securing obligations in respect of trade-related letters of credit permitted under Sections 9.04(xxii) and (xxv) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

            (xix) licenses of intellectual property granted in the ordinary course of business in a manner consistent with past practice;

            (xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xxi) Liens upon specific items of inventory or other goods (and proceeds thereof) of VHS Holdco II or any of its Subsidiaries securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (xxii) Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary that is not otherwise secured by a Lien on the Collateral under the Credits Documents and that is permitted to be incurred under Section 9.04(xxvi);

            (xxiii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights; and

            (xxiv) other Liens, provided that the aggregate fair market value of all assets subject to such Liens does not at any time exceed $10,000,000.

Notwithstanding the foregoing no Liens shall be permitted to exist, directly or indirectly, on any Pledge Agreement Collateral, other than Liens in favor of the Collateral Agent and Liens permitted under Section 9.01(i), (ii) or (xxiii).

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. VHS Holdco I will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and other assets in the ordinary course of business) of any Person, except that:

            (i) Capital Expenditures by VHS Holdco II and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

            (ii) VHS Holdco I and each of its Subsidiaries may in the ordinary course of business, sell or otherwise dispose of materials, equipment and other assets which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business;

            (iii) Investments may be made to the extent permitted by Section 9.05, Liens may exist to the extent permitted by Section 9.01 and Dividends may be made to the extent permitted by Section 9.03;

            (iv) VHS Holdco I and each of its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by Section 9.04(iii));

            (v) VHS Holdco I and each of its Subsidiaries may purchase and sell inventory and supplies in the ordinary course of business;

            (vi) VHS Holdco I and its Subsidiaries may liquidate Cash Equivalents in the ordinary course of business;

            (vii) each of VHS Holdco II and its Subsidiaries may sell or otherwise dispose of other assets provided (1) each such sale or other disposition by a Credit Party to a Subsidiary thereof that is not a Credit Party shall be made in compliance with Section 9.06 (without reliance on clause (ii) thereof), (2) VHS Holdco II or the respective Subsidiary receives at least fair market value (as determined in good faith by VHS Holdco II or such Subsidiary, as the case may be), (3) at least 75% of the total consideration received by VHS Holdco II or such Subsidiary is cash or Cash Equivalents and is received substantially contemporaneously with the consummation of such sale or other disposition, (4) the aggregate amount of the proceeds received from all medical office buildings (or assets comprising medical office buildings) sold pursuant to this clause
      (vii) from and after the Initial Borrowing Date shall not exceed $50,000,000, (5) the aggregate amount of the proceeds received from all assets (other than those described in preceding clause (4)) sold pursuant to this clause (vii) shall not exceed either $25,000,000 in any fiscal year of VHS Holdco I or $75,000,000 in the aggregate, (6) the Net Sale/Recovery Event Proceeds from all sales or dispositions pursuant to this clause (vii) are either applied as provided in Section 4.02(f) or reinvested in assets to the extent permitted by Section 4.02(f) and (7) in the case of any such sale or other disposition of less than all of the Equity Interests of any Subsidiary of VHS Holdco II, if after giving effect thereto such Subsidiary (x) becomes a Non-Guarantor Subsidiary, VHS Holdco I shall be in compliance with Section 9.17 after giving effect to such sale or other disposition or (y) becomes a Person in which VHS Holdco II or one of its Subsidiaries retains a minority equity interest, such retained equity interest shall be deemed to be an Investment and shall be required to be justified under Section 9.05(xxv);

            (viii) each of VHS Holdco II and its Subsidiaries may sell or otherwise dispose of other assets provided (1) no Specified Default then exists or would exist immediately after giving effect thereto, (2) each such sale or other disposition by a Credit Party to a Subsidiary thereof that is not a Credit Party shall be made in compliance with Section 9.06 (without reliance on clause (ii) thereof), (3) VHS Holdco II or the respective Subsidiary receives at least fair market value (as determined in good faith by VHS Holdco II or such Subsidiary, as the case may be),
      (4) the consideration for such sale or disposition is received substantially contemporaneously with the consummation of such sale or other disposition, (5) the aggregate amount of the proceeds, together with the aggregate fair market value (as determined in good faith by VHS Holdco
      II) of all non-cash assets received from all assets sold pursuant to this clause (viii) shall not exceed $15,000,000 in any fiscal year of VHS Holdco I, and (6) in the case of any such sale or other disposition of less than all of the Equity Interests of any Subsidiary of VHS Holdco II, if after giving effect thereto such Subsidiary (x) becomes a Non-Guarantor Subsidiary, VHS Holdco II shall be in compliance with Section 9.17 after giving effect to such sale or other disposition or (y) becomes a Person in which VHS Holdco II or one of its Subsidiaries retains a minority equity interest, such retained equity interest shall be deemed to be an Investment and shall be required to be justified under Section 9.05(xxv);

            (ix) any Subsidiary of VHS Holdco II may acquire one or more Hospital Properties located in the United States and any Health Care Assets located in the United States which are complementary to VHS Holdco II and its Subsidiaries' businesses, or VHS Holdco II or any Subsidiary of VHS Holdco II may acquire (including pursuant to a merger or consolidation) Equity Interests in any Person (which as a result of such acquisition becomes a Subsidiary of VHS Holdco II) all or substantially all of whose assets consist of one or more Hospital Properties located in the United States and/or any Health Care Assets located in the United States which are complementary to VHS Holdco II and its Subsidiaries' businesses (each such acquisition, a "Permitted Acquisition" and, collectively, the "Permitted Acquisitions"); provided that (w) no Event of Default then exists or would exist immediately after giving effect thereto, (x) to the extent the purchase price for such Permitted Acquisition is $10,000,000 or more, VHS Holdco I shall deliver to the Administrative Agent a Permitted Acquisition Compliance Certificate, no later than the date of the consummation of such Permitted Acquisition, (y) at the time of, and after giving effect to, each such Permitted Acquisition, VHS Holdco I and the Borrowers shall be in compliance with Sections 9.08, 9.09 and 9.10 on a Post-Test Period Pro Forma Basis and shall be in compliance with Section 9.17 and (z) the aggregate purchase price (including for this purpose any Acquisition CapEx and any earn-outs in connection with such Permitted Acquisition (taking the good faith estimate of an Authorized Officer of VHS Holdco I as the amount which would become due in connection with such earn-out)) for all such Permitted Acquisitions permitted under this clause (ix) (determined, in each case, net of consideration in the form of, or paid with the proceeds of, substantially contemporaneous issuances of VHS Holdco I's common Equity Interests (to the extent such proceeds are not required to be applied pursuant to Section 4.02(d)) shall not exceed $25,000,000 except to the extent that VHS Holdco I certifies to the Administrative Agent in the respective Permitted Acquisition Certificate, in connection with any Permitted Acquisition which would cause the foregoing limitation to be exceeded, that such excess consideration does not exceed the Retained Excess Cash

      Flow Amount as then in effect and which shall constitute a utilization thereof, provided further, that clause (z) above shall not apply so long as at the time of the respective Permitted Acquisition (and after giving effect thereto), the Borrowers' and their respective Subsidiaries' unrestricted cash on hand at such time plus the aggregate principal amount of Revolving Loans that the Borrowers may incur in compliance with Section 1.01(b) at such time is at least $25,000,000;

            (x) (i) VHS Holdco II and its Subsidiaries may transfer assets to a Subsidiary Guarantor (other than the Captive Insurance Subsidiary) and any Subsidiary of VHS Holdco I may transfer assets to VHS Holdco II, (ii) Subsidiaries of VHS Holdco II that are not Subsidiary Guarantors may transfer assets to other Subsidiaries of VHS Holdco II that are not Subsidiary Guarantors, (iii) any Subsidiary that is a Non-Guarantor Subsidiary may merge or consolidate into or with any other Non-Guarantor Subsidiary, (iv) any Subsidiary (other than the Captive Insurance Subsidiary) of VHS Holdco II may merge with and into any Subsidiary Guarantor (other than the Captive Insurance Subsidiary) so long as the respective Subsidiary Guarantor is the surviving entity of such merger, and (v) any Subsidiary of VHS Holdco II (other than Co-Borrower) may liquidate or dissolve its existence or change its form of existence if VHS Holdco I determines in good faith that such liquidation, dissolution or change is in the best interests of VHS Holdco II and is not materially disadvantageous to the Lenders;

            (xi) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrowers and the Subsidiary Guarantors may transfer assets to Non-Guarantor Subsidiaries;

            (xii) VHS Holdco II and its Subsidiaries may (i) lease real or personal property to physicians or other medical professionals in the ordinary course of business, and (ii) otherwise grant leases or subleases of real or personal property to other Persons not materially interfering with the conduct of the business of VHS Holdco I or any of its Subsidiaries;

            (xiii) VHS Holdco II and its Subsidiaries may enter into short-term leases at any time with respect to (i) equipment not being utilized by any Hospital Property at such time, so long as such equipment was not purchased by VHS Holdco II or any of its Subsidiaries for the purpose of leasing such equipment, and (ii) durable medical equipment leased by VHS Holdco II and its Subsidiaries to its patients;

            (xiv) VHS Holdco II and its Subsidiaries may enter into sale-leaseback transactions so long as (i) any such sale-leaseback transaction between a Credit Party and a Subsidiary thereof that is not a Credit Party shall be in compliance with Section 9.06 (without reliance on clause (ii) thereof), (ii) VHS Holdco II or the respective Subsidiary of VHS Holdco II receives at least fair market value (as determined in good faith by VHS Holdco II or such Subsidiary, as the case may be) and (iii) the Indebtedness incurred by VHS Holdco II or the respective Subsidiary is permitted under Section 9.04(iii);

            (xv) VHS Holdco I and its Subsidiaries may pre-pay rent under leases and may purchase pre-paid insurance and services, in each case in the ordinary course of business;

            (xvi) so long as the aggregate fair market value of all Real Property disposed of pursuant to this clause (xvi) does not, at the time of (and giving effect to) any such disposition, exceed 2% of the Total Assets of VHS Holdco I and its Subsidiaries, VHS Holdco II and its Subsidiaries shall be permitted to make dispositions of substantially unimproved Real Property to, or ground lease unimproved Real Property to, other Persons for sale or lease consideration pursuant to overall arrangements deemed by management of VHS Holdco II to be fair and reasonable, for the purpose of the respective transferee or lessee building on such Real Property (A) a medical office building, (B) a building to contain a healthcare business or (C) a parking garage to be used in connection with a medical office building or a building containing or to contain a healthcare business, and any such transaction may include, if a ground lease, a subordination of the fee ownership interest of the lessor to the lien of the lender for such Person (valued at the aggregate fair market value of the Real Property sold or leased);

            (xvii) VHS Holdco II and/or its Subsidiaries may, in the ordinary course of business and consistent with past practices prior to the Initial Borrowing Date, sell or otherwise transfer receivables owing to it to third parties for the purposes of collection of outstanding balances thereunder;

            (xviii) VHS Holdco II and its Subsidiaries may transfer parcels of Real Property which are not improved with any material building thereon to governmental authorities without consideration; and

            (xix) non-exclusive licensing and cross-licensing arrangements involving any technology or other intellectual property of VHS Holdco II or any of its Subsidiaries in the ordinary course of business.

To the extent the Required Lenders or all of the Lenders, as the case may be, waive the provisions of this Section 9.02 with respect to the sale of any Collateral (other than the sale of any Collateral to any Borrower or any Guarantor), or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02 (other than any sale or any disposition to any Borrower or any Subsidiary Guarantor), such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to (and at the request and the expense of VHS Holdco I shall) take any actions deemed appropriate by the Collateral Agent in order to effect or evidence the foregoing. In addition, subject to continued compliance with Section 9.17, upon the occurrence of any sale of all or less than all of the Equity Interests of any Subsidiary Guarantor consummated in accordance with the provisions of
Section 9.02(vii) or (viii), upon the receipt by the Administrative Agent and the Collateral Agent of (i) a certificate of an Authorized Officer of VHS Holdco I certifying that (x) such Subsidiary is to be released from the Subsidiaries Guaranty and the Security Documents to which it is a party in accordance with provisions hereof and thereof and (y) no Default or Event of Default exists at the time of, or would exist immediately after giving effect to, such release and
(ii) evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent that such Subsidiary has been (or will contemporaneously with the release described below, will be) released from its guarantee (if any) of any and all Indebtedness under the New Senior Subordinated Notes, the Existing Senior Subordinated Notes and, after the issuance thereof, the Permitted Subordinated Notes and the

Permitted Senior Notes, such Subsidiary shall be released from the Subsidiaries Guaranty and the Security Documents to which it is party, and the Administrative Agent and the Collateral Agent shall be authorized to (and at the request and expense of VHS Holdco I shall) take any action deemed appropriate in order to effect or evidence the foregoing.

            9.03 Dividends. VHS Holdco I will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to VHS Holdco I or any of its Subsidiaries, except that:

            (i) any Subsidiary of VHS Holdco II may pay Dividends to VHS Holdco II or to a Wholly-Owned Subsidiary of VHS Holdco II;

            (ii) VHS Holdco I may redeem or repurchase (and VHS Holdco II and its Subsidiaries may declare and pay Dividends to VHS Holdco I, the proceeds of which are used to so redeem or repurchase) VHS Holdco I's Equity Interests (including related stock appreciation rights or similar securities) from present or former officers, consultants, employees and directors (or their trusts or estates) of VHS Holdco I or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan, any employee stock ownership plan or any Shareholders' Agreement, provided that the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased in any calendar year does not exceed the sum of (A) $7,000,000 plus (B) all amounts obtained by VHS Holdco I during such calendar year from the sale of such Equity Interests to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements, which, if not used in any calendar year, may be carried forward to any subsequent calendar year plus (C) all amounts obtained from any key-man life insurance policies recorded during such calendar year;

            (iii) so long as there shall exist no Default or Event of Default at the time of or immediately after giving effect thereto, VHS Holdco I may effect a one-time redemption or repurchase of its Equity Interests from any present or former officer, consultant, employee or director (or his or her trust or estate) of VHS Holdco I or any of its Subsidiaries upon the death, disability, retirement or termination of employment of such Person so long as the aggregate amount of such redemption or repurchase does not exceed $25,000,000;

            (iv) so long as there shall exist no Default under Section 10A.01 or Event of Default (both before and after giving effect to the payment thereof) any non-Wholly-Owned Subsidiary of VHS Holdco II may pay Dividends to its shareholders or partners generally in the form of cash, Cash Equivalents, common stock and preferred stock permitted to be issued pursuant to Section 9.13(b), so long as VHS Holdco II or its respective Subsidiary which owns the Equity Interest or Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests in such Subsidiary);

            (v) (A) VHS Holdco I may make noncash repurchases of its Equity Interests deemed to have occurred upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options and (B) VHS Holdco I may purchase its common Equity Interests at fair market value from officers, employees and directors of VHS Holdco I or any of its Subsidiaries to the extent necessary to cover the exercise price of options and income tax withholding, provided that the aggregate amount of cash paid in respect of all such shares so repurchased pursuant to this clause (B) in any calendar year does not, when added to the aggregate amount of all Dividends made in such calendar year pursuant to clauses (vi), (vii) and (xv) below, exceed $5,000,000;

            (vi) VHS Holdco I may make cash payments to officers, employees and directors of VHS Holdco I or any of its Subsidiaries in respect of stock appreciation rights issued pursuant to a compensation plan approved by the board of directors of VHS Holdco I or by the compensation committee thereof, provided that the aggregate amount of cash paid pursuant to this clause (vi) in any calendar year does not, when added to the aggregate amount of all Dividends made in such calendar year pursuant to clause
      (v)(B) above and clauses (vii) and (xv) below, exceed $5,000,000;

            (vii) VHS Holdco II and its Subsidiaries may purchase Equity Interests in their respective non-Wholly-Owned Subsidiaries, and non-Wholly-Owned Subsidiaries of VHS Holdco II and Health Care Joint Ventures may repurchase their respective outstanding Equity Interests, provided that the aggregate amount of cash paid pursuant to all purchases and repurchases under this clause (vii) in any calendar year does not, when added to the aggregate amount of Dividends made in such calendar year pursuant to clauses (v)(B) and (vi) above and clause (xv) below, exceed $5,000,000;

            (viii) VHS Holdco II may pay cash Dividends to VHS Holdco I which may in turn pay Dividends to Vanguard so long as the proceeds thereof are promptly used by VHS Holdco I or Vanguard (w) to pay operating expenses incurred in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities) and other similar overhead costs, expenses and tax liabilities (other than income taxes) of VHS Holdco I or, to the extent primarily attributable to the operations of VHS Holdco I and its Subsidiaries, of Vanguard, (x) to pay Dividends to VHS Holdings LLC for the payment of costs, expenses and tax liabilities (other than income taxes) incurred by VHS Holdings LLC that are of a similar nature as those described in preceding clause (w) and are primarily attributable to the operations of VHS Holdco I and its Subsidiaries, (y) to pay fees and expenses relating to any offering, investment or acquisition by VHS Holdco I or any of its Subsidiaries permitted hereunder (whether or not successful) and other fees and expenses incidental to the maintenance of the existence of VHS Holdco I, VHS Holdings LLC and Vanguard (in each case to the extent primarily attributable to the operations of VHS Holdco I and its Subsidiaries) and the ownership by each of such entities of, as applicable, VHS Holdco II, Vanguard and VHS Holdco I and Subsidiaries of VHS Holdco I and (z) to make payments permitted by Section 9.06;

            (ix) VHS Holdco II may pay Dividends to VHS Holdco I which in turn may pay Dividends to Vanguard for the purpose of enabling Vanguard or VHS Holdco I to pay federal and state income taxes imposed directly on or allocated to VHS Holdco I or Vanguard or which are due and payable by VHS Holdco I or Vanguard as part of a consolidated group (or enabling Vanguard to pay Dividends to VHS Holdings LLC should such taxes be imposed directly on or allocated to VHS Holdings LLC), to the extent such taxes are attributable to the operations of VHS Holdco I and its Subsidiaries, and so long as (x) such Dividends are only paid at the time that VHS Holdco I, Vanguard, or VHS Holdings LLC (as the case may be) is otherwise required to make such federal, state or local income tax payments (including estimated tax payments), (y) any refunds received by VHS Holdco I, Vanguard, or VHS Holdings LLC (as the case may be) in respect of such federal, state or local income tax obligations are promptly returned to VHS Holdco II as an equity contribution or series of equity contributions and (z) the amount of such payments in respect of any tax year does not exceed the amount that VHS Holdco I and its Subsidiaries would have been required to pay in respect of such federal or state income taxes (as the case may be) in respect of such year if VHS Holdco I and its Subsidiaries paid taxes directly as a stand-alone taxpayer (or stand-alone group);

            (x) VHS Holdco II may pay cash Dividends to VHS Holdco I so long as the proceeds thereof are promptly used by VHS Holdco I to make Dividends permitted pursuant to clause (iii), (v)(B), (vi), (xiii) or (xv) of this
      Section 9.03;

            (xi) VHS Holdco I may pay cash Dividends to Vanguard for the purposes of Vanguard making Dividends (including through VHS Holdings LLC) of the type described in clause (ii), (iii), (v)(B) and (vi) of this
      Section 9.03 with respect to officers, consultants, employees and directors of Vanguard to the extent same are primarily employed, appointed or engaged, as the case may be, in connection with the operations of VHS Holdco I and its Subsidiaries;

            (xii) on and after April 1, 2010 and so long as no Default or Event of Default then exist or would exist immediately after giving effect thereto, VHS Holdco II may pay cash Dividends to VHS Holdco I so long as the proceeds thereof are promptly used by VHS Holdco I (and/or Holdco Finance Corp.) to pay regularly scheduled cash interest payments in respect of the Holdco Senior Discount Notes in accordance with the terms of the Holdco Senior Note Discount Note Indenture;

            (xiii) VHS Holdco I may pay cash Dividends to Vanguard to permit Vanguard to pay regularly scheduled cash interest payments in respect of the Existing Senior Subordinated Notes in accordance with the terms of the Existing Senior Subordinated Note Indenture;

            (xiv) VHS Holdco II and VHS Holdco I may pay cash Dividends on the Initial Borrowing Date to effect the Transaction; and

            (xv) so long as no Default or Event of Default is then in existence or would arise therefrom, VHS Holdco I may pay cash Dividends not otherwise permitted in clauses (i) through (xiv) above in an amount not to exceed, when added to the aggregate amount of Dividends made in such calendar year pursuant to clauses (v)(B), (vi) and (vii) above, $5,000,000.

            9.04 Indebtedness. VHS Holdco I will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Existing Indebtedness to the extent the same is listed on
      Schedule 7.20, but no refinancings or renewals thereof other than Permitted Refinancing Indebtedness to Refinance such Indebtedness, provided that Permitted Refinancing Indebtedness to Refinance Indebtedness set forth under item II of Schedule 7.20, if any, shall not be permitted under this Section 9.04(ii);

            (iii) Indebtedness of VHS Holdco II and its Subsidiaries (w) consisting of Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, (x) under sale-leaseback transactions, (y) incurred pursuant to purchase money mortgages or (z) subject to Liens permitted under Section 9.01(vii)(C); provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations, sale-leaseback transactions and other Indebtedness outstanding pursuant to this clause (iii) at any time, when added to the aggregate principal amount of then outstanding Indebtedness in excess of $50,000,000 incurred pursuant to Section 9.04(xix) exceed $50,000,000;

            (iv) intercompany Indebtedness among VHS Holdco II and the Subsidiary Guarantors to the extent permitted by Section 9.05(iii);

            (v) (A) Indebtedness of Non-Guarantor Subsidiaries owing to VHS Holdco II and the Subsidiary Guarantors to the extent permitted under
      Section 9.05(iv), (B) Indebtedness of VHS Holdco II and the Subsidiary Guarantors owing to Non-Guarantor Subsidiaries to the extent permitted under Section 9.05(v) and (C) intercompany Indebtedness among the Non-Guarantor Subsidiaries to the extent permitted by Section 9.05(vi);

            (vi) Indebtedness under Other Hedging Agreements in connection with VHS Holdco II's or any Subsidiary Guarantor's ordinary course of business operations so long as management of VHS Holdco II or such Subsidiary Guarantor, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities;

            (vii) unsecured senior subordinated guarantees by any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) incurred pursuant to the Existing Senior Subordinated Notes and the other Existing Senior Subordinated Note Documents, in respect of an aggregate principal amount of Existing Senior Subordinated Notes not to exceed $1,211,000 less the amount of any repayments of principal thereof after the Initial Borrowing Date;

            (viii) (x) unsecured senior subordinated Indebtedness of the Borrowers (and unsecured senior subordinated guarantees thereof by any Guarantor for so long as such Person remains a Guarantor) incurred pursuant to the New Senior Subordinated Notes and the other New Senior Subordinated Note Documents, in an aggregate principal amount not to exceed $575,000,000 less the amount of any repayments of principal thereof after the Initial Borrowing Date and any Permitted Refinancing Indebtedness permitted to Refinance such Indebtedness in the form of Permitted Senior Subordinated Debt Securities and (y) unsecured senior Indebtedness of VHS Holdco I incurred pursuant to the Holdco Senior Discount Notes and the other Holdco Senior Discount Note Documents, in an aggregate principal amount not to exceed $124,660,080 plus the amount of accreted principal with respect thereto pursuant to the terms thereof less the amount of any repayments of principal thereof after the Initial Borrowing Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness in the form of Permitted Debt Securities;

            (ix) amounts constituting deferred purchase price or earnouts in connection with Permitted Acquisitions; provided that the aggregate amount of all Indebtedness permitted under this clause (ix) (taking the maximum amount that may become due in connection therewith) shall not exceed $50,000,000 at any time outstanding;

            (x) amounts constituting deferred payment obligations resulting from adjudications or settlements of any claims or litigation;

            (xi) Indebtedness owing to Subsidiaries of VHS Holdco II in connection with the cash management program of VHS Holdco II;

            (xii) Contingent Obligations of VHS Holdco II and its Subsidiaries constituting guarantees by VHS Holdco II of Indebtedness of any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) or guarantees by any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) of Indebtedness of any of VHS Holdco II or any other Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor), but in each case only to the extent that the Indebtedness being guaranteed is otherwise permitted by this Section 9.04, provided that this clause (xii) shall not permit any Contingent Obligations in respect of Existing Senior Subordinated Notes, New Senior Subordinated Notes, Permitted Subordinated Notes, Permitted Senior Unsecured Notes or Permitted Debt Securities;

            (xiii) Contingent Obligations constituting (i) guarantees by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary; provided that all Foreign Subsidiaries may guarantee obligations of other Foreign Subsidiaries under ordinary course cash management obligations, and (ii) unsecured guarantees by VHS Holdco I and its Subsidiaries of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under 9.04(xxvi);

            (xiv) Contingent Obligations of VHS Holdco II or any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) constituting guarantees of (i) obligations of Health Care Joint Ventures which are not Subsidiary Guarantors under their operating leases and (ii) Indebtedness of Health Care Joint Ventures in an aggregate principal amount for all such Indebtedness not exceeding $7,500,000;

            (xv) Indebtedness of VHS Holdco I consisting of deferred purchase price for redemptions or repurchases of VHS Holdco I's Equity Interests, provided that (i) VHS Holdco I's payment obligations thereunder are limited to the extent necessary to be in compliance with Section 9.03(ii) and (ii) such Indebtedness is subordinated to the Obligations to at least the same degree as intercompany loans described in Section 9.05(v) are subordinated to the Obligations;

            (xvi) Indebtedness under Interest Rate Protection Agreements so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

            (xvii) unsecured subordinated Indebtedness of VHS Holdco II (and unsecured subordinated guarantees thereof by any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor)) incurred under Permitted Subordinated Notes and the other Permitted Subordinated Note Documents in an aggregate principal amount not to exceed $300,000,000 so long as (A) at least five Business Days prior to the issuance thereof, the Borrowers shall have delivered to the Administrative Agent the then current drafts of the Permitted Subordinated Note Documents and with any changes thereto made after the initial delivery of such Permitted Subordinated Note Documents to be delivered to the Administrative Agent substantially concurrently with the delivery thereof to the Persons to be party to such Permitted Subordinated Note Documents and prior to the issuance of the related Permitted Subordinated Notes, (B) the final maturity date thereof is no earlier than 91 days following the latest Maturity Date in effect at the time of the issuance of any such Permitted Subordinated Notes for then outstanding Term Loans, (C) there are no scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the maturity of the Permitted Subordinated Notes (other than provisions requiring an offer to purchase Permitted Subordinated Notes to be made upon the occurrence of a change in control or asset sale on terms not more onerous (from the perspective of the Borrowers) than those contained in the New Senior Subordinated Note Indenture as originally in effect), (D) the subordination provisions applicable to the Permitted Subordinated Notes shall be substantially identical to those contained in the New Senior Subordinated Notes (although at the option of the Borrowers, the New Senior Subordinated Notes may be included as "Senior Debt", but not "Designated Senior Debt", for purposes of the subordination provisions contained in any issue of Permitted Subordinated Notes), (E) all other terms and conditions of each issue of Permitted Subordinated Notes shall, in the aggregate, not be materially less favorable to the Borrowers (or any Guarantors) and the Lenders than the terms contained in the New Senior Subordinated Notes and related New Senior Subordinated Note Documents, (F) no Default or Event of Default then exists or would result from the issuance thereof, (G) prior to the issuance of any Permitted Subordinated Notes, VHS Holdco I shall have delivered to the Administrative Agent a certificate of VHS Holdco I's Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that VHS Holdco I and its Subsidiaries shall be in compliance with Sections 9.08, 9.09 and 9.10 on a Post-Test Period Pro Forma Basis on the date of the respective issuance of the Permitted Subordinated Notes and after giving effect thereto and the application of the proceeds thereof on such date and (H) prior to the issuance of any Permitted Subordinated Notes, VHS Holdco II shall deliver evidence satisfactory to the Administra-tive Agent, including a certificate of the Chief Financial Officer of VHS Holdco I (accompanied by any required financial calculations in reasonable detail) and an opinion of counsel for VHS Holdco I, that the issuance of such Permitted Subordinated Notes is permitted by the terms of the New Senior Subordinated Notes (and related New Senior Subordinated Note Documents), any Permitted Senior Unsecured Notes (and related Permitted Senior Unsecured Note Documents) and any other issue of Permitted Subordinated Notes (and related Permitted Subordinated Note Documents) then outstanding;

            (xviii) Contingent Obligations of VHS Holdco II or any of its Subsidiaries arising from Physician Support Obligations to the extent same are permitted under Section 9.05(xiv);

            (xix) (i) Indebtedness of VHS Holdco II and its Subsidiaries assumed at the time of a Permitted Acquisition (or of any Subsidiary acquired pursuant thereto), provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) Permitted Refinancing Indebtedness to Refinance Indebtedness outstanding under preceding clause (i); provided that in no event shall the aggregate principal amount of Indebtedness outstanding pursuant to this Section 9.04(xix) at any time, when added to the aggregate principal amount of Indebtedness outstanding pursuant to Section 9.04(iii) at such time, exceed $100,000,000;

            (xx) senior unsecured Indebtedness of VHS Holdco II (and senior unsecured guarantees thereof by any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) incurred under Permitted Senior Unsecured Notes and the other Permitted Senior Unsecured Note Documents in an aggregate principal amount not to exceed, when added to the aggregate amount of Incremental Term Loan Commitments provided by all Incremental Term Loan Lenders pursuant to Section 1.16 from and after the Initial Borrowing Date, an amount equal to $300,000,000 so long as (A) at least five Business Days prior to the issuance thereof, VHS Holdco II shall have delivered to the Administrative Agent and each Lender the then current drafts of the Permitted Senior Unsecured Note Documents and with any changes thereto made after the initial delivery of such Permitted Senior Unsecured Note Documents to be delivered to the Administrative Agent substantially concurrently with the delivery thereof to the Persons to be party to such Permitted Senior Unsecured Note Documents and prior to the incurrence of the related Permitted Senior Unsecured Notes, (B) the final maturity thereof is no earlier than 91 days following the latest Maturity Date in effect at the time of the issuance of any such Permitted Senior Unsecured Notes for then outstanding Term Loans, (C) the respective Permitted Senior Unsecured Note Documents do not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant) or (ii) any cross-default provisions (although such Permitted Senior Unsecured Note Documents may include a provision for a cross-acceleration and a cross-payment default at final maturity to other material Indebtedness) (D) there are no scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the maturity of the Permitted Senior Unsecured Notes (other than provisions requiring an offer to purchase or mandatory repayment, as applicable, with respect to the Permitted Senior Unsecured Notes upon the occurrence of a change in control or asset sale on terms not more onerous (from the perspective of the Borrowers) than those contained in the New Senior Subordinated Note Indenture as originally in effect), (E) the other terms and conditions of each incurrence of Permitted Senior Unsecured Notes shall be no more onerous or restrictive on VHS Holdco I or any of its Subsidiaries in any material respect than the terms and conditions contained in this Agreement, (F) no Default or Event of Default then exists or would result from the incurrence thereof, (G) prior to the incurrence of any Permitted Senior Unsecured Notes, VHS Holdco I shall have delivered to the Administrative Agent a certificate of VHS Holdco I's Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that VHS Holdco I and its Subsidiaries shall be in compliance with Sections 9.08, 9.09 and 9.10 on a Post-Test Period Pro Forma Basis on the date of the respective issuance of Permitted Senior Unsecured Notes and after giving effect thereto and the application of the proceeds thereof on such date and (H) prior to the issuance of any Permitted Senior Unsecured Notes, VHS Holdco I shall deliver evidence satisfactory to the Administrative Agent, including a certificate of the Chief Financial Officer of VHS Holdco I (accompanied by any financial calculations in reasonable detail) and an opinion of counsel for VHS Holdco I, that the issuance of such Permitted Senior Unsecured Permitted Debt Securities Notes is permitted by the terms of the New Senior Subordinated Notes (and related New Senior Subordinated Note Documents), any Permitted Subordinated Notes (and related Permitted Subordinated Note Documents) and any other Permitted Senior Unsecured Notes (and related Permitted Senior Unsecured Note Documents) then outstanding;

            (xxi) Indebtedness (other than Indebtedness for borrowed money) owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to VHS Holdco I or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

            (xxii) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

            (xxiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that
      (x) such Indebtedness (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

            (xxiv) Indebtedness arising from agreements of VHS Holdco II or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of VHS Holdco II, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or such Subsidiary for the purpose of financing such acquisition;

            (xxv) Indebtedness supported by a Letter of Credit, in an aggregate principal amount not in excess of the Stated Amount of such Letter of Credit;

            (xxvi) Indebtedness of Foreign Subsidiaries for working capital purposes incurred in the ordinary course of business on ordinary business terms in an aggregate amount not to exceed $10,000,000 outstanding at any time;

            (xxvii) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

            (xxviii) Contingent Obligations not otherwise permitted by the foregoing clauses of this Section 9.04 not to exceed $5,000,000 in aggregate amount of any time outstanding;

            (xxix) Indebtedness not otherwise permitted by the foregoing clauses of this Section 9.04 not to exceed $25,000,000 in aggregate principal amount at any time outstanding; and

            (xxx) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section 9.04.

            9.05 Advances, Investments and Loans. VHS Holdco I will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that notwithstanding the foregoing:

            (i) VHS Holdco II and its Subsidiaries may acquire and hold accounts receivables and prepaid expenses owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and may grant trade credit in the ordinary course of business and VHS Holdco II and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers, customers and others with whom it has done business or against whom it has claims and in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others with whom it has done business or against whom it has claims, in each case arising in the ordinary course of business;

            (ii) VHS Holdco I and its Subsidiaries may acquire and hold cash and Cash Equivalents and Investments that were Cash Equivalents at the time of the initial acquisition thereof;

            (iii) VHS Holdco II and the Subsidiary Guarantors may make intercompany loans and advances to one another, provided that (x) in the case of each intercompany loan evidenced by a note, each such note shall be substantially in the form of Exhibit O and shall be pledged (and delivered) to the Collateral Agent pursuant to (and to the extent required
      by) the Pledge Agreement, (y) in the event any such Subsidiary Guarantor that has made such intercompany loans or advances and/or to which such intercompany loans have been made ceases to constitute same, such intercompany loans and advances shall only be permitted to the extent allowed under Section 9.05(iv), (v) or (vi), as applicable, and (z) no intercompany loans or advances may be made to the Captive Insurance Subsidiary pursuant to this Section 9.05(iii);

            (iv) VHS Holdco II or any Subsidiary Guarantor may make unsubordinated loans and advances to Non-Guarantor Subsidiaries, provided that (i) no Default or Event of Default then exists or would exist immediately after giving effect thereto and (ii) in the case of any such loans or advances evidenced by a note, each such note shall be substantially in the form of Exhibit O, and shall be pledged (and delivered) to the Collateral Agent pursuant to (and to the extent required
      by) the Pledge Agreement;

            (v) Non-Guarantor Subsidiaries may make loans and advances to VHS Holdco II or any Subsidiary Guarantor, provided that such loans or advances (other than any such loans or advances represented by short-term, open account working capital notes entered into the ordinary course of business for cash management purposes and consistent with past practices) shall be expressly subordinated to the payment of the Obligations pursuant to duly executed and delivered (by the respective borrower and lender) Subordination Agreement in the form of Exhibit P (subject to modifications as may be reasonably satisfactory to the Administrative Agent);

            (vi) Non-Guarantor Subsidiaries may make loans and advances to one another;

            (vii) VHS Holdco II and its Subsidiaries may make (A) loans and advances in the ordinary course of business to employees of VHS Holdco I and its Subsidiaries so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 and (B) advances of payroll payments and expenses to employees in the ordinary course of business;

            (viii) VHS Holdco II and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vi);

            (ix) VHS Holdco II and its Subsidiaries may receive non-cash consideration in connection with any asset sale permitted by Section 9.02;

            (x) VHS Holdco II and its Subsidiaries may consummate Permitted Acquisitions in accordance with the relevant requirements of Section 9.02(ix);

            (xi) VHS Holdco II and its Subsidiaries may hold Existing Investments, provided that any further Investments with respect thereto shall be independently justified under another clause of this Section 9.05;

            (xii) (1) VHS Holdco I may make cash Investments in VHS Holdco II and (2) VHS Holdco II and its Subsidiaries may make capital contributions in and to their respective Subsidiaries that are Subsidiary Guarantors, provided that no capital contributions in or to the Captive Insurance Subsidiary may be made pursuant to this Section 9.05(xii);

            (xiii) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, VHS Holdco II and the Subsidiary Guarantors (other than the Captive Insurance Subsidiary) may make Investments consisting of Equity Investments in Non-Guarantor Subsidiaries;

            (xiv) VHS Holdco II and its Subsidiaries may make Investments constituting Physician Support Obligations in the aggregate amount not to exceed at any time outstanding the sum of (x) $30,000,000 plus (y) the Additional Physician Support Obligations Amount as then in effect;

            (xv) VHS Holdco II and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted under Section 9.04(xvi);

            (xvi) VHS Holdco II and its Subsidiaries may make deposits to the extent permitted under Section 9.01(xv);

            (xvii) VHS Holdco II and its Subsidiaries may make capital contributions or intercompany loans or advances to the Captive Insurance Subsidiary (x) in such amounts as may be necessary to fund insurance premiums deemed necessary by VHS Holdco II's actuary or required by the insurance regulatory authority in Bermuda, or in accordance with applicable Bermuda statutes, regulations and orders, to cover potential or actual insurance claims to be (or, if actual, that would be) paid by the Captive Insurance Subsidiary in the ordinary course of business and (y) to pay for the administrative costs and expenses of the Captive Insurance Subsidiary in amounts not to exceed $200,000 in any fiscal year of VHS Holdco I;

            (xviii) VHS Holdco II and its Subsidiaries may hold Investments of a Subsidiary acquired after the Initial Borrowing Date or of a corporation merged into VHS Holdco II or merged into or consolidated with a Subsidiary after the Initial Borrowing Date, in each case to the extent that such acquisition, merger or consolidation is permitted under Section 9.02 or this Section 9.05 and such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

            (xix) the Designated Hospitals Acquisition may be consummated by VHS Holdco II or any of its Subsidiaries subject to (x) the satisfaction of the conditions applicable to Permitted Acquisitions consummated pursuant to this Agreement and (y) the conditions set forth in the definition of Designated Hospitals Acquisition;

            (xx) the consummation of the Transaction shall be permitted;

            (xxi) Investments resulting from pledges and deposits referred to in
      Section 9.01(xi) shall be permitted;

            (xxii) VHS Holdco II and its Subsidiaries may make additional Investments from time to time to the extent made with proceeds of issuances of Equity Interests (excluding proceeds received as a result of the exercise of Cure Rights pursuant to Section 10B) of VHS Holdco I, which proceeds or Investments in turn are contributed (as common equity) to VHS Holdco II;

            (xxiii) guarantees by VHS Holdco II or any of its Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

            (xxiv) VHS Holdco II and its Subsidiaries may make Investments in Persons consisting of the reinvestment of Net Sale/Recovery Event Proceeds of asset sales (exclusive of asset sales of the types described in clause
      (A) of Section 4.02(f) other than those described in Section 9.02(ii)) or Recovery Events not required to be applied to prepay the Loans and/or reduce Commitments pursuant to Section 4.02(f) as a result of clauses (B),
      (C) and/or (D) contained therein so long as after giving effect to such Investment such Person becomes a Subsidiary of VHS Holdco II and promptly executes and delivers a Joinder Agreement; and

            (xxv) VHS Holdco II and its Subsidiaries may make additional Investments not otherwise permitted by the foregoing clauses of this
      Section 9.05 not to exceed an aggregate amount (determined using the book value of such Investments when same are made) equal to $30,000,000 plus
      (x) any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this clause
      (xxv), (y) the Additional Investment Amount as then in effect and (z) the Retained Excess Cash Flow Amount then in effect (so long as VHS Holdco II certifies to the Administrative Agent that the respective Investment made in reliance on this clause (z) constitutes a utilization of (and shall reduce by the amount so invested pursuant to this clause (z)) the Retained Excess Cash Flow Amount).

            9.06 Transactions with Affiliates. VHS Holdco I will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of VHS Holdco I or any of its Subsidiaries or any known direct or indirect holder of 10% or more of any class of the voting securities or capital stock of or other Equity Interests in VHS Holdco I or any of its Subsidiaries, other than on terms and conditions substantially as favorable to VHS Holdco I or such Subsidiary as would reasonably be obtained by VHS Holdco I or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that notwithstanding the foregoing:

            (i) Dividends may be paid to the extent provided in Section 9.03;

            (ii) Investments may be made and other transactions may be entered into by and among VHS Holdco I and its Subsidiaries to the extent permitted by Section 9.02, 9.04 or 9.05;

            (iii) customary fees may be paid to non-officer directors of VHS Holdco I or any of its Subsidiaries;

            (iv) Subsidiaries of VHS Holdco II may pay management and similar fees to VHS Holdco II or any Wholly-Owned Subsidiary of VHS Holdco II;

            (v) VHS Holdco I may enter into any transaction with any of its Wholly-Owned Subsidiaries or any Health Care Joint Venture for the purchase or sale of goods, products, or parts or services entered into in the ordinary course of business consistent with past practices;

            (vi) transactions may be entered into between either Borrower and any Subsidiary Guarantor or among any Subsidiary Guarantors to the extent not otherwise permitted in clauses (i) through (v) above;

            (vii) Shareholders may enter into transactions with VHS Holdco II to purchase the capital stock of VHS Holdco II in accordance with the Shareholders' Agreements;

            (viii) VHS Holdco I may issue securities and may make payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements, stock options and stock ownership plans approved by the Board of Directors of VHS Holdco I, provided that such actions are not otherwise prohibited by this Agreement;

            (ix) VHS Holdco II and its Subsidiaries may make loans or advances to employees of VHS Holdco I or any of the Subsidiaries in accordance with
      Section 9.05(vii);

            (x) VHS Holdco I and its Subsidiaries may pay fees and indemnities to directors, officers and employees of VHS Holdco I and the Subsidiaries in the ordinary course of business;

            (xi) VHS Holdco II and its Subsidiaries may enter into employee agreements in the ordinary course of business;

            (xii) the Credit Agreement Parties may pay monitoring, management and similar fees to the Sponsors in an aggregate amount for all such Persons in any fiscal year not to exceed the greater of (x) $6,000,000 and
      (y) 2.0% of EBITDA of VHS Holdco I and its Subsidiaries for the immediately preceding fiscal year, plus unpaid amounts accrued for prior periods;

            (xiii) the Credit Agreement Parties may pay, on the Initial Borrowing Date, one time consulting and advisory fees to Blackstone in an aggregate amount for all such Persons not to exceed $20,000,000;

            (xiv) the Credit Agreement Parties may reimburse the Sponsors for its reasonable out-of-pocket expenses incurred in connection with performing management, monitoring or services to VHS Holdco I and its Subsidiaries;

            (xv) the Transaction shall be permitted;

            (xvi) any purchase by the Sponsors of Equity Interests of VHS Holdco I or any contribution by VHS Holdco I to, or purchase by VHS Holdco I of, the equity capital of the Borrower shall be permitted; provided that any Equity Interests of the Borrower purchased by VHS Holdco I shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the Pledge Agreement;

            (xvii) subject to clause (xii) of this Section 9.06, the existence of, or the performance by VHS Holdco I or any of its Subsidiaries of its obligations under the terms of, the VHS Acquisition Agreement or any agreement contemplated thereunder to which it is a party as of the Initial Borrowing Date shall be permitted; provided, however, that the existence of, or the performance by VHS Holdco I or any of its Subsidiaries of obligations under any future amendment to any agreement or under any similar agreement entered into after the Initial Borrowing Date shall only be permitted by this clause (xvii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect;

            (xviii) subject to clause (xiii) of this Section 9.06, the payment of all fees, expenses, bonuses and awards related to the Transaction, including fees to the Sponsors shall be permitted; and

            (xix) payments by VHS Holdco I or any of the Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors of VHS Holdco I, in good faith.

            In no event shall any management, consulting or similar fee be paid or payable by VHS Holdco I or any of its Subsidiaries to any Person that is an Affiliate of VHS Holdco I or any of its Subsidiaries except as specifically provided in this Section 9.06.

            9.07 Capital Expenditures. (a) VHS Holdco I will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures except in accordance with this Section 9.07.

            (b) Notwithstanding anything to the contrary contained in clause (a) above, during any period set forth below, VHS Holdco II and its Subsidiaries may make Capital Expenditures in connection with their operations (but not in connection with any Specified Construction Projects, except to the extent the amount thereof is justified by VHS Holdco II as described in the parenthetical contained in Section 9.07(d)) so long as the aggregate amount of such Capital Expenditures made (to the extent made) under this Section 9.07(b) does not exceed in any such period set forth below the sum of (i) the amount set forth opposite such period below plus (ii) the Additional Capital Expenditures Amount for such period:

                    Period                                                              Amount
                    ------                                                              ------
Fiscal year of VHS Holdco I ending June 30, 2005                                     $98,310,000
Each fiscal year of VHS Holdco I ending after June 30, 2005                          $95,000,000

            (c) Notwithstanding anything to the contrary contained in clauses
(a) and (b) above and clause (d) below, to the extent that the aggregate amount of Capital Expenditures made by VHS Holdco II and its Subsidiaries pursuant to
Section 9.07(b) during any fiscal year of VHS Holdco I is less than the amount of Capital Expenditures permitted to be made by VHS Holdco II and its Subsidiaries during such fiscal year pursuant to such Section 9.07(b), VHS Holdco II may elect (by notifying the Administrative Agent in writing within 90 days following the end of such fiscal year) to either (i) carry forward (A) 100% of the amount of Capital Expenditures permitted to be made by VHS Holdco II and its Subsidiaries pursuant to such Section 9.07(b) during such fiscal year, as the case may be, but not made during such fiscal year (the amount of the Capital Expenditures permitted to be made by VHS Holdco II and its Subsidiaries pursuant to Section 9.07(b) during such fiscal year but not made during such fiscal year being herein referred to as the "Unused Capital Expenditures Amount"), to make Capital Expenditures (but not in connection with any Specified Construction Projects, except to the extent the amount thereof is justified by VHS Holdco II as described in the parenthetical appearing in Section 9.07(d)) in the next two fiscal years (after the full amount of Capital Expenditures otherwise permitted to be made under Section 9.07(b) in the respective succeeding fiscal year, without regard to the provisions of this clause (c), have been made) but in no fiscal year thereafter, and (B) any remaining portion of the Unused Capital Expenditures Amount to make Capital Expenditures in connection with any Specified Construction Project (to the extent the amount thereof is justified by VHS Holdco II as described in the parenthetical appearing in Section 9.07(d)) in any fiscal year thereafter, and/or (ii) carry forward 100% of the Unused Capital Expenditures Amount to make Capital Expenditures in connection with Specified Construction Projects (to the extent the amount thereof is justified by VHS Holdco II as described in the parenthetical appearing in Section 9.07(d)) in any fiscal year thereafter.

            (d) Notwithstanding anything to the contrary contained in clauses
(a) and (b) above, VHS Holdco II and the Subsidiary Guarantors may make Capital Expenditures to finance projects which at the time the respective Capital Expenditures are made constitute Specified Construction Projects so long as the aggregate amount of all such Capital Expenditures made after the Initial Borrowing Date solely pursuant to this clause (d) does not exceed $600,000,000 (plus up to an additional $100,000,000 of such Capital Expenditures, so long as the excess Capital Expenditures contemplated by this parenthetical are permitted within the limitations set forth pursuant to preceding Sections 9.07(b) and (c), in which case such Capital Expenditures shall be counted for purposes of this parenthetical and shall be deemed to constitute a utilization of the permitted Capital Expenditure amounts set forth in said Sections 9.07(b) and/or (c), as the case may be). VHS Holdco II and the Subsidiary Guarantors shall also be permitted to make Capital Expenditures in connection with the purchase of Real Property which at the time of such purchase VHS Holdco II in good faith expects to designate as a Specified Construction Project within fifteen months following such purchase provided that (i) the aggregate amount of all such Capital Expenditures made pursuant to this sentence do not exceed $30,000,000 (net of Capital

Expenditures for projects that have theretofore been designated as Specified Construction Projects under the definition thereof, without giving effect (solely for this purpose) to the last sentence thereof) and (ii) such Capital Expenditures are permitted within the limitations set forth in the immediately preceding sentence, and shall be deemed to constitute a utilization of the permitted Capital Expenditure amounts set forth in such preceding sentence.

            (e) In addition to the Capital Expenditures permitted pursuant to preceding clauses (b), (c) and (d), VHS Holdco II and its Subsidiaries may make additional Capital Expenditures (but not in connection with any Specified Construction Projects, except in the case of following clause (i) to the extent proceeds of a Recovery Event with respect to a Specified Construction Project are reinvested in the same Specified Construction Project) as follows: (i) Capital Expenditures consisting of the reinvestment of Net Sale/Recovery Event Proceeds of asset sales (exclusive of asset sales of the types described in clause (A) of Section 4.02(f) other than those described in Section 9.02(ii)) or Recovery Events not required to be applied to prepay the Loans and/or reduce Commitments pursuant to Section 4.02(f) as a result of clauses (B), (C) and/or
(D) contained therein, (ii) Capital Expenditures made on any date so long as same do not exceed the Retained Excess Cash Flow Amount as then in effect (before giving effect to the respective Capital Expenditures), and so long as VHS Holdco II certifies to the Administrative Agent that the respective Capital Expenditures constitute a utilization of (and shall reduce by the amount spent pursuant to this clause (ii) on the respective Capital Expenditures) the Retained Excess Cash Flow Amount and (iii) Capital Expenditures made on any date so long as same do not exceed the Additional Investment Amount then in effect.

            (f) In addition to the Capital Expenditures permitted pursuant to preceding clauses (b), (c), (d) and (e), VHS Holdco II and the Subsidiary Guarantors may make additional Capital Expenditures in connection with Specified Construction Projects to the extent such Capital Expenditures are financed with the proceeds of issuances of the common Equity Interests of VHS Holdco I not required to be applied pursuant to Section 4.02(d), provided that at the time of each such issuance, VHS Holdco II certifies to the Administrative Agent in reasonable detail the Capital Expenditures to be made with the proceeds thereof.

            9.08 Consolidated Interest Coverage Ratio. Solely as of the last day of each Test Period set forth below, VHS Holdco I will not permit the Consolidated Interest Coverage Ratio to be less than the ratio set forth opposite the last day of such Test Period below:

      Test Period Ending                          Ratio
      ------------------                          -----
December 31, 2004                                1.80:1.00
March 31, 2005                                   1.80:1.00
June 30, 2005                                    1.80:1.00
September 30, 2005                               1.90:1.00
December 31, 2005                                1.90:1.00
March 31, 2006                                   1.90:1.00
June 30, 2006                                    1.90:1.00
September 30, 2006 and thereafter                2.00:1.00

Notwithstanding anything to the contrary contained in this Section 9.08, all calculations of compliance with this Section 9.08 shall be made on a Pro Forma Basis.

            9.09 Consolidated Leverage Ratio. Solely as of the last day of each Test Period ending on a fiscal period set forth below, VHS Holdco I will not permit the Consolidated Leverage Ratio to be greater than the ratio set forth opposite the last day of such Test Period below:

Test Period Ending                                           Ratio
------------------                                           -----
December 31, 2004                                          6.35:1.00
March 31, 2005                                             6.35:1.00
June 30, 2005                                              6.35:1.00
September 30, 2005                                         6.15:1.00
December 31, 2005                                          6.15:1.00
March 31, 2006                                             6.15:1.00
June 30, 2006                                              6.15:1.00
September 30, 2006                                         5.95:1.00
December 31, 2006                                          5.95:1.00
March 31, 2007                                             5.95:1.00
June 30, 2007                                              5.95:1.00
September 30, 2007                                         5.75:1.00
December 31, 2007                                          5.75:1.00
March 31, 2008                                             5.75:1.00
June 30, 2008                                              5.75:1.00
September 30, 2008                                         5.00:1.00
December 31, 2008                                          5.00:1.00
March 31, 2009
  and thereafter                                           4.50:1.00

Notwithstanding anything to the contrary contained in this Section 9.09, all calculations of compliance with this Section 9.09 shall be made on a Pro Forma Basis.

            9.10 Consolidated Senior Leverage Ratio. Solely as of the last day of each Test Period ending on a fiscal quarter set forth below, VHS Holdco I will not permit the Consolidated Senior Leverage Ratio to be greater than the ratio set forth opposite the last day of such Test Period below:

 Test Period Ending                                     Ratio
 ------------------                                     -----
December 31, 2004                                     3.95:1.00
March 31, 2005                                        3.95:1.00
June 30, 2005                                         3.95:1.00
September 30, 2005                                    3.75:1.00
December 31, 2005                                     3.75:1.00
March 31, 2006                                        3.75:1.00
June 30, 2006                                         3.75:1.00
September 30, 2006                                    3.75:1.00

 Test Period Ending                                     Ratio
 ------------------                                     -----
December 31, 2006                                     3.75:1.00
March 31, 2007                                        3.75:1.00
June 30, 2007                                         3.75:1.00
September 30, 2007                                    3.75:1.00
December 31, 2007                                     3.75:1.00
March 31, 2008 and thereafter                         3.50:1.00

Notwithstanding anything to the contrary contained in this Section 9.10, all calculations of compliance with this Section 9.10 shall be made on a Pro Forma Basis.

            9.11 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. VHS Holdco I will not, and will not permit any of its Subsidiaries to:

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any Existing Senior Subordinated Notes, any New Senior Subordinated Notes, any Holdco Senior Discount Notes or, after the issuance thereof by the Borrowers, any Permitted Subordinated Notes, any Permitted Senior Unsecured Notes or any Permitted Debt Securities, provided that the Borrowers may make voluntary or optional payments, prepayments or redemptions of the Indebtedness (other than Holdco Senior Discount Notes) described above in this clause (i) so long as (x) the Consolidated Leverage Ratio at such time determined on a Post-Test Period Pro Forma Basis after giving effect to any such payment, prepayment or redemption, is less than 3.50:1.00 and (y) VHS Holdco I has delivered to the Administrative Agent a certificate of VHS Holdco I's Chief Financial Officer certifying as to VHS Holdco I's compliance with such required maximum Consolidated Leverage Ratio level set forth in preceding clause
      (x) (and showing the calculations therefor in reasonable detail);

            (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness other than amendments not adverse to the interests of the Lenders in any material respect;

            (iii) amend or modify, or permit the amendment or modification of any provision of, any Existing Senior Subordinated Note Document, any New Senior Subordinated Note Document, any Holdco Senior Discount Note Documents or, after the issuance of any Permitted Subordinated Notes or any Permitted Senior Subordinated Debt Securities, any related Permitted Subordinated Note Document or document evidencing or related to such Permitted Senior Subordinated Debt Securities (as the case may be) other than in the case of amendments and/or modifications to the Existing Senior Subordinated Note Documents, the New Senior Subordinated Note Documents, the Permitted Subordinated Note Documents or any such document evidencing or relating to such Permitted Senior Subordinated Debt Securities that are not adverse to the interests of the Lenders in any material respect and that do not affect the subordinations provisions thereof in any manner adverse to the interests of the Lenders;

            (iv) after the issuance of any Permitted Senior Unsecured Notes or any Permitted Senior Subordinated Debt Securities, amend or modify, or permit the amendment or modification of any provision of, any Permitted Senior Unsecured Note Documents related thereto or of any document evidencing or related to such Permitted Senior Debt Securities (as the case may be) other than, in each case, any amendment to modifications that are not adverse to the interests of the Lenders in any material respect;

            (v) amend, modify or change in any manner adverse to the interests of the Lenders in any material respect its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), partnership agreement or limited liability company or operating agreement or by-laws (or equivalent organizational documents).

            9.12 Limitation on Certain Restrictions on Subsidiaries. VHS Holdco I will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of VHS Holdco I to
(a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by VHS Holdco I or any of its Subsidiaries, or pay any Indebtedness owed to VHS Holdco I or any Subsidiary of VHS Holdco I, (b) make loans or advances to VHS Holdco I or any Subsidiary of VHS Holdco I or (c) transfer any of its properties or assets to VHS Holdco I or any Subsidiary of VHS Holdco I, except (I) in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the New Senior Subordinated Note Documents (as originally in effect), the Shareholders' Agreements (as originally in effect), any Permitted Subordinated Note Document or any document evidencing any Permitted Senior Debt Securities (in each case so long as such encumbrances and restrictions are no less favorable to VHS Holdco I and its Subsidiaries than those contained in the New Senior Subordinated Note Documents) or any Permitted Senior Unsecured Note Document (so long as such encumbrances and restrictions are no less favorable to VHS Holdco I and its Subsidiaries than those contained in this Agreement), (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of VHS Holdco I or any Subsidiary of VHS Holdco II, (iv) customary provisions restricting assignment of any agreement entered into by VHS Holdco I or any Subsidiary of the VHS Holdco I in the ordinary course of business, (v) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (vi) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary permitted under Section 9.02 pending the closing of such sale or disposition, or (vii) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 9.02 pending the consummation of such sale, and (II) in the case of encumbrances or restrictions of the type described in preceding clause (c) only, (x) rights of first refusal in respect of the sale of assets of or Equity Interests in Health Care Joint Ventures in favor of the joint venture partner of VHS Holdco II or its respective Subsidiary relating to the respective Health Care Joint Venture so long as such joint venture partner is a not-for-profit entity or a Person 100% of whose Equity Interests are owned by a not-for-profit entity and (y) other restrictions in any partnership, shareholder, operating or similar agreement of a Health Care Joint Venture to the extent such restrictions are no less favorable in any respect to either the Lenders or the Borrowers (or its respective Subsidiary that holds Equity Interests in such Health Care Joint Venture) than those contained in
Section 2.3 or 2.5 of the Restrictive Shareholders' Agreements.

            9.13 Limitation on Issuance of Capital Stock. (a) VHS Holdco I will not issue (i) any preferred stock (other than Qualified Preferred Stock) or (ii) any redeemable common stock.

            (b) VHS Holdco I will not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of VHS Holdco I or any of its Subsidiaries in any class of the Equity Interests of such Subsidiary, (iii) to qualify directors to the extent required by applicable law,
(iv) for issuances by newly created or Wholly-Owned Subsidiaries of VHS Holdco II created or acquired in accordance with the terms of this Agreement, and (v) for issuances of Equity Interests by any Subsidiary of VHS Holdco II to VHS Holdco II or any other Person, provided that if the Person to which such Equity Interests are issued (A) is a Borrower or a Subsidiary Guarantor, such Equity Interests shall be pledged pursuant to the Security Documents and (B) is neither a Borrower nor any Subsidiary Guarantor, (I) such Equity Interests are not preferred stock or similarly preferred Equity Interests (other than Qualified Preferred Stock issued to a Person holding a minority Equity Interest in such Subsidiary (after giving effect to such issuance), provided that aggregate liquidation preference of all Qualified Preferred Stock issued pursuant to this parenthetical statement shall not exceed $10,000,000) and (II) no Default or Event of Default then exists or would result immediately after giving effect thereto. Subject to continued compliance with Section 9.17, if, as a result of any such issuances made pursuant to clause (v) in the immediately preceding sentence, a Wholly-Owned Subsidiary which is a Subsidiary Guarantor ceases to constitute a Wholly-Owned Subsidiary, upon the receipt by the Administrative Agent and the Collateral Agent of (i) a certificate from an Authorized Officer and the Borrowers certifying that (x) such Subsidiary is to be released from the Subsidiaries Guaranty and the Security Documents to which it is a party in accordance with the provisions hereof and thereof and (y) no Default or Event of Default exists at the time of, or would exist immediately after giving effect to, such release and (ii) evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent and such Subsidiary has been (or will contemporaneously with the release described below, will be) released from its guaranty (if any) of any and all Indebtedness under the Existing Senior Subordinated Notes, the New Senior Subordinated Notes and, after the issuance thereof, any Permitted Subordinated Notes and any Permitted Senior Unsecured Notes, such Subsidiary shall, so long as no Default or Event of Default then exists or would result therefrom, be released from the Subsidiaries Guaranty and the Security Documents to which it is a party, and the Collateral Agent shall be authorized to take any action deemed appropriate in order to effect or evidence the foregoing.

            9.14 Business. (a) VHS Holdco I will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than any business or business activity conducted by it on the Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transaction.

            (b) Notwithstanding anything to the contrary contained in this Agreement, VHS Holdco I will not engage in any business or business activity other than (i) the ownership of the Equity Interests in VHS Holdco II and Holdco Finance Corp., together with activities directly related thereto, (ii) the performance of its obligations under and in connection with the Documents to which it is party and the performance of any action expressly permitted to be performed by it pursuant to Section 9 of this Agreement, (iii) actions incidental to the consummation of the Transaction, (iv) actions required by law to maintain its existence and other actions required by law, (v) the holding of cash in amounts reasonably required to pay for its own costs and expenses, (vi) owing and paying legal, registered office and auditing fees and (vii) the issuance of common Equity Interests and Qualified Preferred Stock.

            (c) Notwithstanding anything to the contrary contained in this Agreement neither Holdco Finance Corp. nor Co-Borrower. will engage in any business or business activity other than (i) the performance of its obligations under and in connection with the Documents to which it is party, (ii) actions incidental to the consummation of the Transaction, (iii) actions required by law to maintain its existence, (iv) the holding of cash in amounts reasonably required to pay for its own costs and expenses, (v) owing and paying legal, registered office and auditing fees and (vi) the issuance of common Equity Interests to VHS Holdco I or VHS Holdco II, as the case may be.

            9.15 Limitation on Creation of Health Care Joint Ventures. Notwithstanding anything to the contrary contained in this Agreement, VHS Holdco I will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Health Care Joint Venture, provided that VHS Holdco II and its Wholly-Owned Subsidiaries shall, to the extent otherwise permitted under this Agreement, be permitted to establish, create or enter into one or more Health Care Joint Ventures, or acquire Equity Interests in a Person, which immediately upon such acquisition will constitute a Health Care Joint Venture, in each case so long as within a reasonable time from such establishment, creation or acquisition, the Equity Interests held by VHS Holdco II or any of its Subsidiaries in any new Health Care Joint Venture that (A) is a Subsidiary of VHS Holdco I or (B) has Equity Interests owned by any and all Credit Parties with an aggregate investment cost equal to or greater than $2,000,000, in each case, are delivered for pledge pursuant to the Pledge Agreement and the certificates representing such Equity Interests, if any, together with endorsements for the transfer thereof duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors.

            9.16 No Designation of Other Indebtedness as "Designated Senior Indebtedness". VHS Holdco I will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations) of such Credit Party as (i) "Designated Senior Indebtedness" for the purposes of the Existing Senior Subordinated Note Documents, (ii) "Designated Senior Debt" for the purposes of the New Senior Subordinated Note Documents or (iii) any similar term for the purposes of any Permitted Senior Subordinated Note Documents.

            9.17 Limitation on Assets Held By Non-Guarantor Subsidiaries. VHS Holdco I will not permit the Total Assets of all Non-Guarantor Subsidiaries to, at any time, exceed 30% of the Total Assets of VHS Holdco I and its Subsidiaries.

            SECTION 10. SECTION 10A. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10A.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts notified hereunder owing hereunder or under any other Credit Document; or

            1:0A.02 Representations, etc. Any representation or warranty made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            1:0A.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.13, 8.14, 9.01 through 9.05, 9.07 through 9.11 or 9.13 through 9.16,
(ii) default in the due performance or observance by it of the provisions contained in Section 9.17 and such default in the case of this clause (ii) shall continue unremedied for a period of 30 days or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than as provided in Sections 10A.01 and 10A.02) and such default in the case of this clause (iii) shall continue unremedied for a period of 30 days after written notice to the Borrowers by the Administrative Agent or the Required Lenders; or

            10A.04 Default Under Other Agreements. VHS Holdco I or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with all applicable grace periods having expired), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of VHS Holdco I or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (including, without limitation, by reason of the occurrence of a change of control or other similar event, but excluding by reason of any due-on-sale clause contained in Indebtedness so long as such sale is permitted hereunder and under the document providing for such Indebtedness or the aggregate principal amount of all such Indebtedness does not exceed $10,000,000), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under clauses (i) or (ii) of this Section 10A.04 unless the aggregate outstanding principal amount of all Indebtedness as described in such clauses (i) and (ii) is at least $10,000,000; or

            10A.05 Bankruptcy, etc. VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) or VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) (except in the case of any winding-up or liquidation of any such Subsidiary (other than any Credit Agreement Party) to the extent same is permitted under Section 9.02), or there is commenced against VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or VHS Holdco I, the Borrowers or any of its Subsidiaries (other than Immaterial Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by VHS Holdco I or any of its Subsidiaries (other than Immaterial Subsidiaries) for the purpose of effecting any of the foregoing; or

            10A.06 ERISA (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed at the instance of the PBGC to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, VHS Holdco I or any Subsidiary of VHS Holdco I or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code and (b) such event or events, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, have had, or could reasonably be expected to have, a material adverse effect upon the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I or of VHS Holdco I and its Subsidiaries taken as a whole; or

            10A.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, shall cease to be a legal, valid and binding obligations of any party thereto or any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to VHS Holdco I and its Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender's title insurance policy with a reputable and solvent insurer; or

            10A.08 Guaranties. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect (other than in accordance with the terms thereof) as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty to which it is a party.

            10A.09 Judgments. One or more judgments or decrees shall be entered against VHS Holdco I or any of its Subsidiaries involving in the aggregate for VHS Holdco I and its Subsidiaries a liability (to the extent not paid or not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments and decrees (determined as provided in the preceding parenthetical of this Section 10A.09) exceeds $10,000,000; or

            10A.10 BHS Initial Borrowing Assets. Any of the assets comprising the five acute care hospitals known as of the Initial Borrowing Date as Baptist Health System in San Antonio, Texas shall cease to be held by a Subsidiary Guarantor that is party to an effective Subsidiaries Guaranty and effective Security Documents, or any Equity Interests of any such Subsidiary Guarantor holding such assets shall cease to be pledged pursuant to an effective Pledge Agreement (other than any such Equity Interests in VHS Acquisition Number 5, Inc. held by Baptist Health Services on the Initial Borrowing Date and any Qualified Preferred Stock issued in replacement of such existing Equity Interests so long as the aggregate liquidation preference of such replacement Qualified Preferred Stock does not exceed $1,000,000); or

            10A.11 Subordination Provisions. The Obligations of the Borrowers or the other Credit Parties shall cease to constitute Designated Senior Debt under, and as defined in, the New Senior Subordinated Note Documents or the respective such subordination provisions shall be invalidated or otherwise cease, or shall be asserted in writing by any Credit Agreement Party or any of its Subsidiaries to be invalid or to cease, to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

            10A.12 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10A.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all of the Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10A.05 with respect to any Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

            SECTION 10B. VHS Holdco I's Right to Cure.

            (a) Financial Performance Covenants. Notwithstanding anything to the contrary contained in Section 10A, in the event that VHS Holdco I fails to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating compliance with such Financial Performance Covenant is required to be delivered pursuant to Section 8.01(d), VHS Holdco I shall have the right to issue Permitted Cure Securities for cash or otherwise receive from the Sponsors (through VHS Holdings LLC) cash contributions to the equity capital of VHS Holdco I, and, in each case, to contribute any such cash to the equity capital of the Borrowers (collectively, the "Cure Right"), and upon the receipt by Borrowers of such cash (the "Cure Amount") pursuant to the exercise by VHS Holdco I of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

            (i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

            (ii) if, after giving effect to the foregoing recalculations, VHS Holdco I shall then be in compliance with the requirements of all Financial Performance Covenants, VHS Holdco I shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for this purposes of the Agreement.

            (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each Test Period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (ii) in each eight-fiscal quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and
(iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants.

            SECTION 11. Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "6.25% PIK Preferred Stock" shall mean Vanguard's outstanding 6.25% Series B pay in kind preferred stock.

            "8.0% PIK Preferred Stock" shall mean Vanguard's 8% pay-in-kind preferred stock.

            "Acquisition" shall mean the acquisition by VHS Holdco II or any of its Subsidiaries (from a Person other than VHS Holdco I or a Subsidiary thereof) of Health Care Assets in accordance with the provisions of this Agreement.

            "Acquisition CapEx" shall mean, for any period, the aggregate amount of all Capital Expenditures incurred or committed to be incurred by VHS Holdco II or any of its Subsidiaries within six months of the consummation of any Permitted Acquisition, which expenditures have been identified by the Borrowers to the Administrative Agent as part of the aggregate value of all consideration paid by such Borrower or such Subsidiary in respect of such Permitted Acquisition.

            "Act" shall have the meaning provided in Section 14.17.

            "Additional Capital Expenditures Amount" shall mean, for each fiscal year of VHS Holdco I ending on or after June 30, 2005, an amount (not less than $0) equal to the product of (a) .05 multiplied by the remainder of (x) the consolidated net revenue for such fiscal year attributable to Health Care Assets (other than health maintenance organizations, physician practices and the physician practice management business of Watermark Physician Services, Inc.) of VHS Holdco II and its Subsidiaries less (y) the consolidated net revenue for Vanguard's fiscal year ended June 30, 2004 attributable to Health Care Assets (other than health maintenance organizations, physician practices and the physician practice management business of Watermark Physician Services, Inc.) of Vanguard and its Subsidiaries (as determined in good faith by an Authorized Officer of VHS Holdco I and set forth in reasonable detail in the Compliance Certificate delivered by VHS Holdco I to the Administrative Agent within 90 days following each fiscal year end of VHS Holdco I pursuant to Section 8.01(d)).

            "Additional Investment Amount" shall initially mean $0, provided that on each date (but no more than once during any fiscal year of VHS Holdco I) when VHS Holdco I delivers the financial statements and related officer's certificate required to be delivered pursuant to Sections 8.01(b) and (d) (commencing with VHS Holdco I's fiscal year ending June 30, 2005), the Additional Investment Amount shall, to the extent the remainder referred to below is a positive number, be increased by an amount equal to 10% of the remainder of (i) Consolidated EBITDA for the respective fiscal year for which such financial statements and related officer's certificate have been delivered less (ii) Consolidated EBITDA for the fiscal year of Vanguard ended June 30, 2004; provided, further that, (x) on the date any Investment is effected which involves a utilization of the Additional Investment Amount as then in effect in accordance with the provisions of clause
(y) of Section 9.05(xxv), the Additional Investment Amount shall be reduced by the aggregate amount so utilized and (y) the Additional Investment Amount shall be reduced on the date of the making of any Capital Expenditure pursuant to
Section 9.07(e)(iii) by the amount thereof.

            "Additional Physician Support Obligations Amount" shall initially mean $0; provided that, on each date (but no more than once during any fiscal year of VHS Holdco I) when VHS Holdco I delivers the financial statements and related officer's certificate required to be delivered pursuant to Sections 8.01(b) and (d) (commencing with VHS Holdco I's fiscal year ending June 30,
2005), the Additional Physician Support Obligations Amount shall, to the extent the remainder referred to below is a positive number, be increased by an amount equal to 5% of the remainder of (i) Consolidated EBITDA for the respective fiscal year for which such financial statements and related officer's certificate have been delivered less (ii) Consolidated EBITDA for the fiscal year of Vanguard ending June 30, 2004; provided, further that, on the date any Investment is effected which involves a utilization of the Additional Physician Support Obligations Amount as then in effect as contemplated by clause (y) of
Section 9.05(xiv), the Additional Physician Obligations Amount shall be reduced by the aggregate amount as utilized.

            "Additional Security Documents" shall have the meaning provided in
Section 8.12(a).

            "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets less Consolidated Current Liabilities at such time, provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Adjusted Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

            "Administrative Agent" shall mean Bank of America in its capacity as Administrative Agent (including in its capacity as Collateral Agent) for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.06.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affected Loans" shall have the meaning provided in Section 4.02(j).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors, executive officers and general partners of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent-Related Persons" means each Agent and the Collateral Agent, together with their respective Affiliates (including, in the case of Bank of America, in its capacity as the Administrative Agent, BAS and Citigroup Global Markets Inc., in their capacities as Joint Lead Arrangers and Citicorp North America, Inc., in its capacity as Syndication Agent), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agents" shall mean the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers.

            "Aggregate Initial Term Loan Amount" shall mean, at any time, the sum of (i) the principal amount of Initial Sub-Tranche 1 Term Loans made on the Initial Borrowing Date, (ii) the aggregate principal amount of all Initial Sub-Tranche 2 Term Loans made on each Initial Sub-Tranche 2 Term Loan Borrowing Date occurring on or prior to such time, (iii) the aggregate principal amount of all Initial Sub-Tranche 3 Term Loans made on each Initial Sub-Tranche 3 Term Loan Borrowing Date occurring on or prior to such time and (iv) the aggregate principal amount of all Incremental Term Loan that have been (or are being) added to the Tranche of Initial Term Loans made on each Incremental Term Loan Borrowing Date occurring on or prior to such time.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

            "Applicable Equity Percentage" shall mean (i) 50% if the Consolidated Leverage Ratio as of the last day of the most recent Test Period is greater than or equal to 5.00 to 1.00, (ii) 25% if the Consolidated Leverage Ratio as of the last day of the most recent Test Period is less than 5.00 to
1.00 but the greater than or equal to 4.00:1.00 and (iii) 0% if the Consolidated Leverage Ratio as of the last day of the most recent Test Period is less than 4.00:1.00.

            "Applicable Margin" shall mean, from and after any Start Date to and including the corresponding End Date (a) with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the respective Type of Loans and opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) indicated to have been achieved on the applicable Test Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(d) or the first proviso below):

           Applicable Margins for Revolving Loans and Swingline Loans

                     Consolidated Leverage
                    Ratio (calculated on a Pro                                   Revolving Loans
                    Forma Basis in accordance                                     maintained as
                      with, and subject to the            Revolving Loans        Base Rate Loans
                     exceptions contained in,              maintained as          and Swingline
Level                     Section 11.02)                  Eurodollar Loans            Loans
-----          --------------------------------------     ----------------       ---------------
  1            Greater than or equal to 5.50:1.00               2.50%                  1.50%

  2            Greater than or equal to 4.50:1.00 but
               less than 5.50:1.00                              2.25%                  1.25%

  3            Less than 4.50:1.00                              2.00%                  1.00%

; provided, however, that if the Borrowers fail to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(d) showing the applicable Consolidated Leverage Ratio (as calculated on a Pro Forma Basis in accordance with Section 11.02 for purposes of determining Applicable Margins) on the relevant Test Date) on or prior to the respective date required by such Sections, then, at the option of the Administrative Agent or the Required Lenders, Level 1 pricing shall apply from and including the respective date on which such financial statements were required to have been delivered until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that Level 1 pricing shall apply for Revolving Loans and Swingline Loans (x) for the period from the Initial Borrowing Date to but not including the date which is the first Start Date after the delivery of its financial statements in respect of the Borrowers' fiscal quarter ending on March 31, 2005 and (y) at any time when any Default or Event of Default is in existence;

            (b) with respect to Initial Term Loans, (x) maintained as Eurodollar Loans, 3.25% and (y) maintained as Base Rate Loans, 2.25%; and

            (c) with respect to any Tranche of Incremental Term Loans, the respective percentages per annum relating to the respective Type of such Tranche of Incremental Term Loans as set forth in the applicable Incremental Term Loan Commitment Agreement (or, in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche).

            "Approved Fund" shall have the meaning provided in Section 14.04(g).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit Q (appropriately completed).

            "Authorized Officer" of any Credit Party shall mean any of the President, the Chief Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

            "Bank Loan Financing" shall mean any financing comprised of loans incurred from, or any notes issued to, any bank, other financial institution, Fund or similar Person, and shall in any event include any Replacement Term Loans and any Loans.

            "Bank of America" shall mean Bank of America, N.A., in its individual capacity.

            "Bankruptcy Code" shall have the meaning provided in Section 10A.05.

            "BAS" shall mean Banc of America Securities LLC, in its individual capacity.

            "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

            "Blackstone" shall mean The Blackstone Group and its affiliates (other than any of its portfolio companies or any entity controlled by any such portfolio company) and any other investment vehicle controlled by any of The Blackstone Group or any such affiliate.

            "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and reflected as either property, plant or equipment, provided that Capital Expenditures shall not include (i) financing costs required to be capitalized, (ii) the purchase price of Permitted Acquisitions to the extent paid during such period, (iii) any Acquisition CapEx incurred or committed to be incurred during such period, (iv) interim costs incurred during such period in connection with a proposed acquisition to the extent such costs would constitute a part of the purchase price for such acquisition upon its consummation; provided that at any time such proposed acquisition is no longer expected to occur, all costs excluded from this definition of Capital Expenditures pursuant to this clause (iv) shall be reversed and expensed in the current period, (v) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding VHS Holdco I or any Subsidiary thereof) and for which neither VHS Holdco I nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and
(y) such book value was included in Capital Expenditures when such asset was originally acquired, (vii) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of
(i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, and (viii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Captive Insurance Subsidiary" shall mean Volunteer Insurance Ltd., a company with limited liability organized under the laws of Bermuda.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital in excess of $500,000,000 with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing not more than 270 days after the date of acquisition by such Person,

(v) other Dollar denominated securities issued by any Person incorporated in the United States rated at least "A-" or the equivalent by S&P or at least "A3" or the equivalent by Moody's and in each case either (x) maturing not more than 90 days after the date of acquisition by such Person or (y) which are subject to a repricing arrangement (such as a Dutch auction) not more than 270 days after the date of acquisition by such Person which such Person believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses
(i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A. Section 9601 et seq.

            "Change of Control" shall mean the occurrence of any of the following:

            (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of VHS Holdco I and/or the Borrowers and their Subsidiaries taken as a whole to any group or "person" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Effective Date) other than the Permitted Holders;

            (ii) the adoption of a plan relating to the liquidation or dissolution of either Borrower (other than a plan with respect to VHS Holdco II adopted solely for the purpose of reorganizing VHS Holdco II as a corporation);

            (iii) the consummation of any transaction or related series of transactions (including, without limitation, any merger, consolidation or other business combination or purchase of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Effective Date)), the result of which is that any group or "person" (as defined above), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Effective Date), other than the Permitted Holders, owns beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Effective
Date), directly or indirectly, more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of VHS Holdco I;

            (iv) VHS Holdco I shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of VHS Holdco II;

            (v) VHS Holdco II shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding equity interests of the Co-Borrower;

            (vi) (A) prior to the first public offering of Equity Interests of any of Vanguard or either Borrower, the first day on which the Board of Directors of Vanguard shall cease to consist of a majority of directors who (i) were members of the Board of Directors of Vanguard on the Initial Borrowing Date or (ii) were either (x) nominated for election by the Board of Directors of Vanguard, a majority of whom were directors of the Initial Borrowing Date or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to preceding clauses (A)(i) and (A)(ii), "Continuing Directors") and (B) after the first public offering of Equity Interests of any Vanguard or either Borrower, (i) if such public offering is of common Equity Interests of Vanguard, the first day on which a majority of the members of the Board of Directors of Vanguard are not Continuing Directors or (ii) if such public offering is of either Borrower's Equity Interests, the first day on which a majority of the members of the Board of Directors of such Borrower are not Continuing Directors; or

            (vii) a "Change of Control," as defined in the Holdco Senior Discount Notes or the New Senior Subordinated Note Documents, shall occur under the Holdco Senior Note Documents or the New Senior Subordinated Note Documents or a comparable event, whether or not so titled, shall occur under any Permitted Subordinated Note Document, any Permitted Senior Unsecured Note Document, any document evidencing or relating to Permitted Debt Securities or any other Material Indebtedness.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Co-Borrower" shall have the meaning provided in the first paragraph hereof.

            "Co-Documentation Agents" shall have the meaning provided in the first paragraph of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and the Mortgaged Properties.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Initial Term Loan Commitment, the Revolving Loan Commitment or any Incremental Term Loan Commitment of such Lender.

            "Commitment Commission" shall mean each of the Revolving Loan Commitment Commission, the Initial Sub-Tranche 2 Commitment Commission and the Initial Sub-Tranche 3 Term Loan Commitment Commission.

            "Common Equity Financing" shall have the meaning provided in Section 5A.05(b).

            "Common Equity Financing Documents" shall mean the documents and agreements entered into in connection with the Common Equity Financing.

            "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense, in each case, for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of VHS Holdco I and its Subsidiaries representing the interest factor for such period but (i) excluding (w) interest expense not payable in cash by its terms (including amortization of discount, deferred financing costs to the extent included in this definition of Consolidated Cash Interest Expense, interest expense recognized on unfunded malpractice liability reserves and interest on life insurance policies owned by VHS Holdco I or any of its Subsidiaries to the extent not paid in cash and interest expense resulting from the effects of purchase accounting), (x) prepayment premiums relating to the prepayment of Initial Term Loans under this Agreement, (y) any one-time financing fees paid in connection with the Transaction or any amendment of this Agreement and (z) to the extent such redemption is permitted hereunder, any tender or call premium paid in connection with the redemption of any Permitted Senior Unsecured Notes, Permitted Senior Subordinated Notes or any other Indebtedness permitted to be outstanding or incurred pursuant to this Agreement and (ii) subtracting from Consolidated Cash Interest Expense as otherwise determined above for any period, the cash portion of interest income actually recorded by VHS Holdco I and its Subsidiaries during such period, all as determined on a consolidated basis in accordance with GAAP, provided that, for purposes of determining compliance with
Section 9.08 for any Test Period ending on or prior to December 31, 2005, (x) Consolidated Interest Expense for the Test Period ending on December 31, 2004, shall be the actual Consolidated Interest Expense for the three month period ending on December 31, 2004 multiplied by 4, (y) Consolidated Interest Expense for the Test Period ending on March 31, 2005 shall be the actual Consolidated Interest Expense for the six month period ending March 31, 2005 multiplied by 2 and (z) Consolidated Interest Expense for the Test Period ending on June 30, 2005 shall be the actual Consolidated Interest Expense for the nine month period ending June 30, 2005 multiplied by 4/3.

            "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets (excluding cash and Cash Equivalents) of VHS Holdco I and its Subsidiaries in accordance with GAAP in a classified balance sheet.

            "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of VHS Holdco I and its Subsidiaries at such time in accordance with GAAP in a classified balance sheet, but excluding (a) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transaction, (e) accruals of any costs or expenses related to bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to Consolidated EBIT included in clauses (t) through (w) and clause (y) of the definition of such term.

            "Consolidated Debt" shall mean, at any time, (a) the principal amount of all indebtedness required to be reflected on the liability side of a consolidated balance sheet of VHS

Holdco I and its Subsidiaries prepared in accordance with GAAP at such time less
(b) the amount of cash and Cash Equivalents held by VHS Holdco I and its Subsidiaries at such time and which would appear on a consolidated balance sheet of VHS Holdco I and its Subsidiaries as part of the consolidated assets of VHS Holdco I at such time.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of VHS Holdco I and its Subsidiaries plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, Consolidated Interest Expense and provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (including any Tax Distribution taken into account in calculating Consolidated Net Income) for such period adjusted to exclude for such period fees, (s) expenses and other charges related to the Transaction, (t) any extraordinary gains or losses, (u) any gains or losses from non-current assets held for divestiture or write-downs of non-current assets relating to impairments or the sale of non-current assets, (v) minority interests (to the extent distributions are not required to be made and are not made in respect thereof), (w) non-cash charges and adjustments (excluding any non-cash charges or adjustments related to any inventory or accounts receivable of any Credit Party and any non-cash charges that require an accrual of or reserves for cash charges for any future period), provided that, for purposes of this clause (w), any noncash charges or adjustments shall be treated as cash charges or adjustments in any subsequent period during which cash disbursements attributable thereto are made, (x) any debt extinguishment charges paid in connection with the Refinancing or any other repayment of Indebtedness permitted to be incurred pursuant to the terms of this Agreement, (y) monitoring, management and similar fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (i) $6,000,000 and (ii) 2% of Consolidated EBITDA of VHS Holdco I and its Subsidiaries for the immediately preceding fiscal year, plus unpaid amounts accrued for prior periods and (z) non-cash expenses incurred in connection with stock options, stock appreciation rights or other similar equity rights.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization and depreciation that was deducted in arriving at Consolidated EBIT for such period; provided that (subject to adjustments which may be required to be made for Acquisitions and Dispositions occurring after the Initial Borrowing Date, in the case of determinations of Consolidated EBITDA being made on a Pro Forma Basis or Post-Test Period Pro Forma Basis) for purposes of Section 9.09 and 9.10 and the definitions of Applicable Margin, Consolidated EBITDA for VHS Holdco I's fiscal quarters ended December 31, 2003, March 31, 2004 and June 30, 2004 shall be deemed to be $41,260,035, $48,575,621 and $51,536,797, respectively.

            "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA for such period to Consolidated Cash Interest Expense for such period.

            "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the sum of (i) gross interest expense of such Person for such period on a consolidated basis, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Interest Rate Protection Agreements and Other Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (ii) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by VHS Holdco I and its Subsidiaries with respect to Interest Rate Protection Agreements and Other Hedging Agreements.

            "Consolidated Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period ended on the date of determination or, if the date of determination is not the last day of a Test Period, for the then most recently ended Test Period.

            "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that (i) in determining Consolidated Net Income of VHS Holdco I, the net income of any other Person which is not a Subsidiary of VHS Holdco I or a Subsidiary thereof or is accounted for by VHS Holdco I or a Subsidiary thereof by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to VHS Holdco II or a Subsidiary thereof during such period, (ii) in determining Consolidated Net Income of VHS Holdco I, the net income of any Health Care Joint Venture shall not be included to the extent that payment of dividends or distributions by such Health Care Joint Venture to VHS Holdco I or a Wholly-Owned Subsidiary thereof are prohibited, pursuant to the organizational documents relating to such Health Care Joint Venture, (iii) to the extent Consolidated Net Income includes amounts attributable to minority interests in non-Wholly-Owned Subsidiaries of any Borrower, Consolidated Net Income shall be reduced by the amounts attributable to such minority interest, (iv) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded, (v) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded, (vi) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, and (vii) an amount equal to the amount of Tax Distributions actually made to the holders of Equity Interests of VHS Holdco I in respect of the net taxable income allocated by such Person to such holders for such period shall be included as though such amounts had been paid as income taxes directly by such Person for such period.

            "Consolidated Senior Debt" shall mean, at any time, the remainder of
(x) Consolidated Debt at such time less (y) the sum of (i) the aggregate principal amount of all Existing Senior Subordinated Notes outstanding at such time (to the extent same are reflected in Consolidated Debt at such time), (ii) the aggregate principal amount of all New Senior Subordinated Notes outstanding at such time (to the extent same are reflected in Consolidated Debt at such time), (iii) the aggregate principal amount of all Permitted Subordinated Notes outstanding at such time (to the extent same are reflected in Consolidated Debt at such time) and (iv) the aggregate principal amount of all Permitted Senior Subordinated Debt Securities outstanding at such time (to the extent same are reflected in Consolidated Debt at such time).

            "Consolidated Senior Leverage Ratio" shall mean, at any time, the ratio of Consolidated Senior Debt at such time to Consolidated EBITDA for the Test Period ended on the date of determination or, if the date of determination is not the last day of a Test Period, for the then most recently ended Test Period.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Converted Term Loan" shall have the meaning provided in Section 1.01(a)(ii).

            "Convertible Subordinated Debt" shall mean unsecured convertible subordinated debt of Vanguard evidenced by that certain 8.18% Convertible Subordinated Note due 2013.

            "Credit Agreement Party" shall mean each of VHS Holdco I and each Borrower.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Guaranty, each Security Document, each Incremental Term Loan Commitment Agreement and each Joinder Agreement.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit but shall not include the commencement of a new Interest Period applicable to a Borrowing of Eurodollar Loans upon the expiration of the Interest Period applicable thereto or the conversion of Loans of one Type into Loans of the other Type, provided that, in any such case, the aggregate outstanding principal amount of Loans is not increased as a result thereof.

            "Credit Party" shall mean each Credit Agreement Party and each Subsidiary Guarantor.

            "Cure Amount" shall have the meaning provided in Section 10B(a).

            "Cure Right" shall have the meaning provided in Section 10B(a).

            "Current Liabilities" shall mean, as to any Person, accrued expenses, trade payables and insurance premiums payable within one year of the incurrence thereof of such Person.

            "Debt Service" shall mean, with respect to VHS Holdco I and its Subsidiaries on a consolidated basis for any period, Consolidated Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period, in each case to the extent actually paid during such period.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Designated Hospitals Acquisition" shall mean the acquisition by Vanguard or any of its Subsidiaries of certain Health Care Assets identified to the Joint Lead Arrangers prior to the Initial Borrowing Date, provided that one of the following conditions is satisfied: (i) the aggregate amount of Indebtedness incurred to fund the Designated Hospitals Acquisition and related working capital, together with all other Indebtedness incurred in connection therewith, shall not exceed an amount equal to the product of 6.5 multiplied by the Consolidated EBITDA (calculated on a Post-Test Period Pro Forma Basis but for this purpose only giving effect to the provisions of 11.02(a)) generated by the assets acquired pursuant to the Designated Hospitals Acquisition for the then most recently ended Test Period for which financial statements are available or (ii) the Consolidated Debt of VHS Holdco I and its Subsidiaries (giving pro forma effect to the Designated Hospitals Acquisition) shall not exceed the product of 6.5 multiplied by the Consolidated EBITDA (calculated on Post-Test Period Pro Forma Basis) for the then most recently ended Test Period for which financial statements are available.

            "Disposition" shall mean any sale, lease, sale and lease-back, assignment, conveyance, transfer or other disposition by VHS Holdco II or any of its Subsidiaries (to a Person other than VHS Holdco II or a Subsidiary thereof) of any Health Care Assets.

            "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock (or equivalent thereof) of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments (other than as excluded above) made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans (other than payments under normal cash bonus plans for employees that are approved by the board of directors of VHS Holdco I) or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean and include (i) the Credit Documents, (ii) the Common Equity Financing Documents, (iii) the Existing Senior Subordinated Note Documents (including the Existing Senior Subordinated Note Indenture Amendment), (iv) the New Senior Subordinated Note Documents, (v) the Holdco Senior Discount Note Documents, (vi) the VHS Acquisition Documents, (vii) the VHS Contribution Documents and (viii) all other documents, agreements and instruments executed in connection with the Transaction.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 14.10.

            "Eligible Assignee" shall have the meaning provided in Section 14.04(g).

            "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, formal demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings, in each case, relating in any way to any Environmental Law or any permit issued, or any approval given, under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, legally enforceable guideline, or policy and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on VHS Holdco I or any Subsidiary, as applicable, and relating to the environment, occupational safety and health (to the extent relating to the environment or Hazardous Materials) or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.A. Section 2601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C.A. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.A. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.A. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.A. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.A. Section 651 et seq. (to the extent relating to the environment or Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "Equity Investment" shall mean any Investment evidenced solely by Equity Interests.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with VHS Holdco I or a Subsidiary of VHS Holdco I would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "Eurodollar Loan" shall mean each Loan designated as such by VHS Holdco I at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean for any Interest Determination Date with respect to an Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i)(a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 A.M. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 on such Interest Determination Date, the rate per annum (rounded upward to the nearest 1/16 of one percent) at which deposits in Dollars are offered by Administrative Agent to first-class banks in the London interbank market, in the approximate amount of Administrative Agent's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, at approximately 11:00 A.M. (London time) on such Interest Determination Date by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple. The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

            "Event of Default" shall have the meaning provided in Section 10A.

            "Excess Cash Flow" shall mean, for any Excess Cash Payment Period, Consolidated EBITDA of VHS Holdco I and the Subsidiaries on a consolidated basis for such Excess Cash Payment Period, minus (i) without duplication,

            (a) Debt Service for such Excess Cash Payment Period;

            (b) (i) any voluntary prepayments of Term Loans during such Excess Cash Payment Period, (ii) any permanent voluntary reductions during such Excess Cash Payment Period of Revolving Loan Commitments to the extent that an equal amount of Revolving Loans was simultaneously repaid and
      (iii) any voluntary prepayment permitted hereunder of term Indebtedness during such Excess Cash Payment Period to the extent not financed, or intended to be financed, using the proceeds of the incurrence of Indebtedness, so long as the amount of such prepayment is not already reflected in Debt Service;

            (c) (i) Capital Expenditures by VHS Holdco I and its Subsidiaries on a consolidated basis during such Excess Cash Payment Period (excluding Capital Expenditures made in such Excess Cash Payment Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash, and (ii) the aggregate consideration paid in cash during such Excess Cash Payment Period in respect of Permitted Acquisitions and other Investments permitted hereunder (less any amounts received in respect thereof as a return of capital);

            (d) Capital Expenditures that VHS Holdco I or any of its Subsidiaries shall, during such Excess Cash Payment Period, become legally obligated to make but that are not made during such Excess Cash Flow Period, provided that VHS Holdco I shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Payment Period, signed by an Authorized Officer of VHS Holdco I and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Payment Period;

            (e) taxes paid in cash by VHS Holdco I and its Subsidiaries on a consolidated basis during such Excess Cash Payment Period or that will be paid within six months after the close of such Excess Cash Payment Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Payment Period shall not be deducted again in a subsequent Excess Cash Payment Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries;

            (f) an amount equal to any increase in Adjusted Consolidated Working Capital of VHS Holdco I and its Subsidiaries for such Excess Cash Payment Period;

            (g) cash expenditures made in respect of Interest Rate Protection Agreements and Other Hedging Agreements during such Excess Cash Payment Period, to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Expense;

            (h) permitted Dividends or distributions or repurchases of its Equity Interests paid in cash by VHS Holdco I during such Excess Cash Payment Period and permitted Dividends paid by any Subsidiary to any Person other than VHS Holdco I, VHS Holdco II or any of its Subsidiaries during such Excess Cash Payment Period, in each case in accordance with
      Section 9.03;

            (i) amounts paid in cash during such Excess Cash Payment Period on account of (x) items that were accounted for as noncash reductions of consolidated net income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining Consolidated EBITDA of VHS Holdco I and its Subsidiaries in a prior Excess Cash Payment Period, (y) reserves or accruals established in purchase accounting and
      (z) any other long-term reserves existing on the Initial Borrowing Date as reflected in the pro forma balance sheet referred to in Section 7.05(b);

            (j) to the extent not deducted in the computation of Net Sale/Recovery Event Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Credit Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith;

            (k) the amount related to items that were added to or not deducted from consolidated net income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating Consolidated EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Payment Period), or an accrual for a cash payment, by VHS Holdco I and its Subsidiaries or did not represent cash received by VHS Holdco I and its Subsidiaries, in each case on a consolidated basis during such Excess Cash Payment Period; and

            (l) Tax Distributions which are paid by VHS Holdco I or any of its Subsidiaries during the respective Excess Cash Payment Period or will be paid by VHS Holdco I or any of its Subsidiaries within six months after the close of such Excess Cash Payment Period (as reasonably determined in good faith by VHS Holdco I), provided that to the extent such Tax Distributions are not actually paid within such six month period such amounts shall be added to Excess Cash Flow the next succeeding Excess Cash Payment Period;

plus (ii) without duplication,

            (a) an amount equal to any decrease in Adjusted Consolidated Working Capital for such Excess Cash Payment Period;

            (b) all proceeds received during such Excess Cash Payment Period of Capital Lease Obligations, purchase money Indebtedness, sale and lease-back transactions pursuant to Section 9.04 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the

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      extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings);

            (c) all amounts referred to in clause (i)(b) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, VHS Holdco I after the Initial Borrowing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Payment Period) or any amount that would have been required as a mandatory repayment under Section 4.02(f) if not so spent, in each case to the extent there is a corresponding deduction from Excess Cash Flow above;

            (d) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment referred to in clause (i)(d) above do not occur in the Excess Cash Payment Period of VHS Holdco I specified in the certificate of VHS Holdco I provided pursuant to clause (i)(d) above, the amount of such Capital Expenditures that were not so made in the Excess Cash Payment Period of VHS Holdco I specified in such certificates;

            (e) cash payments received in respect of Interest Rate Protection Agreements and Other Hedging Agreements during such Excess Cash Payment Period to the extent (i) not included in the computation of Consolidated EBITDA or (ii) such payments do not reduce Consolidated Cash Interest Expense;

            (f) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Payment Period (except to the extent such gain consists of Net Sale/Recovery Event Proceeds subject to Section 4.02(f));

            (g) to the extent deducted in the computation of Consolidated EBITDA, cash interest income; and

            (h) the amount related to items that were deducted from or not added to consolidated net income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating Consolidated EBITDA to the extent either (x) such items represented cash received by VHS Holdco I or any Subsidiary or (y) does not represent cash paid by VHS Holdco I or any Subsidiary, in each case on a consolidated basis during such Excess Cash Payment Period.

            "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of VHS Holdco I (beginning with its fiscal year ending June 30, 2005).

            "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of VHS Holdco I.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Exchange Holdco Senior Discount Notes" shall mean Holdco Senior Discount Notes which are substantially identical securities to the Holdco Senior Discount Notes issued on the Initial Borrowing Date, which Exchange Holdco Senior Discount Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the Holdco Senior Discount Notes and pursuant to the Holdco Senior Discount Note Indenture. In no event will the issuance of any Exchange Holdco Senior Discount Notes increase the aggregate principal amount of Holdco Senior Discount Notes then outstanding or otherwise result in an increase in the interest rate applicable to the Holdco Senior Discount Notes.

            "Exchange New Senior Subordinated Notes" shall mean New Senior Subordinated Notes which are substantially identical securities to the New Senior Subordinated Notes issued on the Initial Borrowing Date, which Exchange Senior Subordinated Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the New Senior Subordinated Notes and pursuant to the New Senior Subordinated Note Indenture. In no event will the issuance of any Exchange Senior Subordinated Notes increase the aggregate principal amount of New Senior Subordinated Notes then outstanding or otherwise result in an increase in the interest rate applicable to the New Senior Subordinated Notes.

            "Excluded Equity Issuances" shall mean (i) the issuance by VHS Holdco I to VHS Holdings LLC of Equity Interests in connection with a substantially contemporaneous and related issuance by VHS Holdings LLC of its Equity Interests to the Sponsors or any other Permitted Holder, (ii) the issuance of Equity Interests by VHS Holdco I the proceeds of which are used to fund Investments (including Permitted Acquisitions) permitted by Section 9.05,
(iii) the issuance of Equity Interests by VHS Holdco I (x) as compensation to employees of VHS Holdco I or any of its Subsidiaries or (y) to members of management of VHS Holdco I or any of its Subsidiaries within one year of the Initial Borrowing Date, in each case in the ordinary course of business and (iv) Permitted Cure Securities.

            "Existing Credit Agreement" shall mean the Credit Agreement, dated as of May 18, 2004 (as amended through the date hereof), among Vanguard, as Borrower, the Lenders party thereto from time to time, Bank of America, as administrative agent, Citicorp North America, Inc., as syndication agent, General Electric Capital Corporation, LaSalle Bank, National Association and Wachovia Bank, National Association, as co-documentation agents, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and book runners.

            "Existing Indebtedness" shall have the meaning provided in Section 7.20.

            "Existing Investments" shall mean those Investments held by the Borrowers and their respective Subsidiaries on the Initial Borrowing Date and listed on Schedule 9.05(xi) hereto.

            "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

            "Existing Senior Subordinated Note Documents" shall mean the Existing Senior Subordinated Note Indenture, the Existing Senior Subordinated Notes and each other document or agreement relating to the issuance of the Existing Senior Subordinated Notes.

            "Existing Senior Subordinated Note Indenture" shall mean the Indenture, dated as of July 30, 2001, between Vanguard, the Subsidiary Guarantors party thereto and Bank One

Trust Company, N.A., as Trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Existing Senior Subordinated Note Indenture Amendment" shall have the meaning provided in Section 5A.05(e).

            "Existing Senior Subordinated Notes" shall mean Vanguard's 9-3/4% Senior Subordinated Notes due 2011 issued pursuant to the Existing Senior Subordinated Note Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Existing Term Loans" shall mean the "Initial Term Loans" under, and as defined in, the Existing Credit Agreement.

            "Facing Fee" shall have the meaning provided in Section 3.01(f).

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Financial Performance Covenants" shall mean the covenants of VHS Holdco I set forth in Sections 9.08, 9.09 and 9.10.

            "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by VHS Holdco I or any one or more of its Subsidiaries primarily for the benefit of employees of VHS Holdco I or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State or territory thereof or the District of Columbia.

            "Fund" shall have the meaning provided in Section 14.04(g).

            "GAAP" shall have the meaning provided in Section 14.07(a).

            "Grant of Security Interest in U.S. Copyrights" shall mean the Grant of Security Interest in U.S. Copyrights substantially in the form of Annex I to the Security Agreement.

            "Grant of Security Interest in U.S. Patents" shall mean the Grant of Security Interest in U.S. Patents substantially in the form of Annex K to the Security Agreement.

            "Grant of Security Interest in U.S. Trademarks" shall mean the Grant of Security Interest in U.S. Trademarks substantially in the form of Annex J to the Security Agreement.

            "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, and each other Agent, the Issuing Lenders, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

            "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrowers under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is an allowed claim in any such proceeding) thereon) of any Borrower to the Lenders, the Issuing Lenders, the Administrative Agent, the Collateral Agent and each other Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which any Borrower is a party and the due performance and compliance by the Borrowers with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document and, (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is an allowed claim in any such proceeding) of any Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by such Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Guarantor" shall mean each of VHS Holdco I and each Subsidiary Guarantor.

            "Guaranty" shall mean each of the Vanguard Guaranty, the VHS Holdco I Guaranty and the Subsidiaries Guaranty.

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any relevant governmental authority.

            "Health Care Asset" shall mean (a) a medical surgical facility, acute care facility or hospital, psychiatric hospital, surgical center, health maintenance organization, preferred provider organization, retirement center or physician practice, (b) any asset held or used in the conduct of the businesses of owning or operating any of the foregoing or any ancillary business related to any of the foregoing, including, without limitation, any medical office building, diagnostic center, physical therapy center, home health care services center, skilled nursing facility or other health care service provider and (c) the stock or other Equity Interests of any Person all or substantially all of whose assets consist of any of the foregoing.

            "Health Care Joint Venture" shall mean a Person engaged primarily in the operation of businesses utilizing Health Care Assets in which the Borrowers and their respective Wholly-Owned Subsidiaries collectively own less than 100% of the Equity Interests.

            "Holdco Finance Corp." shall mean Vanguard Holding Company I, Inc., a Delaware corporation.

            "Holdco Senior Discount Note Documents" shall mean the Holdco Senior Discount Note Indenture, the Holdco Senior Discount Notes and each other document or agreement relating to the issuance of the Holdco Senior Discount Notes.

            "Holdco Senior Discount Notes" shall mean VHS Holdco I's and Holdco Finance Corp.'s 11-1/4% Senior Discount Notes due 2015 issued pursuant to the Holdco Senior Discount Note Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "Holdco Senior Discount Notes" shall include any Exchange Holdco Senior Discount Notes issued pursuant to the Holdco Senior Discount Note Indenture in exchange for theretofore outstanding Holdco Senior Discount Notes, as contemplated by the Offering Memorandum and the definition of Exchange Holdco Senior Discount Notes.

            "Holdco Senior Discount Note Indenture" shall mean the Indenture, dated as of September 23, 2004, among VHS Holdco I, Holdco Finance Corp. and U.S. Bank National Association, as Trustee thereunder, as in effect on September 23, 2004 and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Holdings Guaranty" shall mean the guaranty of VHS Holdco I pursuant to Section 13.

            "Hospital Property" shall mean each psychiatric hospital or acute care hospital, and the campus and Real Property on which such hospital is located, owned, leased or operated by VHS Holdco II or any of its Subsidiaries (including the furniture, fixture and equipment thereon).

            "Immaterial Subsidiary" shall mean, at any date of determination, any Subsidiary of VHS Holdco I (other than either Borrower) (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period of VHS Holdco I for which financial statements have been delivered pursuant to Section 8.01(a) or (b) were less than 2% (or, if such Subsidiary is a Credit Party, 1%) of the consolidated total assets of VHS Holdco I and its Subsidiaries at such date, either individually, or in the aggregate taking into account the total assets of all other Immaterial Subsidiaries (or, if such Subsidiary is a Credit Party, all other Immaterial Subsidiaries which are Credit Parties) that have been excluded from Section 10A.05 pursuant to the provisions thereof, or (ii) whose gross revenues for such Test Period were less than 2% (or, if such Subsidiary is a Credit Party, 1%) of the consolidated gross revenues of VHS Holdco I and its Subsidiaries for such period either individually, or in the aggregate taking into account the gross revenues of all other Immaterial Subsidiaries (or, if such Subsidiary is a Credit Party, all other Immaterial Subsidiaries which are Credit Parties) that have been excluded from Section 10A.05 pursuant to the provisions thereof, in each case determined in accordance with GAAP.

            "Incremental Term Loan" shall have the meaning provided in Section 1.01(g).

            "Incremental Term Loan Borrowing Date" shall mean each date on which Incremental Term Loans are incurred pursuant to Section 1.01(g).

            "Incremental Term Loan Commitment" shall mean, for the respective Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental Term Loans pursuant to Section 1.01(g) on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to
Section 1.16(b) and (y) may be reduced pursuant to Section 4.02 or terminated pursuant to Sections 3.03 and/or 10A.

            "Incremental Term Loan Commitment Agreement" shall mean an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit C (appropriately completed as contemplated by this Agreement and with such modifications as may be acceptable to the Administrative Agent).

            "Incremental Term Loan Commitment Tranche Percentage" shall mean, with respect to any application of mandatory commitment reductions to the Incremental Term Loan Commitments as provided in Section 4.02(i)(ii) at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate amount of Incremental Term Loan Commitments at such time and the denominator of which is equal to the sum of (i) the aggregate amount of Incremental Term Loan Commitments at such time plus (ii) the Total Initial Sub-Tranche 3 Term Loan Commitment at such time.

            "Incremental Term Loan Lender" shall have the meaning provided in
Section 1.16(b).

            "Incremental Term Loan Maturity Date" shall mean for any Tranche of Incremental Term Loans, the maturity date for such Tranche of Incremental Term Loans set forth in the Incremental Term Loan Commitment Agreement relating thereto, provided that the Maturity Date for all Incremental Term Loans of a given Tranche shall be the same date.

            "Incremental Term Note" shall have the meaning provided in Section 1.05(a).

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person to the extent known and quantifiable, and (vii) all payments such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement; provided that this definition of Indebtedness shall not include Current Liabilities of such Person incurred in the ordinary course of business.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

            "Initial Sub-Tranche 1 Term Loan" shall have the meaning provided in
Section 1.01(a)(i).

            "Initial Sub-Tranche 1 Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 11.01 directly below the column entitled "Initial Sub-Tranche 1 Term Loan Commitment".

            "Initial Sub-Tranche 2 Term Loan" shall have the meaning provided in
Section 1.01(b).

            "Initial Sub-Tranche 2 Term Loan Borrowing Date" shall mean each date on which Initial Sub-Tranche 2 Term Loans are incurred pursuant to Section 1.01(b).

            "Initial Sub-Tranche 2 Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 11.01 directly below the column entitled "Initial Sub-Tranche 2 Term Loan Commitment," as same may be (x) terminated or reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10A or
(y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 14.04(b).

            "Initial Sub-Tranche 2 Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

            "Initial Sub-Tranche 2 Term Loan Commitment Termination Date" shall mean February 20, 2005.

            "Initial Sub-Tranche 3 Commitment Commission" shall have the meaning provided in Section 3.01(c).

            "Initial Sub-Tranche 3 Term Loan" shall have the meaning provided in
Section 1.01(c).

            "Initial Sub-Tranche 3 Term Loan Borrowing Date" shall mean each date on which Initial Sub-Tranche 3 Term Loans are incurred pursuant to Section 1.01(c).

            "Initial Sub-Tranche 3 Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 11.01 directly below the column entitled "Initial Sub-Tranche 3 Term Loan Commitment," as same may be (x) terminated or reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10A or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 16.04(b).

            "Initial Sub-Tranche 3 Term Loan Commitment Percentage" shall mean, with respect to any application of mandatory commitment reductions to the Total Initial Sub-Tranche 3 Term Loan Commitment as provided in Section 4.02(i)(i) at any time, a fraction (expressed as a percentage) the numerator of which is equal to the Total Initial Sub-Tranche 3 Term Loan Commitment at such time and the denominator of which is equal to the sum of (i) the Total Initial Sub-Tranche 3 Term Loan Commitment at such time plus (ii) the aggregate amount of Incremental Term Loan Commitments at such time.

            "Initial Sub-Tranche 3 Term Loan Commitment Termination Date" shall mean September 23, 2005.

            "Initial Term Loan Commitment", with respect to any Lender, shall mean such Lender's Initial Sub-Tranche 1 Term Loan Commitment, Initial Sub-Tranche 2 Term Loan Commitment or Initial Sub-Tranche 3 Term Loan Commitment, as the case may be.

            "Initial Term Loan Maturity Date" shall mean September 23, 2011.

            "Initial Term Loans" shall have the meaning provided in Section 1.01(c).

            "Initial Term Note" shall have the meaning provided in Section 1.05(a).

            "Intercompany Note" shall mean a promissory note evidencing the intercompany Indebtedness of VHS Holdco II and its Subsidiaries substantially in the form of Exhibit O.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Investment" shall have the meaning provided in Section 9.05.

            "Issuing Lenders" shall mean the Administrative Agent and any other Lender which at the request of the Borrowers and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. The only Issuing Lenders on the Initial Borrowing Date are the Administrative Agent and, with respect to the Existing Letters of Credit only, LaSalle Bank National Association.

            "Joinder Agreement" shall mean a Joinder in Subsidiaries Guaranty, Security Agreement and Pledge Agreement substantially in the form of Exhibit M.

            "Joint Lead Arrangers" shall have the meaning provided in the first paragraph hereof.

            "L/C Supportable Obligations" shall mean (i) obligations of VHS Holdco II or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations permitted to exist pursuant to this Agreement and (ii) such other obligations of the Borrowers or any of their respective Subsidiaries (other than in respect of the Existing Senior Subordinated Notes, the New Senior Subordinated Notes, any Permitted Subordinated Notes or any Permitted Senior Unsecured Notes) as are otherwise permitted to exist pursuant to (or otherwise not prohibited by) the terms of this Agreement.

            "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

            "Leasehold Mortgage" shall mean any Mortgage covering Mortgaged Property consisting of a Leasehold.

            "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13, 1.16 or 14.04(b).

            "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) in violation of the requirements of this Agreement or to fund its portion of any unreimbursed payment under
Section 2.04(c) or (ii) a Lender having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or 2.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(e).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lien evidenced by a financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Initial Term Loan, Revolving Loan, Swingline Loan and each Incremental Term Loan (if any).

            "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Management Group" means the group consisting of the board of directors, executive officers and other management personnel of any Credit Agreement Party on the Effective Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of any Credit Agreement Party was approved by a vote of a majority of the directors of such Credit Agreement Party then still in office who were either directors on the Effective Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of any Credit Agreement Party hired at a time when the directors on the Effective Date together with the directors so approved constituted a majority of the directors of such Credit Agreement Party

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(f).

            "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Initial Borrowing Date upon which the respective officer's certificate is delivered pursuant to Section 8.01(d) (together with the related financial statements pursuant to Section 8.01(a) or (b), as the case may be) in respect of the Borrowers' fiscal quarter ending

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March 31, 2005 and which shall end on the date of actual delivery of the next officer's certificates pursuant to Section 8.01(d) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Indebtedness" shall mean any Indebtedness of VHS Holdco I or any of its Subsidiaries the aggregate principal amount of which exceeds $10,000,000.

            "Maturity Date" shall mean, with respect to any Tranche of Loans, the Initial Term Loan Maturity Date, the Revolving Loan Maturity Date, the Incremental Term Loan Maturity Date for such Tranche of Incremental Term Loans or the Swingline Expiry Date, as the case may be.

            "Maximum Eurodollar Borrowing Number" shall mean (x) in the case of Initial Term Loans, 10, (y) in the case of Revolving Loans, 15, and (z) in the case of any Tranche of Incremental Term Loans, 10 or such other number as may be specified as the Maximum Eurodollar Borrowing Number for such Tranche in the respective Incremental Term Loan Commitment Agreement (although any Incremental Term Loan Commitment Agreement providing for Incremental Term Loans which will be added to an existing Tranche shall not specify a Maximum Eurodollar Borrowing Number for such Tranche which differs from the Maximum Eurodollar Borrowing Number already applicable to such Tranche).

            "Maximum Swingline Amount" shall mean $25,000,000.

            "Minimum Borrowing Amount" shall mean (i) for Swingline Loans, $100,000, (ii) for Revolving Loans, $1,000,000, (iii) for Initial Term Loans (other than Initial Sub-Tranche 3 Term Loans) $1,000,000, (iv) for Initial Sub-Tranche 3 Term Loans $50,000,000 and (v) for Incremental Term Loans, $1,000,000 or such other amount as may be specified in the respective Incremental Term Loan Commitment Agreement (although an Incremental Term Loan Commitment Agreement providing for the addition of Incremental Term Loans to an existing Tranche may not specify a different Minimum Borrowing Amount from that which already applies to the respective Tranche).

            "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

            "Morgan Stanley Holders" shall mean (a) the MSCP Group or (b) any investment fund or vehicle managed by any member of the MSCP Group or the general partner of any Person referred to in preceding clauses (a) or (b).

            "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

            "Mortgage Policy" shall have the meaning provided in Section 5A.10(ii).

            "Mortgaged Property" shall mean each parcel of Real Property owned or leased by any Credit Party, as applicable, which is encumbered by a Mortgage.

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

            "MSCP Group" shall mean Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., and Morgan Stanley Dean Witter Capital Invests IV, L.P.

            "NAIC" shall mean the National Association of Insurance
Commissioners.

            "Net Debt Proceeds" shall mean, with respect to each incurrence of Indebtedness for borrowed money by any Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable fees, costs and expenses associated therewith) received by such Person from the respective incurrence of such Indebtedness for borrowed money.

            "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any Equity Interests by any Person or any capital contribution to such Person, the cash proceeds (net of all fees and underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received by such Person from the respective sale or issuance of its Equity Interests or from the respective capital contribution.

            "Net Sale/Recovery Event Proceeds" shall mean, with respect to any Recovery Event or asset sale, the gross cash proceeds (including, in the case of any sale of assets, any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Recovery Event or sale of assets, net of (i) the reasonable costs and taxes of such Recovery Event or sale (including, in the case of any sale of assets, commissions, attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness or other obligation (other than Indebtedness under the Credit Documents or any Indebtedness owed to VHS Holdco I or a Subsidiary thereof) which is secured by the respective assets which were sold), (ii) the marginal increased amount of all taxes to the extent actually paid or payable in cash during (or within 365 days after) the fiscal year in which the respective Recovery Event or asset sale occurred as a direct consequence of such asset sale or Recovery Event and (iii) in the event of any such sale of assets owned by a non-Wholly-Owned Subsidiary that is a Non-Guarantor Subsidiary, net of amounts received by third Persons which own Equity Interests in such Subsidiary so long as such amounts do not exceed such Persons' proportionate share thereof (based upon such Persons' relative holdings of Equity Interests in such Subsidiary).

            "New Senior Subordinated Note Documents" shall mean the New Senior Subordinated Note Indenture, the New Senior Subordinated Notes and each other document or agreement relating to the issuance of the New Senior Subordinated Notes.

            "New Senior Subordinated Note Indenture" shall mean the Indenture, dated as of September 23, 2004, among Vanguard, each Credit Agreement Party, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee thereunder, as in effect on September 23, 2004 and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "New Senior Subordinated Notes" shall mean the Borrowers' 9% Senior Subordinated Notes due 2014 issued pursuant to the New Senior Subordinated Note Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "New Senior Subordinated Notes" shall include any Exchange New Senior Subordinated Notes issued pursuant to the New Senior Subordinated Note Indenture in exchange for theretofore outstanding New Senior Subordinated Notes, as contemplated by the Offering Memorandum and the definition of Exchange New Senior Subordinated Notes.

            "New Tranche" shall mean each Tranche of Term Loans other than the Tranche of Initial Term Loans.

            "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

            "Non-Guarantor Subsidiary" shall mean any Subsidiary of either Borrower not party to the Subsidiaries Guaranty.

            "Note" shall mean each Initial Term Note, each Revolving Note, each Incremental Term Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 101 North Tryon Street, Fifteenth Floor, Charlotte, North Carolina 28255, Attention: James Young, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            Offering Memorandum" shall mean the Offering Memorandum, dated September 17, 2004, in respect of the Holdco Senior Discount Notes and the New Senior Subordinated Notes.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 101 North Tryon Street, Charlotte, North Carolina 28255 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

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

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall have the meaning provided in Section 9.02(ix).

            "Permitted Acquisition Compliance Certificate" shall mean a certificate, signed by an Authorized Officer of the Borrowers, delivered to the Administrative Agent in connection with a Permitted Acquisition, which certificate shall represent and warrant that (i) the purchase agreement and all related agreements evidencing such acquisition shall, on the date such acquisition is consummated, have been duly executed and delivered by the parties thereto and shall be in full force and effect, (ii) the acquisition shall be consummated in all material respects in accordance with the purchase agreement, the related agreements evidencing such acquisition and all applicable law (excluding such violations of law which could not reasonably have, individually, or in the aggregate for all such violations, a material adverse effect on the business, assets, liabilities, operations or condition (financial or otherwise) of VHS Holdco I and its Subsidiaries taken as a whole), (iii) true and correct copies of the purchase agreement and related agreements evidencing such acquisition have been delivered to the Administrative Agent, (iv) both before and after giving effect to the proposed acquisition, no Default or Event of Default is or shall be in existence, and (v) VHS Holdco I is and will be in compliance with Sections 9.08, 9.09 and 9.10 on a Post-Test Period Pro Forma Basis after giving effect to the respective Permitted Acquisition and all Acquisition CapEx to be made in connection therewith. Such Compliance Certificate shall also (x) include a statement of all Acquisition CapEx required to be made in connection with such acquisition, (y) set forth the amount, if any, of the Retained Excess Cash Flow Amount to be used in connection with the respective Permitted Acquisition and (z) set forth the calculations required to establish whether the Borrowers are in compliance with the provisions of Sections 9.07 through 9.10, inclusive, and Section 9.17, both before and after giving effect to such Permitted Acquisition. Notwithstanding anything to the contrary above in this definition, in the event that a Permitted Acquisition Compliance Certificate is required to be delivered pursuant to Section 9.02(ix) and the Borrowers have not delivered a Permitted Acquisition Compliance Certificate covering any theretofore consummated Permitted Acquisitions, such required Permitted Acquisition Compliance Certificate shall include all of the representations and warranties (except clause (iii) above) set forth in the second preceding sentence (and include the information and calculations described in the immediately preceding sentence) with respect to all such theretofore consummated Permitted Acquisitions.

            "Permitted Cure Security" shall mean an equity security of VHS Holdco I having no mandatory redemption, repurchase or similar requirements prior to 91 days after the latest Maturity Date then in effect for all Tranches of Term Loans, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

            "Permitted Debt Securities" shall mean Permitted Senior Debt Securities or Permitted Senior Subordinated Debt Securities.

            "Permitted Encumbrances" shall mean, with respect to any Real Property, such exceptions to title which (i) individually or in the aggregate, do not materially detract from the value of such Real Property, (ii) in the case of Mortgaged Property described in Section 5A.10, are set forth on Schedule B to the Mortgage Policy relating to such Mortgaged Property or (iii) are otherwise acceptable to the Administrative Agent in its reasonable discretion.

            "Permitted Holder" shall mean each of (i) Blackstone, (ii) one or more of the executive officers of Vanguard as of the Initial Borrowing Date as listed in the Offering Memorandum under the caption "Management" (excluding any representatives of Blackstone and the Morgan Stanley Holders), (iii) the Management Group excluding those persons included in clause (ii) hereof, with respect to not more than 5% of the total voting power of the Equity Interests of VHS Holdco I and (iv) the Morgan Stanley Holders.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Permitted Refinancing Indebtedness" shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), the Indebtedness being Refinanced (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon),
(b) the Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under the Credit Documents, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any Collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

            "Permitted Senior Debt Securities" shall mean unsecured senior notes issued by VHS Holdco I and Holdco Finance Corp. (i) the terms of which do not provide for any scheduled repayment, mandatory redemptions or sinking fund obligation prior to the date on which the final maturity of the Holdco Senior Discount Notes occurs (as in effect on the Effective Date), (ii) the covenants, events of default, guarantees and other terms of which (other than interest and redemption premiums), taken as a whole, are not more restrictive to VHS Holdco I and the Subsidiaries than those in the Holdco Senior Discount Notes and (iii) of which no Subsidiary of VHS Holdco I (other than Holdco Finance Corp.) is an obligor under such notes.

            "Permitted Senior Subordinated Debt Securities" shall mean unsecured senior subordinated notes issued by the Borrowers, (i) the terms of which (1) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the New Senior Subordinated Notes occurs (as in effect on the Effective Date) and (2) provide for subordination to the Obligations under the Credit Documents to substantially the same extent as the New Senior Subordinated Note Indenture, (ii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to VHS Holdco I and the Subsidiaries than those in the New Senior Subordinated Note Documents and (iii) of which no Subsidiary of VHS Holdco I (other than any Credit Party) is an obligor under such notes.

            "Permitted Senior Unsecured Note Documents" shall mean all documentation (including, without limitation, any indenture or purchase agreement) entered into in connection with any issuance of Permitted Senior Unsecured Notes.

            "Permitted Senior Unsecured Notes" shall mean senior unsecured notes of the Borrowers (which may be guaranteed by Subsidiary Guarantors) issued pursuant to an effective registration statement under the Securities Act or Rule 144A thereunder and the terms of which (and conditions surrounding the issuance or incurrence of which) satisfy the relevant requirements of Section 9.04(xx).

            "Permitted Subordinated Note Documents" shall mean all documentation (including, without limitation, any indenture or purchase agreement) entered into in connection with any issuance of Permitted Subordinated Notes.

            "Permitted Subordinated Notes" shall mean unsecured subordinated debt securities of the Borrowers (which may be guaranteed on a subordinated basis by Subsidiary Guarantors), the terms of which (and conditions surrounding the issuance of which) satisfy the relevant requirements of Section 9.04(xvii).

            "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of income to or Indebtedness of, a physician or healthcare professional providing service to patients in the service area of a hospital or other health care facility operated by VHS Holdco II or any of its Subsidiaries made or given by VHS Holdco II or any of their respective Subsidiaries (i) in the ordinary course of its business, and (ii) pursuant to a written agreement having a period not to exceed five years.

            "Plan" shall mean any "employee benefit plan" as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) VHS Holdco I or a Subsidiary of VHS Holdco I or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which VHS Holdco I, or a Subsidiary of VHS Holdco I or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5A.06.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Post-Test Period Pro Forma Basis" shall mean the making of calculations on a pro forma basis in accordance with, and to the extent required by, the provisions of Section

11.02, giving effect to the adjustments required to be made therein for determinations on a Post-Test Period Pro Forma Basis.

            "Prime Lending Rate" shall mean the rate announced by the Administrative Agent from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean the making of any calculation on a pro forma basis in accordance with, and to the extent required by, the provisions of
Section 11.02 hereof, but without making the adjustments described therein for determinations to be made on a Post-Test Period Pro Forma Basis.

            "Pro Forma Consolidated Leverage Ratio" shall mean the ratio of (x) the total indebtedness (net of actual cash on hand as of June 30, 2004) of VHS Holdco I and its Subsidiaries that would be required to be reflected as indebtedness on a consolidated balance sheet of VHS Holdco I dated June 30, 2004 (pro forma to give effect to the Transaction) and prepared in accordance with GAAP to (y) consolidated EBITDA of Vanguard and its Subsidiaries for the Test Period ended on June 30, 2004, as reported in the Offering Memorandum.

            "Projections" shall mean the financial assumptions and projections prepared by VHS Holdco I, dated August 2004 in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

            "Qualified Preferred Stock" means any preferred Equity Interest of VHS Holdco I or any of its Subsidiaries which by its terms (i) is not exchangeable or convertible into any Indebtedness of VHS Holdco I or any of its Subsidiaries, (ii) do not require any cash payment of dividends or distributions at any time that such cash payment would result in a Default or Event of Default and (iii) is not subject to any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the date occurring 91 days following the latest Maturity Date then in effect for all Tranches of Term Loans, except, in the case of the preferred stock issued to Baptist Health Services prior to the Initial Borrowing Date, for the mandatory put provisions set forth in Sections 3.3, 3.4 and 3.6 of the Restrictive Shareholders' Agreement described in clause (i) of the definition thereof (as same as in effect in the date hereof).

            "Quarterly Payment Date" shall mean the first Business Day of each December, March, June and September occurring after the Initial Borrowing Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by VHS Holdco I or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of VHS Holdco I or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

            "Refinanced Term Loans" shall have the meaning provided in Section 14.12(c).

            "Refinance" shall have the meaning provided in the definition of the term "Permitted Refinancing Indebtedness", and "Refinanced" shall have a meaning correlative thereto.

            "Refinancing" shall mean (i) the consummation of the refinancing and repayment and satisfaction in full of all amounts outstanding under, and the termination of all commitments in respect of, the Existing Credit Agreement and
(ii) the consummation of the Tender Offer and Consent Solicitation.

            "Register" shall have the meaning provided in Section 14.04(c).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall have the meaning provided such term in CERCLA.

            "Relevant Incremental Term Loan Commitment Percentage" shall mean, with respect to any mandatory reduction of any Incremental Term Loan Commitment of any Tranche at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate amount of Incremental Term Loan Commitments of such Tranche at such time and the denominator of which is equal to the aggregate amount of all Incremental Term Loan Commitments of all Tranches at such time.

            "Relevant Term Loan Percentage" shall mean, with respect to any voluntary prepayment or mandatory repayment of a particular Tranche of Term Loans at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans at such time.

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

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Replacement Term Loans" shall have the meaning provided in Section 14.12(c).

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under PBGC Regulation Section 4043.

            "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans and Revolving Loan Commitments (or after the termination of the Revolving Loan Commitments, outstanding Revolving Loans and RL Percentage of outstanding principal of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the outstanding principal amount of all Term Loans of Non-Defaulting Lenders and the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding principal of Swingline Loans and Letter of Credit Outstandings at such time).

            "Restrictive Shareholders' Agreements" shall mean and include (i) that certain Amended and Restated Agreement between the Shareholders of VHS Acquisition Subsidiary Number 5, Inc., dated September 1, 2004 and (ii) that certain Agreement between the Shareholders of VHS Acquisition Subsidiary Number 3, Inc. dated June 1, 2002.

            "Retained Excess Cash Flow Amount" shall initially mean $0, provided that (x) on each Excess Cash Payment Date where Excess Cash Flow for the relevant Excess Cash Payment Period is in excess of $1,000,000, the Retained Excess Cash Flow Amount shall be increased (so long as any required repayments of Term Loans are made as required by Section 4.02(g)) by an amount equal to that portion of Excess Cash Flow for the relevant Excess Cash Payment Period in excess of $1,000,000 which is permitted to be retained by the Borrowers pursuant to the provisions of Section 4.02(g), (y) on the date any Permitted Acquisition is effected which involves a utilization of the Retained Excess Cash Flow Amount as then in effect in accordance with the provisions of clause (z) of the first proviso to Section 9.02(ix) or the provisions of clause (z) of Section 9.05(xxv), as the case may be, the Retained Excess Cash Flow Amount shall be reduced by the aggregate amount of consideration so justified under such respective provision and (z) the Retained Excess Cash Flow Amount shall be reduced on the date of the making of any Capital Expenditure pursuant to Section 9.07(e)(ii) by the amount thereof.

            "Revolving Loan" shall have the meaning provided in Section 1.01(d).

            "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 14.04(b).

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

            "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Revolving Loan Maturity Date" shall mean September 23, 2010.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "S&P" shall mean Standard & Poor's Ratings Group and its successors.

            "Scheduled Incremental Term Loan Repayment" shall have the meaning provided in Section 4.02(c).

            "Scheduled Incremental Term Loan Repayment Date" shall have the meaning provided in Section 4.02(c).

            "Scheduled Initial Term Loan Repayment" shall mean each repayment of Initial Term Loans pursuant to Section 4.02(b)(i).

            "Scheduled Initial Term Loan Repayment Date" shall have the meaning provided in Section 4.02(b)(i).

            "Scheduled Term Loan Repayment" shall have the meaning provided in
Section 4.02(c).

            "Scheduled Term Loan Repayment Date" shall have the meaning provided in Section 4.02(c).

            "SEC" shall have the meaning provided in Section 8.01(g).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

            "Secured Creditors" shall have the meaning provided in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
5A.09.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

            "Shareholders" shall mean each Person which owns any shares of any class of capital stock of VHS Holdco I on the Initial Borrowing Date.

            "Specified Construction Project" shall mean a construction project undertaken by VHS Holdco II or a Subsidiary Guarantor for the construction of a Hospital Property or other Health Care Assets (including for this purpose any construction project for the addition of hospital bed capacity) that are to be owned by VHS Holdco II or such Subsidiary Guarantor provided that (i) a project shall constitute a Specified Construction Project only if the respective Health Care Assets are to be owned by VHS Holdco II or such Subsidiary Guarantor and have been designated as a "Specified Construction Project" in writing (prior to or after the Effective Date) by the Borrowers to the Administrative Agent, which writing shall certify compliance with the requirements of this definition, and shall set forth the calculations (in reasonable detail) required to establish compliance with the requirements of succeeding clause (v), (ii) no Default or Event of Default shall exist on the date of any designation of a project as a Specified Construction Project, (iii) each project designated as a Specified Construction Project shall remain a Specified Construction Project until the first to occur of (x) the date which is two years after such project was designated by the Borrowers as a Specified Construction Project (which designation shall not occur any later than the first date on which actual construction has commenced on the Specific Construction Project) and (y) the first day on which respective Health Care Asset provides treatment or other health services to its first patient, (iv) on the earlier of the dates specified in preceding clause (iii), the respective construction project shall cease to constitute a Specified Construction Project and (v) at the time of the designation of such construction project as a "Specified Construction Project" the Borrowers shall be in compliance with Section 9.10 on a Post-Test Period Pro Forma Basis. In addition, to the extent VHS Holdco II or any Subsidiary Guarantor purchases any Real Property as contemplated in the last sentence of
Section 9.07(d), the requirement set forth in clauses (ii) and (v) of the immediately preceding sentence are satisfied at the time of such purchase and the Borrowers notify the Administrative Agent in writing that it wishes to treat such Real Property as a Specified Construction Project, such Real Property shall be deemed to be a Specified Construction Project for the purposes hereof for a period not to exceed 15 months, at which time such Real Property shall cease to be a Specified Construction Project unless the Borrowers designate such Real Property as a "Specified Construction Project" in writing as provided in clause
(i) of the immediately preceding sentence and each of the other requirements set forth above in this definition are satisfied at such time.

            "Specified Default" shall mean and include each of (i) a Default under Sections 10A.01 or 10A.05 and (ii) an Event of Default.

            "Sponsors" shall mean Blackstone and the Morgan Stanley Holders.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

            "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined giving effect to any and all increases to such maximum amount contemplated by the terms of such Letter of Credit or the documentation related to the issuance thereof and without regard to whether any conditions to drawing could then be met).

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5A.07.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time and the management of which is controlled, directly or indirectly, by such Person or through one or more Subsidiaries of such Person. Except as otherwise specified herein or unless the context otherwise requires, references in this Agreement to one or more "Subsidiaries" are to Subsidiaries of VHS Holdco I.

            "Subsidiary Guarantor" shall mean each Domestic Subsidiary of VHS Holdco I designated as a "Subsidiary Guarantor" on Schedule 7.14 hereto or which executes the Subsidiaries Guaranty after the Initial Borrowing Date pursuant to
Section 8.13 or pursuant to the Subsidiaries Guaranty, provided that (i) any such Person shall cease to constitute a Subsidiary Guarantor upon its release from the Subsidiaries Guaranty in accordance with this Agreement and the Subsidiaries Guaranty and (ii) VHS Phoenix Health Plan, Inc. shall not be a Subsidiary Guarantor on the Initial Borrowing Date.

            "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Lender" shall mean Bank of America and its successors and assigns.

            "Swingline Loan" shall have the meaning provided in Section 1.01(e).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Syndication Date" shall mean the date (if any) upon which the Joint Lead Arrangers determine (and notify the Borrowers) that the primary syndication (and resultant

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

addition of Persons as Lenders pursuant to Section 14.04(b)) has been successfully completed (to the satisfaction of the Joint Lead Arrangers).

            "Tax Benefit" shall have the meaning provided in Section 4.04(c).

            "Tax Distribution" shall mean any distribution described in Section 9.03(ix) in respect of taxes.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Tender Offer and Consent Solicitation" shall have the meaning provided in Section 5A.05(e).

            "Tender Offer and Consent Solicitation Materials" shall mean (i) that certain Offer to Purchase and Consent Solicitation Statement of Vanguard relating to the Existing Senior Subordinated Notes and dated July 27, 2004, and
(ii) that certain form Consent and Letter of Transmittal related to such Offer to Purchase and Consent Solicitation Statement.

            "Term Loans" shall mean the Initial Term Loans and the Incremental Term Loans of a New Tranche (and shall also include any Replacement Term Loans).

            "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of VHS Holdco I ended immediately prior to such Start Date for which the financial statements required by Section 8.01(a) or (b), as the case may be, have been delivered as contemplated by the definition of Margin Reduction Period.

            "Test Period" shall mean each period of four consecutive fiscal quarters of VHS Holdco I (taken as one accounting period).

            "Total Assets" means, with respect to any Person, the consolidated total assets of such Person and its consolidated Subsidiaries, determined in accordance with GAAP; provided that in determining Total Assets of any group of Non-Guarantor Subsidiaries, such Total Assets shall be determined for all such Non-Guarantor Subsidiaries on a combined basis without duplication.

            "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

            "Total Initial Sub-Tranche 1 Term Loan Commitment" shall mean, at any time, the sum of the Initial Sub-Tranche 1 Term Loan Commitments of each of the Lenders at such time.

            "Total Initial Sub-Tranche 2 Term Loan Commitment" shall mean, at any time, the sum of the Initial Sub-Tranche 2 Term Loan Commitments of each of the Lenders at such time.

            "Total Initial Sub-Tranche 3 Term Loan Commitment" shall mean, at any time, the sum of the Initial Sub-Tranche 3 Term Loan Commitments of each of the Lenders at such time.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two Tranches on the Initial Borrowing Date (consisting of the Initial Term Loan Commitments, the Total Revolving Loan Commitment and the extensions of credit (i.e., Initial Term Loans, Revolving Loans, Swingline Loans and Letters of Credit) pursuant thereto. In addition, any Incremental Term Loans extended after the Initial Borrowing Date shall be made pursuant to the Tranche of Initial Term Loans or one or more additional Tranches which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.16.

            "Transaction" shall mean, collectively, (i) the consummation of the VHS Acquisition, (ii) the consummation of the Common Equity Financing, (iii) the consummation of the Refinancing, (iv) the consummation of the VHS Contribution,
(v) the redemption of all outstanding 8.0% PIK Preferred Stock, (vi) the conversion of (a) the Convertible Subordination Debt and (b) the 6.25% PIK Preferred Stock into common equity of Vanguard, in each case immediately prior to the consummation of the VHS Acquisition, (vii) the entering into of the Credit Documents and the incurrence of all Loans hereunder or the Initial Borrowing Date, (viii) the issuance of the New Senior Subordinated Notes, (ix) the issuance of the Holding Senior Discount Notes and (x) the payment of fees and expenses in connection with the foregoing.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the accumulated benefit obligation under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unused Capital Expenditures Amount" shall have the meaning provided in Section 9.07(c).

            "Unutilized Revolving Loan Commitment" with respect to any Lender at any time shall mean such Lender's Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time; provided that the Unutilized Revolving Loan Commitment of the Swingline Lender shall at any time be reduced (but not below zero) by the aggregate amount of Swingline Loans made by it which are then outstanding.

            "Vanguard" shall mean Vanguard Health Systems, Inc., a Delaware corporation.

            "Vanguard Guaranty" shall have the meaning provided in Section
5A.08.

            "VHS Acquisition" shall mean the acquisition by VHS Holdings LLC of all of the outstanding capital stock of Vanguard pursuant to the VHS Acquisition Agreement.

            "VHS Acquisition Agreement" shall mean that certain Agreement and Plan of Merger by and among VHS Holdings LLC, Health System Acquisition Corp. and Vanguard, dated as of July 23, 2004.

            "VHS Acquisition Documents" shall mean (i) the VHS Acquisition Agreement and (ii) all other agreements and documents governing, or relating to, the VHS Acquisition.

            "VHS Contribution" shall mean the contribution by Vanguard of all of its assets (including Equity Interests) held by it (either directly or indirectly) to the Borrowers.

            "VHS Contribution Documents" shall mean the documents and agreements entered into in connection with the VHS Contribution.

            "VHS Holdco I" shall have the meaning provided in the first paragraph of this Agreement.

            "VHS Holdco II" shall have the meaning provided in the first paragraph of this Agreement.

            "VHS Holdings LLC" shall mean VHS Holdings LLC, a Delaware limited liability company.

            "Waivable Prepayment" shall have the meaning provided in Section 4.02(k).

            "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

            "Wholly-Owned Domestic Subsidiary" shall mean each Wholly-Owned Subsidiary that is incorporated or organized in the United States or any State hereof.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time. Except as otherwise specified herein or unless the context otherwise requires, references in this Agreement to one or more "Wholly-Owned Subsidiaries" are to Wholly-Owned Subsidiaries of VHS Holdco I.

            11.02 Certain Pro Forma Calculations. (a) For purposes of calculating Consolidated EBITDA for any Test Period for purposes of this Agreement, the following rules shall apply:

            (i) if at any time during the respective Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) VHS Holdco II or any of its Subsidiaries shall have made any Disposition, Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets or Equity Interests which are the subject of such Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) applicable thereto for such Test Period; provided that if any Disposition is of Equity Interests in a Subsidiary of any Borrower which remains a Subsidiary after giving effect to such Disposition, Consolidated EBITDA shall be adjusted to give pro forma effect thereto (as if such disposition occurred on the first day of the respective Test Period) in accordance with the rules set forth in the definitions of Consolidated Net Income and Consolidated EBIT contained herein;

            (ii) if during such Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) VHS Holdco II or any of its Subsidiaries shall have made any Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such Acquisition had occurred on the first day of such Test Period;

            (iii) if during such Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) any Person that became a Subsidiary or was merged with or into any Borrower or any of its Subsidiaries since the beginning of such Test Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by VHS Holdco II or a Subsidiary of VHS Holdco II during such Test Period, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period; and

            (iv) pro forma calculations of Consolidated EBITDA, whether pursuant to this Section 11.02 or otherwise, shall not give effect to anticipated cost savings and/or increases to Consolidated EBITDA for the relevant period, except in cases of Acquisitions for factually supportable and identifiable pro forma cost savings and/or increases to Consolidated EBITDA for the relevant period (in each case reasonably expected to occur within one year of the respective date of acquisition) that are attributable to such Acquisition, in which case such adjustments shall be permitted so long as same are demonstrated in writing by VHS Holdco I (with supporting calculations) to the Administrative Agent at the time of the relevant Acquisition; provided further, that the add backs for cost savings and/or increases to Consolidated EBITDA for any Test Period for all Acquisitions (whether being determined on a Pro Forma Basis or a Post-Test Period Pro Forma Basis) shall not, without the written consent of the Required Lenders, exceed the greater of (x) 15% of Consolidated EBITDA for the relevant Test Period, as calculated on a Pro Forma Basis or Post-Test Period Pro Forma Basis, as the case may be, after giving effect to such additions and (y) $40 million.

            (b) For purposes of calculating Consolidated Debt and Consolidated Senior Debt for purposes of this Agreement, all determinations of Consolidated Debt and Consolidated Senior Debt shall be made based on the actual amount of Consolidated Debt or Consolidated Senior Debt, as the case be, outstanding on the last day of the respective Test Period or, in the case of determinations being on a Post-Test Period Pro Forma Basis, on the date of the respective determination, except that for all purposes, other than calculations of the Consolidated Leverage Ratio (and component defined terms, as used therein) for purposes of determining Applicable Margins and for the purposes of determining compliance with the proviso contained in Section 9.11(a)(i), (i) Consolidated Debt and Consolidated Senior Debt, as the case may be, shall be calculated to exclude all Indebtedness which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness being excluded has been incurred to finance one or more Specified Construction Projects which, on the last date of the respective Test Period or, in the case of determinations being made on a Post-Test Period Pro Forma Basis, on the date of the respective determination, remain at such time Specified Construction Projects and (ii) during the first year immediately following the date when a Specified Construction Project ceases to constitute same, Consolidated Debt and Consolidated Senior Debt shall be calculated to exclude
(1) during the first four months beginning after the date the respective Specified Construction Project ceased to constitute same, all Indebtedness which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project, (2) during the second four months beginning after the date the respective Specified Construction Project ceased to constitute same, two-thirds of the amount of all Indebtedness which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and (3) during the third four months beginning after the date the respective Specified Construction Project ceased to constitute same, one-third of the amount of all Indebtedness which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project; provided that no more than an aggregate amount of Indebtedness equal to 0.75 multiplied by VHS Holdco I's Consolidated EBITDA for the relevant Test Period (determined on a Pro Forma Basis or Post-Test Period Pro

Forma Basis, as the case may be) shall be permitted to be so excluded pursuant to the provisions of preceding clauses (i) and (ii).

            (c) For purposes of calculating Consolidated Cash Interest Expense for any Test Period for purposes of this Agreement, the following rules shall apply:

            (i) Consolidated Cash Interest Expense shall be determined for the respective Test Period based on actual Consolidated Cash Interest Expense; provided that such amount shall be adjusted to give pro forma effect (as if the events described below occurred on the first day of the respective Test Period, based on the historical rates which would have been applicable thereto in the case of pro forma determinations of Indebtedness which would have been outstanding for periods when same was not actually outstanding) to (x) all incurrences of Indebtedness incurred to finance any Acquisition during the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, on the date of determination) to the extent the respective Indebtedness remains outstanding on the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, on the date of determination) and (y) all to permanent repayments of Indebtedness described in immediately preceding clause (x) actually made during such Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, through the date of determination) made with net cash proceeds of events of the type described in Sections 4.02(d), (f) and/or
      (h), whether or not such net cash proceeds were required to be used permanently to repay Loans hereunder; and

            (ii) notwithstanding anything to the contrary contained above, (x) with respect to each Specified Construction Project which remains a Specified Construction Project on the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, on the date of determination), Consolidated Cash Interest Expense shall be calculated by excluding any cash interest expense attributable to Indebtedness incurred to finance the respective Specified Construction Project, so long as VHS Holdco I certifies in reasonable detail the respective Indebtedness and related Consolidated Cash Interest Expense being excluded as provided above in this clause (ii) and (y) for determinations of Consolidated Cash Interest Expense where the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs within the first year immediately following the date when the Specified Construction Project ceased to constitute same, Consolidated Cash Interest Expense shall be calculated to exclude (1) if the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs before the end of the first four months beginning after the date the respective Specified Construction Project ceased to constitute same, all Consolidated Cash Interest Expense which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and the Consolidated Cash Interest Expense relating thereto being excluded as provided above in this subclause (1), (2) if the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs during the four months following the end of the period described in clause (1) above, two-thirds of the Consolidated Cash Interest Expense which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and the Consolidated Cash Interest Expense relating thereto being excluded as provided above in this subclause (2), and (3) if the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs during the four months following the end of the period described in clause (2) above, one-third of the Consolidated Cash Interest Expense which would otherwise have been included therein to the extent VHS Holdco I certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and the Consolidated Cash Interest Expense relating thereto being excluded as provided above in this subclause (3); provided if any Indebtedness (where the related Consolidated Cash Interest Expense would otherwise be excluded in whole or in part pursuant to the foregoing provisions of this clause (ii)) related to a Specified Construction Project is included in Consolidated Debt or Consolidated Senior Debt by virtue of the proviso to Section 11.02(b) above, the related Cash Interest Expense shall likewise be included in Consolidated Cash Interest Expense (and shall not be excluded pursuant to the preceding provisions of this clause (ii)).

            SECTION 12. The Administrative Agent and the Joint Lead Arrangers.

            12.01 Appointment and Authority. Each of the Lenders and the Issuing Lenders hereby irrevocably appoint Bank of America to act on its behalf as the Administrative Agent and as Collateral Agent for such Lender (for purposes of this Section 12 and Section 14.01, the term "Administrative Agent" shall include Bank of America in its capacity as Collateral Agent hereunder and pursuant to the Security Documents), Citicorp North America, Inc. as Syndication Agent and BAS and Citigroup Global Markets Inc. as Joint Lead Arrangers hereunder and under the other Credit Documents and authorizes the Administrative Agent and each other Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent, the other Agents, the Lenders and the Issuing Lenders, and neither VHS Holdco I nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

            12.02 Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with VHS Holdco I or any Subsidiary or other Affiliate thereof as if such Person were not the an Agent hereunder and without any duty to account therefor to the Lenders.

            12.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to VHS Holdco I or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10 and 14.12) or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or an Issuing Lender.

            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            12.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of

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a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lenders prior to the making of such Loan or the issuance of such Letter of Credit. The Lenders acknowledge and agree that the Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            12.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            12.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and VHS Holdco I. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with VHS Holdco I, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Section 12 and Section
14.13 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

            (b) Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and the Swingline Lender; provided that any such resignation as an Issuing Lender or the Swingline Lender shall not become effective with respect to the Administrative Agent's obligations as an Issuing Lender or Swingline Lender, as the case may be, under outstanding Letters of Credit or Swingline Loans until such time as such obligations have been discharged in accordance with the following sentence. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent as an Issuing Lender and the Swingline Lender, (b) the retiring Administrative Agent, in its capacity as a Issuing Lender and the Swingline Lender, shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

            12.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lenders acknowledge that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

            12.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Joint Lead Arranger, a Lender or the Issuing Lenders hereunder.

            12.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.01 and 14.01(b)) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lenders to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections
3.01 and 14.01(b).

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lenders any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

            12.10 Collateral and Guaranty Matters. The Lenders and the Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Total Commitment and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and the expiration or termination of all Letters of Credit, (ii) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of as part of or in connection with any sale, transfer or other disposition permitted hereunder or under any other Credit Document (other than a sale, transfer or other disposition to VHS Holdco II or any of its Subsidiaries), or (iii) subject to Section 14.12, if approved, authorized or ratified in writing by the Required Lenders;

            (b) to subordinate any Lien granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 9.01; and

            (c) to release any Subsidiary Guarantor from its obligations under the Subsidiaries Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or otherwise in accordance with this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiaries Guaranty pursuant to this Section 12.10.

            SECTION 13. Holdings Guaranty.

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

            13.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by VHS Holdco I from the proceeds of the Loans and the issuance of the Letters of Credit, VHS Holdco I hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations. If any of the Guaranteed Obligations becomes due and payable hereunder, VHS Holdco I unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, together with any and all reasonable expenses which may be actually incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event VHS Holdco I agrees that any such judgment, decree, order, settlement or compromise shall be binding upon VHS Holdco I, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrowers, and VHS Holdco I shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            13.02 Bankruptcy. Additionally, VHS Holdco I unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence in respect of any Borrower of any of the events specified in
Section 10A.05, and unconditionally promises to pay such indebtedness on demand, in Dollars.

            13.03 Nature of Liability. The liability of VHS Holdco I hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by VHS Holdco I, any other guarantor or by any other party, and the liability of VHS Holdco I hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and VHS Holdco I waives any right to the deferral or modification of its respective obligations hereunder by reason of any such proceeding.

            13.04 Independent Obligation. The obligations of VHS Holdco I hereunder are independent of the obligations of any other guarantor, any other party or the Borrowers, and a separate action or actions may be brought and prosecuted against VHS Holdco I whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. VHS Holdco I waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to VHS Holdco I.

            13.05 Authorization. VHS Holdco I authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, increased or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may substitute the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of VHS Holdco I from its liabilities under this Guaranty.

            13.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            13.07 Subordination. Any of the indebtedness of any Borrower now or hereafter owing to VHS Holdco I is hereby subordinated to the Guaranteed Obligations of the Borrowers; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to VHS Holdco I shall be collected, enforced and received by VHS Holdco I for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of VHS Holdco I under the other provisions of this Guaranty. Prior to the transfer by VHS Holdco I of any note or negotiable instrument evidencing any of the indebtedness of any Borrower to VHS Holdco I shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, VHS Holdco I hereby agrees with the Guaranteed Creditors that VHS Holdco I will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            13.08 Waiver. (a) VHS Holdco I waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. VHS Holdco I waives any defense based on or arising out of any defense of any Borrowers, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of VHS Holdco I hereunder except to the extent the Guaranteed Obligations have been paid.

            (b) VHS Holdco I waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. VHS Holdco I assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances, bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which VHS Holdco I assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise VHS Holdco I of information known to them regarding such circumstances or risks.

            13.09 Enforcement. The Guaranteed Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and no Guaranteed Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Guaranteed Creditors upon the terms of this Guaranty and the Security Documents.

            SECTION 14. Miscellaneous.

            14.01 Payment of Expenses, etc. (a) The Borrowers jointly and severally agree that they shall: (i) only if the Initial Borrowing Date occurs, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of counsel, which shall be limited to the fees and expenses of White & Case LLP and such other relevant local counsel as may be retained in connection with security matters), in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of the Administrative Agent, the Collateral Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Collateral Agent and, following an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agents and each Lender, and each of their respective Affiliates, officers, directors, employees, representatives, agents, trustees and advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by VHS Holdco I or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by VHS Holdco I or any of its Subsidiaries, the non-compliance of any Real Property owned, leased or operated by VHS Holdco I or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against VHS Holdco I, any of its Subsidiaries or any Real Property owned, leased or at any time operated by VHS Holdco I or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision) or to the extent incurred as a result of actions taken by a party other than VHS Holdco I or its Subsidiaries after the Real Property is no longer owned, leased or operated by VHS Holdco I or its Subsidiaries). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            (b) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) of this Section to be paid by the Borrowers to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Affiliates of any of the foregoing, each Lender (or, with respect to such unpaid amounts required to be paid to the Issuing Lender only, each Lender with a Revolving Loan Commitment or outstanding Revolving Loans) severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Affiliates, as the case may be, such Lender's "percentage" (as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) and, in the case of reimbursements by the Lenders with a Revolving Loan Commitment or outstanding Revolving Loans, assuming that all outstanding Term Loans have been repaid in full and all existing Initial Sub-Tranche 1 Term Loan Commitments, Initial Sub-Tranche 2 Term Loan Commitments and Incremental Term Loan Commitments (if any) have been terminated) of any such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its respective capacity as such, or against any Affiliate of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (b) shall be several.

            14.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of its Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit

Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER (OTHER THAN THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT) SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR THE REQUIRED LENDERS (OR, TO THE EXTENT REQUIRED BY SECTION 14.12 OF THIS AGREEMENT, ALL OF THE LENDERS), IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY SUCH LENDER WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT, AS THE CASE MAY BE, SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT.

            14.03 Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to VHS Holdco I, the Borrowers, the Administrative Agent, the Collateral Agent, any Issuing Lender or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule II or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the Issuing Lender and the Swingline Lender.

            Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall, unless the Administrative Agent otherwise prescribes, be deemed to have been given (i) in the case of notices and other communications sent to an e-mail address, upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) in the case of notices or communications posted to an Internet or intranet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            (c) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Agents, the Collateral Agent, and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

            (d) Reliance by Administrative Agent and Lenders. The Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Lender and the Lenders shall each be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) believed by it in good faith to have been given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify each Agent-Related Persons and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by the respective such Person in good faith to have been given by or on behalf of the Borrowers or any other Credit Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. In addition, the Borrowers hereby waive the right to dispute the Administrative Agent's or the Swingline Lender's record of the terms of such telephonic notice of Borrowing or prepayment of Loans (absent manifest error).

            14.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, beneficiaries of the indemnification provisions set forth herein) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment and/or (without duplication) Loans subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans; (iii), except in the case of assignments by the Administrative Agent and the Syndication Agent to their respective Affiliates, any assignment of a Revolving Loan Commitment must be approved by each of the Administrative Agent, each Issuing Lender and the Swingline Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 1.10, 1.11, 2.06, 4.04 and 14.01 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

            (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Notice Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.04(c).

            (d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or VHS Holdco I's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letters of Credit Outstandings and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, except to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement or to 14.07(a) shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating or (iv) release all or substantially all of the Guarantors under the Subsidiary Guaranty (except as expressly provided in the Subsidiaries Guaranty) supporting the Loans under which such participant is participating. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 1.10, 1.11,
2.06 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 14.02 as though it were a Lender, provided such Participant agrees to be subject to Section 14.06(b) as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 1.10, 1.11, 2.06, or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a non-U.S. Lender for purposes of Section 4.04 if it were a Lender shall not be entitled to the benefits of Section 4.04 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.04 as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) As used herein, the following terms have the following meanings:

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) so long as no Event of Default exists, a Borrower and (iii) in the case of any assignment of a Revolving Commitment, each Issuing Lender and the Swingline Lender (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include VHS Holdco I or any of VHS Holdco I's Subsidiaries or Affiliates, other than any Fund administered by Blackstone.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

            (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrowers and the Lenders, resign as an Issuing Lender and/or (ii) upon 30 days' notice to the Borrowers, resign as Swingline Lender. In the event of any such resignation as an Issuing Lender or Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as an Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as an Issuing Lender, it shall retain all the rights and obligations of an Issuing Lender hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Lender (including the right to require the Lenders to fund risk participations in Unpaid Drawings pursuant to Section 2.04(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Mandatory Borrowings pursuant to Section 1.01(f).

            (i) Notwithstanding anything to the contrary contained in Section 14.04(b) above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above in said Section, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning Lender from its obligations as an Issuing Lender with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning Issuing Lender, that it shall be responsible for such amounts).

            (j) At the time of each assignment pursuant to Section 14.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate IRS Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitment and outstanding

Obligations pursuant to Section 1.13 or Section 14.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            14.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

            14.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, any Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            14.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved

(except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders) ("GAAP"); provided that, (i) except as otherwise specifically provided herein, all computations of Excess Cash Flow, Consolidated Cash Interest Expense, Consolidated Debt, Consolidated EBIT, Consolidated EBITDA, Consolidated Interest Coverage Ratio, Consolidated Leverage Ratio, Consolidated Net Income, Consolidated Senior Debt and Consolidated Senior Leverage Ratio (in each case including component defined terms) and all computations determining compliance with Sections 9.08, 9.09 and 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrowers referred to in Section 7.05(a) and (ii) the Holdco Senior Discount Notes shall be deemed not to be outstanding for the purposes of any calculation of Consolidated Debt (other than with respect to the definition of Designated Hospitals Acquisition).

            (a) All computations of interest, any Commitment Commission, and other Fees hereunder shall be made (i) in the case of Base Rate Loans based on the Prime Lending Rate, on the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and (ii) in all other cases, on the actual number of days over a year of 360 days (in each case including the first day but excluding the last day).

            14.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF VHS HOLDCO I AND THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF VHS HOLDCO I AND THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF VHS HOLDCO I AND THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE CREDIT PARTY AT ITS ADDRESS SPECIFIED IN SCHEDULE II, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF VHS HOLDCO I AND THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER

CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION.

            (a) EACH OF VHS HOLDCO I AND THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            14.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with VHS Holdco I, the Borrowers and the Administrative Agent.

            14.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which VHS Holdco I, the Borrowers, each Lender, the Administrative Agent and the Joint Lead Arrangers shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that same has been signed and mailed to it.

            14.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            14.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly and adversely modified in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents in connection with an asset sale permitted pursuant to Section 9.02) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 14.12,
(iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (v) release all or substantially all of the Subsidiary Guarantors (except as expressly provided in the Subsidiaries Guaranty in connection with an asset sale permitted pursuant to Section 9.02), (vi) release VHS Holdco I from the Holdings Guaranty, (vii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or (viii) amend, modify or waive any provisions of Section 14.06(a) providing for payments to be made ratably to the Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in determining any ratable share pursuant to Section 14.06(a) and adjustments to any such Section may be made consistent therewith); provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision herein or in any other Credit Document as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (6) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (7) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Term Loan Repayment, or amend the definition of Supermajority Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans are included on the Effective Date), (8) in cases where any Incremental Term Loans are being added to an existing Tranche of Term Loans pursuant to Section 1.16, without the consent of the Supermajority Lenders of the respective Tranche (determined before giving effect to the additions to such Tranche), alter any of the requirements contained in Section 1.16(c), and
(9) without the consent of the Majority Lenders of each Tranche of Term Loans and, in the case of Section 1.16(a)(ix), the Total Revolving Loan Commitment amend or modify the provisions of Section 1.16(a)(ix) or (x), as the case may be.

            (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (viii), inclusive, of the first proviso to
Section 14.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrowers, if the respective Lender's individual consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Commitments and/or Loans under the respective Tranche of the respective non-consenting Lender which gave rise to the need to obtain such a Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents (or acknowledges that it would have consented) to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment, Initial Sub-Tranche 2 Term Loan Commitment or Initial Sub-Tranche 3 Term Loan Commitment (if such Lender's individual consent is required as a result of such Commitment) and/or repay the outstanding Loans of such Lender under each Tranche which gave rise to the need to obtain such a Lender's individual consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(d) and/or 4.01(b), provided that, unless the Commitments that are terminated, and the Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrowers shall not have the right to replace a Lender, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 14.12(a).

            (c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, VHS Holdco I, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a particular Tranche (but in the case of Initial Term Loans only after no Initial Term Loan Commitments exist) ("Refinanced Term Loans") with a replacement "B" term loan tranche hereunder which shall be Loans hereunder ("Replacement Term Loans"); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced

Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing, (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest Maturity Date for Term Loans in effect immediately prior to such refinancing and (e) the Borrowers shall be required to pay (jointly and severally) the fee described in Section 3.01(h) upon any refinancing of any Term Loans as contemplated under this
Section 14.12(c) occurring on or prior to September 23, 2005.

            14.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

            14.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            14.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 14.15, each Lender agrees that it will not disclose without the prior written consent of the Borrowers (other than to its directors, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.15 to the same extent as such Lender) any information with respect to any Credit Party or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 14.15(a), (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees with such Lender for the benefit of the Borrowers to be subject to the confidentiality provisions of this Section 14.15(a) and (vii) to any prospective or actual counterparty (including its advisors) to any swap, derivative or securitization transaction relating to the Borrowers and their obligations under this

Agreement, provided that such prospective or actual counterparty (including its advisors) agrees with such Lender for the benefit of the Borrowers to be subject to the confidentiality provisions of this Section 14.15(a).

            (b) Each Credit Agreement Party hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 14.15 to the same extent as such Lender), it being understood that for purposes of this Section 14.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Lender as well as any direct or indirect Subsidiary of such holding company.

            14.16 Limitation on Increased Costs, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Lender gives notice to the Borrowers that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, or reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 14.16 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.

            14.17 USA Patriot Act Notice. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

            SECTION 15. Nature of Borrower's Obligations

            15.01 Nature of Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Term Loans, Revolving Loans, Swingline Loans and Letter of Credit Outstandings and all other Obligations pursuant to this Agreement and under any Note (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of VHS Holdco II and the Co-Borrower. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranties.

            15.02 Independent Obligation. The obligations of each Borrower with respect to the Obligations are independent of the obligations of the other Borrower or any guarantor, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

            15.03 Authorization. Each of the Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) exercise or refrain from exercising any rights against any other Borrower or any guarantor or others or otherwise act or refrain from acting;

            (b) release or substitute any other Borrower, endorsers, guarantors or other obligors;

            (c) settle or compromise any of the Obligations of any other Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

            (d) apply any sums paid by any other Borrower or any other Person, howsoever realized to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or

            (e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

            15.04 Reliance. It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.

            15.05 Contribution; Subrogation. No Borrower shall have any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until the Total Commitments have been terminated and all Obligations have been paid in full in cash.

            15.06 Waiver. Each Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against any other Borrower, any guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any guarantor or any other party or on or arising out of any defense of any other Borrower, any guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                        VANGUARD HEALTH HOLDING
                            COMPANY I, LLC

                        By: /s/ Joseph D. Moore
                            --------------------------------------
                            Title: Executive Vice President, Chief
                            Financial Officer & Treasurer

                        VANGUARD HEALTH HOLDING
                            COMPANY II, LLC

                        By: /s/ Joseph D. Moore
                            --------------------------------------
                            Title: Executive Vice President, Chief
                            Financial Officer & Treasurer

                        VANGUARD HOLDING COMPANY II, LLC

                        By: /s/ Joseph D. Moore
                            --------------------------------------
                            Title: Executive Vice President, Chief
                            Financial Officer & Treasurer

                        BANK OF AMERICA, N.A.,
                            Individually and as Administrative Agent

                        By: /s/ Kevin Wagley
                            --------------------------------------
                            Title: Principal

                        BANC OF AMERICA SECURITIES LLC,
                            as a Joint Lead Arranger

                        By: /s/ Robert A. Schleusner
                            --------------------------------------
                            Title: Principal

                        CITICORP NORTH AMERICA, INC.,
                          Individually and as Syndication Agent

                        By: /s/ John Peruzzi
                            --------------------------------------
                            Title: Director

                        CITIGROUP GLOBAL MARKETS INC.,
                            as a Joint Lead Arranger

                        By: /s/ John Peruzzi
                            --------------------------------------
                            Title: Director

                        GENERAL ELECTRIC CAPITAL
                            CORPORATION,  Individually and as a
                            Co-Documentation Agent

                        By: /s/ Earl F. Smith III
                            --------------------------------------
                            Title: Duly Authorized Signatory

                        LASALLE BANK, NATIONAL
                            ASSOCIATION, Individually and as a
                            Co-Documentation Agent

                        By: /s/ Sarah Rusher
                            --------------------------------------
                            Title: First Vice President

                        WACHOVIA BANK, NATIONAL
                            ASSOCIATION, Individually and as a Co-
                            Documentation Agent

                        By: /s/ Jeanette A. Griffin
                            --------------------------------------
                            Title: Vice President

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        BEAR STEARNS CORPORATE LENDING INC.

                        By: /s/ Victor Bulzacchelli
                            --------------------------------------
                            Title: Vice President

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        MERRILL LYNCH CAPITAL CORPORATION

                        By: /s/ Michael E. O'Brien
                            --------------------------------------
                            Title: Vice President

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        KZH CYPRESSTREE-1 LLC

                        By: /s/ Dorian Herrera
                            --------------------------------------
                            Title: Authorized Agent

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        JPMORGAN CHASE BANK

                        By: /s/ Dawn Lee Lum
                            --------------------------------------
                            Title: Vice President

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 18, 2004, AMONG VANGUARD HEALTH SYSTEMS, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        KZH STERLING LLC

                        By: /s/ Dorian Herrera
                            --------------------------------------
                            Title: Authorized Agent

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        KZH SOLEIL-2 LLC

                        By: /s/ Dorian Herrera
                            --------------------------------------
                            Title: Authorized Agent

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        FIRST DOMINION FUNDING I

                        By: /s/ David H. Lerner
                            --------------------------------------
                            Title: Authorized Signatory

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        FIRST DOMINION FUNDING II

                        By: /s/ David H. Lerner
                            --------------------------------------
                            Title: Authorized Signatory

                        SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 23, 2004, AMONG VANGUARD HEALTH HOLDING COMPANY I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HEALTH HOLDING COMPANY II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VANGUARD HOLDING COMPANY II, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CITICORP NORTH AMERICA, INC., AS SYNDICATION AGENT, GENERAL ELECTRIC CAPITAL CORPORATIION, LASALLE BANK, NATIONAL ASSOCIATION AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENTS, AND BANC OF AMERICA SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS

                        PILGRIM CLO 1999-1 LTD
                        By: ING Investments, LLC as its investment
                        manager

                        By: /s/ William F. Nutting Jr.
                            --------------------------------------
                            Title: Vice President

                        SEQUILS - PILGRIM I, LTD
                        By: ING Investments, LLC as its investment
                        manager

                        By: /s/ William F. Nutting Jr.
                            --------------------------------------
                            Title: Vice President


                                TABLE OF CONTENTS

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
SECTION 1.            Amount and Terms of Credit..............................................................    1

         1.01         The Commitments.........................................................................    1
         1.02         Minimum Amount of Each Borrowing........................................................    5
         1.03         Notice of Borrowing.....................................................................    5
         1.04         Disbursement of Funds...................................................................    6
         1.05         Notes...................................................................................    7
         1.06         Conversions.............................................................................    9
         1.07         Pro Rata Borrowings.....................................................................    9
         1.08         Interest................................................................................    9
         1.09         Interest Periods........................................................................   10
         1.10         Increased Costs, Illegality, etc. ......................................................   12
         1.11         Compensation............................................................................   14
         1.12         Change of Lending Office................................................................   14
         1.13         Replacement of Lenders..................................................................   14
         1.14         Additional Provisions Regarding the Incurrence of Eurodollar
                        Loans Prior to the Syndication Date ..................................................   16
         1.15         Additional Provisions Regarding the Incurrence of Initial Sub-
                        Tranche 2 Term Loans and Initial Sub-Tranche 3 Term Loans ............................   16

         1.16         Incremental Term Loan Commitments.......................................................   17

SECTION 2.            Letters of Credit.......................................................................   21

         2.01         Letters of Credit.......................................................................   21
         2.02         Maximum Letter of Credit Outstandings; Final Maturities.................................   22
         2.03         Letter of Credit Requests; Minimum Stated Amount........................................   22
         2.04         Letter of Credit Participation..........................................................   23
         2.05         Agreement to Repay Letter of Credit Drawings............................................   24
         2.06         Increased Costs.........................................................................   25
         2.07         Applicability of ISP and UCP............................................................   26

SECTION 3.            Fees; Reductions of Commitment..........................................................   26

         3.01         Fees....................................................................................   26
         3.02         Voluntary Reduction and Termination of Unutilized Commitments...........................   28
         3.03         Mandatory Reduction of Commitments......................................................   29

SECTION 4.            Prepayments; Payments; Taxes............................................................   31

         4.01         Voluntary Prepayments...................................................................   31
         4.02         Mandatory Repayments....................................................................   32
         4.03         Method and Place of Payment.............................................................   38
         4.04         Net Payments; Taxes.....................................................................   38

                                      (i)

                                TABLE OF CONTENTS
                                   (continued)

SECTION 5A.           Conditions Precedent to Credit Events on the Initial Borrowing Date.....................   40

         5A.01        Execution of the Agreement; Notes.......................................................   41
         5A.02        Fees, etc...............................................................................   41
         5A.03        Opinion of Counsel......................................................................   41
         5A.04        Corporate Documents; Proceedings; etc...................................................   41
         5A.05        Consummation of the Transaction.........................................................   42
         5A.06        Pledge Agreement........................................................................   44
         5A.07        Subsidiaries Guaranty...................................................................   44
         5A.08        Vanguard Guaranty.......................................................................   44
         5A.09        Security Agreement......................................................................   44
         5A.10        Mortgages; Flood Certificates; etc......................................................   45
         5A.11        Adverse Change; Approvals; etc..........................................................   46
         5A.12        Pro Forma Balance Sheet; Projections....................................................   46
         5A.13        Solvency Certificate; Insurance Certificates............................................   46
         5A.14        Maximum Leverage Ratio; Minimum Availability............................................   47

SECTION 5B.           Conditions Precedent to each Incurrence of Incremental Term Loans.......................   47

         5B.01        Occurrence of Syndication Date..........................................................   47
         5B.02        Incremental Term Loan Commitment Agreement; Related Documentation.......................   47
         5B.03        Officer's Certificate...................................................................   47
         5B.04        Other Conditions Specified in the Relevant Incremental Term Loan Commitment Agreement...   47

SECTION 6.            Conditions Precedent to All Credit Events...............................................   47

         6.01         No Default; Representations and Warranties..............................................   47
         6.02         Notice of Borrowing; Letter of Credit Request...........................................   48

SECTION 7.            Representations and Warranties..........................................................   48

         7.01         Corporate and Other Status..............................................................   48
         7.02         Corporate or Partnership Power and Authority............................................   49
         7.03         No Violation............................................................................   49
         7.04         Governmental Approvals..................................................................   49
         7.05         Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. ..   50
         7.06         Litigation; Compliance with Laws........................................................   51
         7.07         True and Complete Disclosure............................................................   51
         7.08         Use of Proceeds; Margin Regulations.....................................................   52
         7.09         Tax Returns and Payments................................................................   52
         7.10         Compliance with ERISA...................................................................   53

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                                TABLE OF CONTENTS
                                   (continued)

         7.11         The Security Documents..................................................................   54
         7.12         Properties..............................................................................   55
         7.13         Capitalization..........................................................................   55
         7.14         Subsidiaries............................................................................   55
         7.15         Investment Company Act..................................................................   55
         7.16         Public Utility Holding Company Act......................................................   55
         7.17         Environmental Matters...................................................................   56
         7.18         Labor Relations.........................................................................   56
         7.19         Patents, Licenses, Franchises and Formulas..............................................   56
         7.20         Indebtedness............................................................................   57
         7.21         Hospital Properties.....................................................................   57
         7.22         Insurance...............................................................................   57
         7.23         Legal Names; Organizational Identification Numbers; Jurisdiction
                        and Type of Organization; etc. .......................................................   57
         7.24         Representations and Warranties in VHS Acquisition Agreement.............................   57

SECTION 8.            Affirmative Covenants...................................................................   58

         8.01         Information Covenants...................................................................   58
         8.02         Books, Records and Inspections..........................................................   60
         8.03         Maintenance of Property; Insurance, Reserves............................................   61
         8.04         Corporate Franchises....................................................................   61
         8.05         Compliance with Statutes, etc...........................................................   61
         8.06         Compliance with Environmental Laws......................................................   61
         8.07         ERISA...................................................................................   62
         8.08         End of Fiscal Years; Fiscal Quarters....................................................   62
         8.09         Payment of Taxes........................................................................   63
         8.10         Accreditation and Licensing.............................................................   63
         8.11         Additional Security; Further Assurances.................................................   63
         8.12         Use of Proceeds.........................................................................   65
         8.13         Guaranties by New Subsidiaries..........................................................   65
         8.14         Surveys; etc............................................................................   66

SECTION 9.            Negative Covenants......................................................................   66

         9.01         Liens...................................................................................   66
         9.02         Consolidation, Merger, Purchase or Sale of Assets, etc. ................................   69
         9.03         Dividends...............................................................................   74
         9.04         Indebtedness............................................................................   77
         9.05         Advances, Investments and Loans.........................................................   82
         9.06         Transactions with Affiliates............................................................   85
         9.07         Capital Expenditures....................................................................   87
         9.08         Consolidated Interest Coverage Ratio....................................................   89
         9.09         Consolidated Leverage Ratio.............................................................   90

                                      (iii)
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                                TABLE OF CONTENTS
                                   (continued)

         9.10         Consolidated Senior Leverage Ratio.....................................................    90
         9.11         Limitation on Payments of Certain Indebtedness; Modifications of
                         Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws
                         and Certain Agreements; etc.........................................................    91
         9.12         Limitation on Certain Restrictions on Subsidiaries.....................................    92
         9.13         Limitation on Issuance of Capital Stock................................................    93
         9.14         Business...............................................................................    93
         9.15         Limitation on Creation of Health Care Joint Ventures...................................    94
         9.16         No Designation of Other Indebtedness as "Designated Senior Indebtedness"...............    94
         9.17         Limitation on Assets Held By Non-Guarantor Subsidiaries................................    95

SECTION 10A.          Events of Default......................................................................    95

         10A.01       Payments...............................................................................    95
         10A.02       Representations, etc. .................................................................    95
         10A.03       Covenants..............................................................................    95
         10A.04       Default Under Other Agreements.........................................................    95
         10A.05       Bankruptcy, etc........................................................................    96
         10A.06       ERISA..................................................................................    96
         10A.07       Security Documents.....................................................................    96
         10A.08       Guaranties.............................................................................    97
         10A.09       Judgments..............................................................................    97
         10A.10       BHS Initial Borrowing Assets...........................................................    97
         10A.11       Subordination Provisions...............................................................    97
         10A.12       Change of Control......................................................................    97

SECTION 10B.          VHS Holdco I's Right to Cure...........................................................    98

SECTION 11.           Definitions and Accounting Terms.......................................................    99

         11.01        Defined Terms..........................................................................    99
         11.02        Certain Pro Forma Calculations.........................................................   141

SECTION 12.           The Administrative Agent and the Joint Lead Arrangers..................................   144

         12.01        Appointment and Authority..............................................................   144
         12.02        Rights as a Lender.....................................................................   144
         12.03        Exculpatory Provisions.................................................................   144
         12.04        Reliance by Administrative Agent.......................................................   145
         12.05        Delegation of Duties...................................................................   146
         12.06        Resignation of Administrative Agent....................................................   146
         12.07        Non-Reliance on Administrative Agent and Other Lenders.................................   147
         12.08        No Other Duties, Etc. .................................................................   147
         12.09        Administrative Agent May File Proofs of Claim..........................................   147

                                      (iv)
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                                TABLE OF CONTENTS
                                   (continued)

         12.10        Collateral and Guaranty Matters........................................................   148

SECTION 13.           Holdings Guaranty......................................................................   148

         13.01        The Guaranty...........................................................................   149
         13.02        Bankruptcy.............................................................................   149
         13.03        Nature of Liability....................................................................   149
         13.04        Independent Obligation.................................................................   149
         13.05        Authorization..........................................................................   150
         13.06        Reliance...............................................................................   151
         13.07        Subordination..........................................................................   151
         13.08        Waiver.................................................................................   151
         13.09        Enforcement............................................................................   152

SECTION 14.           Miscellaneous..........................................................................   152

         14.01        Payment of Expenses, etc. .............................................................   152
         14.02        Right of Setoff........................................................................   153
         14.03        Notices and Other Communications; Facsimile Copies.....................................   154
         14.04        Successors and Assigns.................................................................   156
         14.05        No Waiver; Remedies Cumulative.........................................................   160
         14.06        Payments Pro Rata......................................................................   160
         14.07        Calculations; Computations.............................................................   160
         14.08        GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.................   161
         14.09        Counterparts...........................................................................   162
         14.10        Effectiveness..........................................................................   162
         14.11        Headings Descriptive...................................................................   162
         14.12        Amendment or Waiver; etc...............................................................   162
         14.13        Survival...............................................................................   165
         14.14        Domicile of Loans......................................................................   165
         14.15        Confidentiality........................................................................   165
         14.16        Limitation on Increased Costs, etc. ...................................................   166
         14.17        USA Patriot Act Notice.................................................................   166

SECTION 15.           Nature of Borrower's Obligations.......................................................   166

         15.01        Nature of Obligations..................................................................   166
         15.02        Independent Obligation.................................................................   167
         15.03        Authorization..........................................................................   167
         15.04        Reliance...............................................................................   167
         15.05        Contribution; Subrogation..............................................................   167
         15.06        Waiver.................................................................................   168

                                      (v)

SCHEDULE 2.01(a)               Existing Letters of Credit
SCHEDULE 5A.10                 Real Property
SCHEDULE 7.14                  Subsidiaries
SCHEDULE 7.20                  Existing Indebtedness
SCHEDULE 7.22                  Insurance
SCHEDULE 7.23                  Legal Names; Organizational Identification Numbers; Jurisdiction of
                               Organization; Type of Organization; etc.
SCHEDULE 9.01(iii)             Existing Investments
SCHEDULE 9.05(xi)              Existing Liens
SCHEDULE 11.01                 Commitments
SCHEDULE 14.03(a)(i)           Notice Information


EXHIBIT A                      Notice of Borrowing
EXHIBIT B-1                    Initial Term Note
EXHIBIT B-2                    Revolving Note
EXHIBIT B-3                    Swingline Note
EXHIBIT B-4                    Incremental Term Note
EXHIBIT C                      Incremental Term Loan Commitment Agreement
EXHIBIT D                      Letter of Credit Request
EXHIBIT E                      Section 4.04(b)(ii) Certificate
EXHIBIT F-1                    Opinion of Simpson Thatcher & Bartlett LLP, Special Counsel to the Credit Parties
EXHIBIT F-2                    Opinion of Ronald P. Soltman, Esq., General Counsel to the Credit Parties
EXHIBIT G                      Officers' Certificate
EXHIBIT H                      Pledge Agreement
EXHIBIT I                      Subsidiaries Guaranty
EXHIBIT J                      Vanguard Guaranty
EXHIBIT K                      Security Agreement
EXHIBIT L                      Solvency Certificate
EXHIBIT M                      Compliance Certificate
EXHIBIT N                      Joinder Agreement
EXHIBIT O                      Intercompany Note
EXHIBIT P                      Subordination Agreement
EXHIBIT Q                      Assignment and Assumption Agreement

                                      (vi)